Filed Pursuant to Rule 424B5
Registration Nos. 333-60530 and 333-60530-01
Prospectus Supplement to Prospectus dated October 12, 2005
Metris Master Trust
Issuer
Metris Receivables, Inc.
Transferor
Direct Merchants Credit Card Bank, National Association
Servicer
$297,000,000 Class A Floating Rate Asset Backed Securities, Series 2005-2
$54,500,000 Class M Floating Rate Asset Backed Securities, Series 2005-2
$69,700,000 Class B Floating Rate Asset Backed Securities, Series 2005-2

	Class A securities		Class M securities		Class B securities

Principal amount	$297,000,000		$54,500,000		$69,700,000

Interest rate	one-month LIBOR + 0.04%		one-month LIBOR + 0.12%		one-month LIBOR + 0.28%

First interest payment date	December 20, 2005		December 20, 2005		December 20, 2005

Expected final payment date	September 20, 2007		September 20, 2007		September 20, 2007

Legal final maturity date	September 20, 2011		September 20, 2011		September 20, 2011

Price	$297,000,000	(100.000%)	$54,500,000	(100.000%)	$69,700,000	(100.000%)

Underwriters’ commission	$668,250	(0.225%)	$136,250	(0.250%)	$209,100	(0.300%)

Proceeds to transferor	$296,331,750	(99.775%)	$54,363,750	(99.750%)	$69,490,900	(99.700%)

Credit Enhancement—
• The Class M securities are subordinated to the Class A securities. Subordination of the Class M securities provides credit enhancement for the Class A securities.
• The Class B securities are subordinated to the Class A securities and the Class M securities. Subordination of the Class B securities provides credit enhancement for the Class A securities and the Class M securities.
• The trust is also issuing an interest in the trust called the excess collateral in the amount of $184,870,000. The excess collateral is subordinated to the Class A securities, the Class M securities and the Class B securities. Subordination of the excess collateral provides credit enhancement for the Class A securities, the Class M securities and the Class B securities.
Before you purchase these securities, be sure you understand the structure and the risks. You should carefully consider the risk factors beginning on page S-7 of this prospectus supplement.
These securities are interests in the trust only and are not obligations of Metris Receivables, Inc., Metris Companies Inc., Direct Merchants Credit Card Bank, National Association or any other person.
These securities are not deposits and neither the securities nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
This prospectus supplement may be used to offer and sell the securities only if accompanied by the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Underwriters of Class A securities, Class M securities and Class B securities
Joint Bookrunners

Banc of America Securities LLC	Barclays Capital	Deutsche Bank Securities
Co-Manager
HSBC
The date of this Prospectus Supplement is October 12, 2005

Important Notice about Information Presented in this
Prospectus Supplement and the Attached Prospectus
       We provide information to you about the securities in two separate documents: (a) the attached prospectus, which provides general information, some of which may not apply to your series of securities, and (b) this prospectus supplement, which describes the specific terms of your series of securities.
      If the terms of your series of securities vary between the description contained in this prospectus supplement and the description contained in the attached prospectus, you should rely on the information in this prospectus supplement.
      We include cross-references in this prospectus supplement and the attached prospectus to captions in these materials where you can find additional, related discussions. The following table of contents and the table of contents in the attached prospectus provide the pages on which these captions are located.
      This prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption “Glossary of Defined Terms” beginning on page S-55 in this prospectus supplement and beginning on page 62 in the attached prospectus.
To understand the structure of these securities, you must read carefully the attached prospectus and this prospectus supplement in their entirety.

Transaction Summary

Trust:	Metris Master Trust

Transferor:	Metris Receivables, Inc.

Servicer:	Direct Merchants Credit Card Bank, National Association, also referred to as “Direct Merchants Bank”

Trustee:	U.S. Bank National Association

Interest Rate Cap Provider:*	Barclays Bank PLC

Closing Date:	October 19, 2005

Annual Servicing Fee:	2.0%

Clearance and Settlement:	DTC/ Clearstream/ Euroclear

Trust Assets:	Receivables originated in revolving credit consumer credit card accounts, including recoveries on charged-off receivables

	Class A	Class M	Class B

Principal Amount:**	$297,000,000	$54,500,000	$69,700,000
Percentage of Series:**	49.0%	9.0%	11.5%
Anticipated Ratings:	Aaa/AAA/AAA	Aa2/AA/AA	A2/A/A
(Moody’s/ Standard & Poor’s/ Fitch)
Enhancement:	subordination of the Class M, the Class B and the excess collateral, and the interest rate caps	subordination of the Class B and the excess collateral, and the interest rate caps	subordination of the excess collateral and the interest rate caps
Interest Rate:	one-month LIBOR + 0.04% p.a.	one-month LIBOR + 0.12% p.a.	one-month LIBOR + 0.28% p.a.
Interest Accrual Method:	actual/360	actual/360	actual/360
Interest Payment Dates:	monthly on the 20th (unless the 20th is not a business day, in which case it will be the next business day)	monthly on the 20th (unless the 20th is not a business day, in which case it will be the next business day)	monthly on the 20th (unless the 20th is not a business day, in which case it will be the next business day)
Interest Rate Index Reset Date:	2 London business days before each interest payment date	2 London business days before each interest payment date	2 London business days before each interest payment date
First Interest Payment Date:	December 20, 2005	December 20, 2005	December 20, 2005
Commencement of Accumulation Period (subject to adjustment):	Last day of August 2006	Last day of August 2006	Last day of August 2006
Expected Final Payment Date:	September 20, 2007	September 20, 2007	September 20, 2007
Legal Final Maturity Date:	September 20, 2011	September 20, 2011	September 20, 2011

*	The interest rate caps will have a limited notional amount initially equal to the Initial Invested Amount of the Class A securities, the Class M securities and the Class B securities and the Class C Notes as described in this prospectus supplement.

**	The principal amount of the excess collateral is $184,870,000. The percentage of Series 2005-2 comprised by the excess collateral is 30.5%.

Page

Summary of Terms	S-1
Risk Factors	S-7
It may not be possible to find an investor to purchase your securities	S-7
Direct Merchants Bank may change the terms and conditions of the accounts in a manner that reduces collections	S-7
Social, economic and geographic factors can affect credit card payments and may cause a delay in or default on payments	S-7
Credit quality of the accounts in the trust may be eroded by the addition of new accounts	S-8
The interest rate on receivables may fluctuate differently than the interest rate on the securities, resulting in reduced payments to you	S-9
Consumer protection laws may impede collection efforts or reduce collections	S-9
Slower generation of receivables could reduce collections	S-10
The effect on securityholders of regulatory actions against Direct Merchants Bank is unclear	S-10
Regulatory enforcement actions against Direct Merchants Bank could result in delayed or reduced payments to you	S-12
Some interests could have priority over the trust’s interest in the receivables, which could cause delayed or reduced payments to you	S-13
Conservatorship, receivership, or bankruptcy of Direct Merchants Bank, Metris Companies Inc. or their affiliates could result in accelerated, delayed or reduced payments to you	S-14
There is a potential for early repayment due to non-performance under the interest rate caps	S-16
Issuance of additional series by the trust may affect the timing of payments to you	S-16
Securityholders of other series or classes may take actions which are opposed to your interests	S-17
The credit ratings of your securities are limited	S-17
Limited credit enhancement provided by the Excess Collateral could result in reduced payments to you	S-18
Subordinated classes bear additional risk	S-18
SEC investigation may have a negative impact on the trust	S-19
Legal proceedings may have a negative impact on Metris Companies Inc. which in turn could have a negative impact on the trust	S-20
Recent Developments	S-21
Glossary	S-21
Trust Credit Card Portfolio	S-21
General	S-21
Changing Credit Card Portfolio Due to Portfolio Acquisitions and Dispositions	S-21
Assessment of Fees and Finance and Other Charges	S-22
Delinquency and Loss Experience	S-22
Recoveries	S-24
The Receivables	S-24
Maturity Considerations	S-26
Accumulation Period	S-27
Early Amortization Period	S-28
Payment Rates	S-29
Revenue Yield Experience	S-30
Use of Proceeds	S-31
Description of Series Provisions	S-31
Interest Payments	S-31
Principal Payments	S-32
Postponement of Accumulation Period	S-33
Subordination	S-34
The Interest Rate Caps	S-35
Interest Rate Cap Provider	S-36
Allocation Percentages	S-36
Redirected Cash Flows	S-37
Redirected Principal Collections and Redirected Subordinate Principal Collections	S-38
Application of Collections	S-39
Coverage of Interest Shortfalls	S-43
Shared Principal Collections	S-44
Defaulted Receivables; Dilution	S-44
Investor Charge-Offs	S-44
Principal Funding Account	S-45
Accumulation Period Reserve Account	S-46
Paired Series	S-47
Defeasance	S-47
Final Payment of Principal; Termination	S-48
Pay Out Events	S-49
Servicing Compensation and Payment of Expenses	S-51
Reports to Securityholders	S-51
ERISA Considerations	S-51
General	S-51
Class A Securities, Class M Securities and Class B Securities	S-51
Underwriting	S-52
Glossary of Defined Terms	S-55
Annex I	A-I-1

Summary of Terms
       This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. It also provides general, simplified descriptions of matters that, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the attached prospectus.
      Do not rely upon this summary for a full understanding of the matters you need to consider for any potential investment in the securities.
      To understand all of the terms of the offering of the securities, read carefully this entire document and the attached prospectus.
The Trust
The securities will be issued by Metris Master Trust, which is a master trust formed in 1995.
The trustee is U.S. Bank National Association.
The Transferor and the Servicer
Metris Receivables, Inc. transfers receivables to the Metris Master Trust, which receivables Metris Receivables, Inc. acquired from Metris Companies Inc., and which receivables Metris Companies Inc. acquired from Direct Merchants Bank. Direct Merchants Bank continues to own the accounts in which these receivables arise.
Direct Merchants Bank services the receivables.
Offered Securities
The trust is offering:

•	$297,000,000 of Class A securities;

•	$54,500,000 of Class M securities; and

•	$69,700,000 of Class B securities.
In this document, references to the securities include Class A, Class M and Class B.
Only the Class A securities, the Class M securities and the Class B securities are offered by this prospectus supplement and the attached prospectus.
Beneficial interests in the securities may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.
The closing date for the issuance of the securities is expected to be October 19, 2005.
Interest Payments
Interest on the securities will be paid on the 20th day of each month or, if that day is not a business day, the next business day. The first interest payment date is December 20, 2005.
The Class A securities will bear interest at one-month LIBOR plus 0.04% per year.
The Class M securities will bear interest at one-month LIBOR plus 0.12% per year.
The Class B securities will bear interest at one-month LIBOR plus 0.28% per year.
Interest for the Class A securities, the Class M securities and the Class B securities will be calculated as follows:

Principal amount of the applicable security on first day of interest period	x	Number of days in interest period 360	x	Applicable rate for interest period
You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at (800) 934-6802.
Principal Payments
Principal of the Class A securities, the Class M securities, the Class B securities and the excess collateral is expected to be paid in full on September 20, 2007. We are scheduled to begin accumulating collections of principal receivables for payment to the Class A, Class M and Class B securityholders and the excess collateral holder starting at the close of business on August 31, 2006, but we may begin accumulating at a later date. No principal will be paid to the Class M securityholders until the Class A securityholders are paid in full, and no principal will be paid to the Class B securityholders until the Class A securityholders and the Class M securityholders are paid in full.
The securities are expected to be paid on the date noted above; however, principal may be paid earlier or later. Securityholders will not be entitled to any premium for early or late payment of principal. If certain adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the securities are not paid on the expected final payment date, collections of principal receivables will continue to be used to pay principal on the securities until the securities are paid or until September 20, 2011, whichever occurs first. September 20, 2011 is the legal final maturity date for your series.
See “Maturity Considerations,” “Description of Series Provisions—Allocation Percentages” and “—Principal Payments” in this prospectus supplement.
Excess Collateral
At the same time the securities are issued, the trust will issue an interest in the assets of the trust known as the excess collateral. The initial amount of the excess collateral is $184,870,000, which represents 30.5% of the initial aggregate principal amount of the securities plus the excess collateral. After the closing date and upon the merger of Metris Companies Inc. and HSBC Finance Corporation, the amount of excess collateral will likely be reduced. This reduction may be completed without securityholder consent; however, the reduction will be allowed only to the extent that each rating agency that has rated the Class A securities, the Class M securities, the Class B securities, and the Class C Notes has confirmed in writing that the reduction in the amount of excess collateral will not result in a reduction or withdrawal of its then-current rating of the Class A securities, the Class M securities, the Class B securities, or the Class C Notes.
The holder of the excess collateral will have voting and certain other rights as if the excess collateral were a subordinated class of securities. The excess collateral will be subordinated to the Class A securities, the Class M securities and the Class B securities.
The excess collateral is not offered by this prospectus supplement and the attached prospectus.
Enhancement
Subordination: Your securities feature credit enhancement by means of the subordination of other interests, which are intended to protect you from losses and shortfalls in cash flow. Credit enhancement for your series is for your series’ benefit only. Credit enhancement is provided to Class A by the following:

•	subordination of Class M;

•	subordination of Class B;

•	subordination of the excess collateral; and

•	payments under one or more interest rate caps.
Credit enhancement is provided to Class M by the following:

•	subordination of Class B;

•	subordination of the excess collateral; and

•	payments under one or more interest rate caps.
Credit enhancement is provided to Class B by the following:

•	subordination of the excess collateral; and

•	payments under one or more interest rate caps.
The effect of subordination is that the more subordinated interests will absorb any losses allocated to Series 2005-2, and make up any shortfalls in cash flow, before the more senior interests are affected. If the cash flow and any subordinated interests do not cover all losses allocated to Series 2005-2, your payments of interest and principal will be reduced and you may suffer a loss of principal.
For a more detailed description of the subordination provisions of Series 2005-2, see “Description of Series Provisions—Subordination” in this prospectus supplement. For a discussion of losses, see “Description of Series Provisions—Defaulted Receivables; Dilution” and “—Investor Charge-Offs” in this prospectus supplement. See “Risk Factors” in this prospectus supplement for more detailed discussions of the risks of investing in Series 2005-2.
Interest Rate Caps: Your securities will have the benefits of enhancement by means of payments under one or more interest rate caps to the limited extent described under “Description of Series Provisions—The Interest Rate Caps” in this prospectus supplement. This enhancement is for your series’ benefit only. The interest rate caps provide an additional resource for interest payments on the Class A securities, the Class M securities, the Class B securities and the Class C Notes, in that priority, if LIBOR is greater than 9.50%. The interest rate caps will, however, have a limited notional amount that at no time will exceed a specified percentage of the Class A securities, the Class M securities, the Class B securities and the Class C Notes.
Other Interests in the Trust

Other Series of Securities
The trust has issued numerous other series of securities and expects to issue additional series. A summary of the outstanding series is in “Annex I: Issued Series” at the end of this prospectus supplement. Annex I is incorporated into this prospectus supplement by reference. The issuance of future series will occur without prior review or consent by you or any other securityholder.

The Transferor Interest
The interest in the trust not represented by your series or by any other series is the transferor interest. The transferor interest is owned by the transferor. The transferor may, however, sell a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series or any other series.
Allocations
Direct Merchants Bank, as servicer, will allocate collections received and the amount of receivables that are not collected and are written off as uncollectible, called the default amount, among:

•	your series;

•	other series outstanding; and

•	the transferor interest in the trust.
The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of your series, the invested amount for your series will be $606,070,000.
You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. The invested amount of your series will decline as a result of principal payments and may decline due to charge-offs of receivables or other reasons. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see “Description of Series Provisions—Allocation Percentages” and “—Redirected Principal Collections and Redirected Subordinate Principal Collections” in this prospectus supplement.
Application of Collections

Finance Charge Collections
Your series’ share of finance charge collections will be applied each business day in the following order of priority:

•	to cover the interest payment due on the Class A securities;

•	to cover the interest payment due on the Class M securities;

•	to cover the interest payment due on the Class B securities;

•	to cover the interest payment due on the excess collateral;

•	to pay the daily fee due to the servicer;

•	to cover the interest payment due on additional securities, if any;

•	to cover your series’ allocation of the default amount;

•	to cover your series’ percentage of certain payments which the transferor is required, but fails, to make as a result of dilution, as described under “Description of Series Provisions—Defaulted Receivables; Dilution” in this prospectus supplement;

•	to reimburse certain reductions of the Class A invested amount resulting from charge-offs allocated to Class A;

•	to reimburse certain reductions of the Class M invested amount resulting from charge-offs allocated to Class M and from redirected Class M principal collections;

•	to reimburse certain reductions of the Class B invested amount resulting from charge-offs allocated to Class B and from redirected Class B principal collections;

•	to reimburse certain reductions of the excess collateral amount resulting from charge-offs allocated to the excess collateral and from redirected excess collateral principal collections; and

•	to make any required deposits to the accumulation period reserve account.
Any finance charge collections remaining will be distributed to the excess collateral holder.
See “Description of Series Provisions—Application of Collections” in this prospectus supplement for a more detailed description of the application of your series’ share of finance charge collections.

Principal Collections
Your series’ share of principal collections will be applied each business day as follows:

•	During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series’ share of principal collections will be treated as shared principal collections and may be available to make principal payments for other series.

•	The accumulation period is scheduled to begin at the close of business on August 31, 2006, but may begin at a later date. During the accumulation period, your series’ share of principal collections will be deposited in a trust account, up to a controlled deposit amount, for payment to the Class A securityholders, Class M securityholders, Class B securityholders and the excess collateral holder on the expected final payment date.

•	If a pay out event that applies to your series or to all series occurs, the early amortization period will begin. During the early amortization period, your series’ share of principal collections will be applied first to cover the principal payment due to Class A securityholders, then to cover the principal payment due to Class M securityholders, then to cover the principal payment due to Class B securityholders and finally to cover the principal payment due to the excess collateral holder.

•	During any of the above periods, principal collections allocable to the excess collateral amount, the Class B invested amount and the Class M invested amount may be reallocated and made available to pay amounts due to the Class A invested amount that have not been paid from your series’ share of finance charge collections and certain other sources. If required Class A amounts are satisfied, the excess collateral amount and the Class B invested amount also provide the same type of protection to the Class M invested amount. If required Class M amounts are satisfied, the excess collateral amount also provides the same type of protection to the Class B invested amount. Certain collections which are reallocated for Class A, Class M or Class B will not be made part of collections available to pay principal.

•	Any remaining principal collections will be first made available to other series and then paid to the transferor or deposited in the excess funding account.
Pay Out Events
Upon the occurrence of certain adverse events called pay out events, each month the trust will use collections of principal receivables allocated to your series to pay principal. See “Description of Series Provisions—Pay Out Events” in this prospectus supplement for a description of the pay out events that apply specifically to your series, and “Description of the Securities—Pay Out Events” in the attached prospectus for a description of the pay out events that apply to all series.
Optional Repurchase
The transferor (so long as the transferor is the servicer or an affiliate of the servicer) has the option to repurchase your securities when the invested amount for your series minus the portion of the excess collateral represented by the Class D Notes and the owner certificate retained by the transferor has been reduced to 10% or less of the initial invested amount minus the portion of the excess collateral represented by the Class D Notes and the owner certificate retained by the transferor. See “Description of Series Provisions—Final

Payment of Principal; Termination” in this prospectus supplement.
Registration
The securities will be delivered in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive instrument representing your securities. See “Description of the Securities— Definitive Securities” in the attached prospectus.
You may elect to hold your securities through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme or the Euroclear System, in Europe. See “Description of the Securities—Book-Entry Registration” and “—Definitive Securities” in the attached prospectus.
Tax Status
Skadden, Arps, Slate, Meagher & Flom LLP, as special federal income tax counsel to the transferor, is of the opinion that under existing law your securities will be characterized as debt for federal income tax purposes. By your acceptance of a security, you will agree to treat your securities as debt for federal, state and local income and franchise tax purposes. See “Material U.S. Federal Income Tax Consequences” in the attached prospectus for additional information concerning the application of federal income tax laws.
ERISA Considerations
For the reasons discussed under “ERISA Considerations” in this prospectus supplement and in the attached prospectus, none of the Class A securities, the Class M Securities or the Class B Securities is eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
For further information regarding the application of ERISA, see “ERISA Considerations” in this prospectus supplement and in the attached prospectus.
Security Ratings
The Class A securities are required to be rated in the highest rating category by at least two nationally recognized rating organizations. The Class M securities are required to be rated in one of the two highest rating categories by at least two nationally recognized rating organizations. The Class B securities are required to be rated in one of the three highest rating categories by at least two nationally recognized rating organizations. See “Risk Factors—The credit ratings of your securities are limited” in this prospectus supplement and “Security Ratings” in the attached prospectus for a discussion of the primary factors upon which these ratings are based as well as the limitations on the scope of these ratings.

The table above shows the total yield, charge-off rate and payment rate for the trust portfolio for each month from January 2002 to August 2005.
“Total yield” for any month means the total amount of collected finance charge receivables, including annual fees, recoveries and other charges, allocated to the trust for the month, expressed as a percentage of average daily outstanding principal receivables for the month.
The amount of “charge-offs” for any month is the amount of charged-off principal receivables recorded in the month expressed as a percentage of average daily outstanding principal receivables for the month.
The “payment rate” for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of the total outstanding receivables at the end of the previous month.

Risk Factors
       You should carefully consider the following risk factors in deciding whether to purchase the Class A securities, the Class M securities or the Class B securities described in this prospectus supplement.

It may not be possible to find an investor to purchase your securities	The underwriters may assist in resales of your securities, but they are not required to do so. A secondary market for any securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities. As a result, it may be difficult for you to resell your securities.

Direct Merchants Bank may change the terms and conditions of the accounts in a manner that reduces collections.	Except as described below, Direct Merchants Bank has agreed that it will not reduce the periodic finance charges it charges on the receivables or other fees on any account if that action would cause Direct Merchants Bank to reasonably expect that the portfolio yield would be less than the base rate for any series. However, if Direct Merchants Bank is required by law (including by direction of governmental authorities) to reduce those charges, or if Direct Merchants Bank determines that reductions are necessary to maintain its credit card business, based on its good faith assessment of its business competition, then Direct Merchants Bank can reduce periodic finance charges. Further, Direct Merchants Bank’s amortization plan established as a result of FFIEC and OCC guidelines includes a combination of actions to be taken on cardholder accounts such as reducing customers’ interest rates and/or increasing their required minimum payments. These actions are expected to have an overall effect of reducing the yield on the portfolio. See “—The effect on securityholders of regulatory actions against Direct Merchants Bank is unclear— January 2003 FFIEC Guidance” below.

Except as described below, Direct Merchants Bank has agreed that it will not change the terms of the accounts or its policies relating to the operation of its credit card business, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs. However, if Direct Merchants Bank is required by law (including by direction of governmental authorities) to change those terms or policies, or if Direct Merchants Bank reasonably believes a pay out event would not occur for any series and it takes the same action on its other substantially similar accounts, to the extent permitted by those accounts, then those terms or policies may be changed.

Social, economic and geographic factors can affect credit card payments and may cause a delay in or default on payments.	Changes in credit card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels, the public’s perception of the use of credit cards and changing attitudes about incurring debt and the stigma of personal bankruptcy. Economic factors include the rates of inflation, the unemployment rates and the relative interest rates offered for various types of loans. Moreover, adverse changes in economic conditions in states where cardholders are located could have a direct impact on the timing and amount of payments on the securities.

Political and military actions, such as those related to or in response to the events of September 11, 2001, could impact consumers’ credit card use and payment patterns. These actions could cause an adverse effect on general economic conditions, consumer confidence and general market liquidity.

In addition, existing and future federal and state legislation may affect the incurrence of consumer debt and payment of credit card balances. For example, under the Servicemembers Civil Relief Act, members of the military, including reservists, on active duty who have entered into obligations, such as incurring consumer credit card debt, before being called to active duty may be entitled to reductions in interest rates to a cap of 6% and a stay of collection efforts. Furthermore, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of a stay. The response of the United States to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. Although there is currently only a de minimus number of accounts and receivables in the trust that are subject to the Servicemembers Civil Relief Act, it is possible that the number of reservists and members of the National Guard placed on active duty status in the future may increase.

We cannot predict how any of these or other factors will affect repayment patterns or credit card use and, consequently, the timing and amount of payments on your series. Any reductions in the amount, or delays in the timing, of interest or principal payments will reduce the amount available for distribution on the securities.

Credit quality of the accounts in the trust may be eroded by the addition of new accounts.	In addition to the accounts already designated for the Metris Master Trust, Metris Receivables, Inc. is permitted to designate additional accounts for the trust portfolio and to transfer the receivables in those accounts to the trust. If certain conditions are satisfied, Metris Receivables, Inc. can also elect to automatically designate additional accounts for the trust portfolio and to transfer the receivables in those accounts to the trust. Any new accounts and receivables may have different terms and conditions than the accounts and receivables already in the trust, such as higher or lower fees or interest rates, or longer or shorter principal payment terms. Additionally, if certain conditions are satisfied, credit card receivables purchased by Metris Receivables, Inc. generated in accounts not currently designated for the trust may be included as additional accounts. The account originator’s underwriting criteria may be less or more stringent than the criteria applied to accounts currently designated for the trust. The new accounts and receivables may produce higher or lower collections or charge-offs over time than the accounts and receivables already in the trust portfolio and could tend to reduce the amount of collections allocated to your series.

Also, if Metris Receivables, Inc.’s percentage interest in the accounts of the trust falls to a minimum level, Metris Receivables, Inc. will be required to maintain that level by designating additional accounts for the trust portfolio and transferring the receivables in those accounts to the trust. This minimum level is currently zero. If Metris Receivables, Inc. is required to add accounts to the trust portfolio, it may not have any accounts available to be added to the trust portfolio. If Metris Receivables, Inc. fails to add accounts or otherwise fund the excess funding account when required, a “pay out event” will occur, and you could receive payment of principal sooner than expected. See “Description of the Securities—Addition of Trust Assets” in the attached prospectus.

The interest rate on receivables may fluctuate differently than the interest rate on the securities, resulting in reduced payments to you.	Finance charges on certain accounts in the Metris Master Trust accrue at a variable rate above a designated prime rate. The interest rate of your security is based on LIBOR. Changes in LIBOR might not be reflected in the prime rate, resulting in a higher or lower spread, or difference, between the amount of collections of finance charge receivables on the accounts and the amounts of interest payable on your securities and other amounts required to be funded out of collections of finance charge receivables.

A decrease in the spread between collections of finance charge receivables and interest payments on your securities could increase the risk of early repayment.

Consumer protection laws may impede collection efforts or reduce collections.	Federal and state consumer protection laws regulate the creation and enforcement of consumer loans. The United States Congress and the states may enact additional laws and amend existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges. These laws, as well as many new laws, regulations or rulings which may be adopted, may materially adversely affect the servicer’s ability to collect the receivables or Direct Merchants Bank’s ability to maintain previous levels of finance charges or fees. Changes or additions to those regulations could make it more difficult for Direct Merchants Bank to collect payments on the receivables or reduce the finance charges and other fees that Direct Merchants Bank can charge on credit card account balances.

Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. Direct Merchants Bank makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio. Subject to certain conditions described in the attached prospectus, Metris Receivables, Inc. must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law.

However, we do not anticipate that the trustee under the pooling and servicing agreement will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time Metris Receivables, Inc. has to correct the violation, is that Metris Receivables, Inc. must accept reassignment of the receivables affected by the violation, subject to certain conditions. See “Description of the Securities—Representations and Warranties” and “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in the attached prospectus.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. The securityholders could suffer a loss if no funds are available from credit enhancement or other sources. See “Description of Series Provisions—Defaulted Receivables; Dilution” and “—Investor Charge-Offs” in this prospectus supplement and “Description of the Securities—Defaulted Receivables; Dilution” and “—Investor Charge- Offs” in the attached prospectus.

Slower generation of receivables could reduce collections.	The receivables transferred to the trust may be paid at any time. We cannot assure the creation of additional receivables in those accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the trust could result in reduced collections on those receivables. See “Maturity Considerations” in this prospectus supplement and in the attached prospectus.

The effect on securityholders of regulatory actions against Direct Merchants Bank is unclear.	Direct Merchants Bank’s operations and its activities as a credit card lender are subject to periodic review and examination by federal regulators to assess compliance with federal laws and regulations regarding the safety and soundness of financial institutions and federal consumer protection laws. These regulators have broad discretion to issue or revise regulations, and to issue guidance, that may significantly affect Direct Merchants Bank and the way Direct Merchants Bank conducts business. For example, the banking regulators have issued guidelines that require financial institutions engaged in subprime lending (including Direct Merchants Bank) to carry higher levels of capital and credit loss reserves than other financial institutions. Banking regulators also have the authority to restrict distributions by Direct Merchants Bank.

Regulators are authorized to impose penalties for violations of various federal consumer protection laws and, in certain cases, to order a national bank to pay restitution to cardholders. Direct Merchants Bank’s activities as a credit card lender are subject to regular review and examination by federal regulators to assess compliance with these laws.

May 2001 Consent Order

On May 3, 2001, Direct Merchants Bank agreed to a Stipulation and Consent to the Issuance of a Consent Order with the Office of the Comptroller of the Currency (“OCC”). The Consent Order required Direct Merchants Bank to reimburse and make restitution to persons who applied for and received a credit card in connection with certain credit card solicitations from May 1996 to June 1, 2000. All restitution payments and excess funds disbursements were paid by December 31, 2002. Under the terms of the Stipulation and Consent, Direct Merchants Bank consented to the issuance of the Consent Order but made no admission or agreement on the merits of the OCC’s assertions. Direct Merchants Bank believes that neither its agreement to the Stipulation and Consent nor the issuance of the Consent Order will significantly affect its operations or capital position. However, we cannot assure you of this result. On October 23, 2002, the OCC determined that Direct Merchants Bank was in full compliance with the Consent Order.

December 2003 Modified Operating Agreement

On December 11, 2003, Direct Merchants Bank and Metris Companies Inc. entered into a Modified Operating Agreement with the OCC, which replaced its original Operating Agreement dated March 18, 2003. The Modified Operating Agreement was amended on April 7, 2005 to reduce the minimum amount of capital required to be held by Direct Merchants Bank, and was further modified on May 24, 2005 to remove the Assistant Deputy Comptroller for credit card banks from the list of OCC officials who must receive copies of written submissions from Direct Merchants Bank. The Modified Operating Agreement, as amended, requires, among other things, the following:

• Direct Merchants Bank must maintain an amount of Tier I capital, as defined in the instructions for the Consolidated Report of Condition and Income, of $100 million.

• Direct Merchants Bank may continue to pay dividends in accordance with applicable statutory and regulatory requirements, provided capital remains at the required level.

• Direct Merchants Bank must maintain liquid assets at the greater of $35 million or 100% of the average highest daily funding requirement for managed receivables.

• Direct Merchants Bank is required to continue to comply with the terms of the Liquidity Reserve Deposit Agreement.

• Direct Merchants Bank and Metris Companies Inc. are required to continue to comply with the terms of the Capital Assurance and Liquidity Maintenance Agreement.

If the OCC were to conclude that Direct Merchants Bank failed to adhere to any provision of the Modified Operating Agreement, as amended, the OCC could pursue various enforcement options and Direct Merchants Bank could face significant restrictions on growth, payments of dividends and operating activities. Ultimately, failure to adhere to such provisions could result in the regulators ordering Direct Merchants Bank to cease lending activities, assessing civil money penalties, initiating proceedings to terminate deposit insurance for Direct Merchants Bank or assuming control of Direct Merchants Bank.

January 2003 FFIEC Guidance

In January 2003, the Federal Financial Institutions Examination Council issued guidance with respect to account management, risk management, and loss allowance practices for institutions engaged in credit card lending. The guidance provides requirements for certain operational and accounting policies, which are designed to bring consistency in practice between institutions engaged in credit card lending. Beginning in 2003, Direct Merchants Bank began implementing the guidance and believes it is now in compliance with most aspects. Full implementation should occur by year-end 2005, at which time the credit card portfolio will be operating under minimum payment terms that should satisfy the amortization timeframes set forth by Direct Merchants Bank’s regulators. In addition, Direct Merchants Bank developed and has been executing against a multi-phased approach to address the receivable amortization aspects of this guidance. Direct Merchants Bank expects to utilize various methods to ensure reasonable receivable amortization of its accounts, including but not limited to limiting consecutive fee billings, implementing a fee billing cap, reducing customers’ interest rates and increasing the required minimum payment due. Other credit card companies will also be implementing similar changes to their customer accounts. The actions of other credit card companies, combined with Direct Merchants Bank’s changes, create additional uncertainty regarding future levels of delinquencies and charge-offs. Metris Companies Inc. does not anticipate any significant impact to 2005 excess spread. However, Metris Companies Inc. believes the changes will negatively impact the improvement Metris Companies Inc. otherwise would have seen in Metris Master Trust excess spread in 2006 and subsequent years because the actions are expected to have an overall effect of reducing the yield on the portfolio. The impact of fully adopting this guidance on Metris Companies Inc.’s customers and the performance of the credit card portfolio will not occur until 2006.

Banking regulators also are authorized to impose penalties for violations of the laws and regulations that they oversee, including, in certain cases, ordering Direct Merchants Bank to pay restitution to cardholders. Any new or more restrictive requirements could negatively impact Direct Merchants Bank’s operations or financial results, limit its growth prospects, reduce its returns on capital or require Direct Merchants Bank to raise additional capital.

Regulatory enforcement actions against Direct Merchants Bank could result in delayed or reduced payments to you.	Federal banking agencies have broad enforcement power over Direct Merchants Bank. If the appropriate banking regulatory authorities, including the OCC or the Federal Deposit Insurance Corporation (“FDIC”), were to conclude that any agreement or contract, including a securitization agreement, or the performance of any obligation under the pooling and servicing agreement or other transaction document constitutes an unsafe or unsound practice or violates any law, rule, regulation or written condition or agreement applicable to Direct Merchants Bank or would adversely affect the safety and soundness of Direct Merchants Bank, that regulatory authority has the power to order Direct Merchants Bank, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authority determines to be appropriate. If such an order were issued, payments to you could be delayed or reduced, Direct Merchants Bank may not be liable to you for contractual damages for complying with such an order, and you may have no recourse against the relevant regulatory authority. See “Certain Legal Aspects of the Receivables—Certain Regulatory Matters” in the attached prospectus.

Some interests could have priority over the trust’s interest in the receivables, which could cause delayed or reduced payments to you.	Each of Direct Merchants Bank and Metris Companies Inc. represents and warrants that its transfer of receivables is an absolute sale of those receivables. Metris Receivables, Inc. represents and warrants that its transfer of receivables to the trustee is either (a) an absolute sale of those receivables or (b) the grant of a security interest in those receivables. For a description of the trustee’s rights if these representations and warranties are not true, see “Description of the Securities—Representations and Warranties” in the attached prospectus.

Each of Direct Merchants Bank, Metris Companies Inc., and Metris Receivables, Inc. represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. If this is not true, the trustee’s interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

• a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the trustee;

• a tax, governmental, or other nonconsensual lien that attaches to the property of Direct Merchants Bank, Metris Companies Inc., or Metris Receivables, Inc. could have priority over the interest of the trustee in the receivables;

• the administrative expenses of a conservator, receiver, or bankruptcy trustee for Direct Merchants Bank or Metris Companies Inc. could be paid from collections on the receivables before securityholders receive any payments; and

• if insolvency proceedings were commenced by or against Direct Merchants Bank, or if certain time periods were to pass, the trustee may lose any perfected interest in collections held by Direct Merchants Bank and commingled with other funds.

Conservatorship, receivership, or bankruptcy of Direct Merchants Bank, Metris Companies Inc. or their affiliates could result in accelerated, delayed or reduced payments to you.	Direct Merchants Bank is chartered as a national banking association and is regulated and supervised by the OCC, which is authorized to appoint the FDIC as conservator or receiver for Direct Merchants Bank if certain events occur relating to Direct Merchants Bank’s financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Direct Merchants Bank.

Although Direct Merchants Bank treats its transfer of the receivables to Metris Companies Inc. as a sale, arguments may be made that these transfers constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act (“FDIA”), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables if:

• the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles,

• the financial institution received adequate consideration for the transfer,

• the parties intended that the transfer constitute a sale for accounting purposes, and

• the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

The purchase agreement relating to the transfer of the receivables by Direct Merchants Bank, and the transfer itself, are intended to satisfy all these conditions.

If a condition required under the FDIC’s regulations were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize Direct Merchants Bank’s transfer of the receivables. If the FDIC were successful, the FDIA would limit any damages to “actual direct compensatory damages” determined as of the date that the FDIC was appointed as conservator or receiver for Direct Merchants Bank. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize Direct Merchants Bank’s transfer of the receivables for a reasonable period following its appointment as conservator or receiver for Direct Merchants Bank. Therefore, if the FDIC were to reclaim, recover, or recharacterize Direct Merchants Bank’s transfer of the receivables, payments to you could be delayed or reduced.

Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize Direct

Merchants Bank’s transfer of the receivables, you could suffer a loss on your investment if:

• the purchase agreement relating to Direct Merchants Bank’s transfer of the receivables, or the transfer itself, were found to violate the regulatory requirements of the FDIA,

• Metris Companies Inc., Metris Receivables, Inc., or the trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables,

• the FDIC were to request a stay of any action by Metris Companies Inc., Metris Receivables, Inc., or the trustee to enforce the related purchase agreement, the pooling and servicing agreement or the securities, or

• the FDIC were to repudiate other parts of the related purchase agreement or the pooling and servicing agreement, such as any obligation to collect payments on or otherwise service the receivables.

If Metris Companies Inc. or any of its affiliates were to become a debtor in a bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, Metris Companies Inc. or any of its affiliates as debtor-in-possession or another interested party could argue that—

• Metris Companies Inc. did not sell the receivables to Metris Receivables, Inc. but instead borrowed money from Metris Receivables, Inc. and granted a security interest in the receivables;

• Metris Receivables, Inc. and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of Metris Companies Inc. or any of its affiliates; or

• the receivables are necessary for Metris Companies Inc. or any of its affiliates to reorganize.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

If Metris Companies Inc. or any of its affiliates were to enter bankruptcy, moreover, the trustee and the securityholders could be prohibited from taking any action to enforce the purchase agreement relating to the transfer of the receivables by Metris Companies Inc. or the pooling and servicing agreement against Metris Companies Inc. or those affiliates without the permission of the bankruptcy court. Securityholders also may be required to return payments already received if Metris Companies Inc. were to become a debtor in a bankruptcy case.

Regardless of any decision made by the FDIC or ruling made by a court, the fact that Direct Merchants Bank has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against Metris Companies Inc. or its affiliates could have an adverse effect on the liquidity and value of the securities and would cause a pay out event for this series and other series to occur.

In addition, regardless of the terms of the pooling and servicing agreement or the other transaction documents, or the instructions of those authorized to direct the trustee’s actions, the FDIC as conservator or receiver for Direct Merchants Bank or a court overseeing the bankruptcy case of Metris Companies Inc. or any of its affiliates may have the power:

• to prevent or require the commencement of an early amortization period,

• to prevent, limit, or require the early liquidation of receivables and termination of the trust, or

• to require, prohibit, or limit the continued transfer of receivables.

Furthermore, regardless of the terms of the pooling and servicing agreement or any other transaction document, the FDIC or a bankruptcy court (a) could prevent the appointment of a successor servicer or administrator, (b) could authorize Direct Merchants Bank to stop servicing the receivables or Metris Companies Inc. or any of its affiliates to stop providing administrative services for Metris Receivables, Inc. or (c) could increase the amount or the priority of the servicing fee due to Direct Merchants Bank or otherwise alter the terms under which Direct Merchants Bank services the receivables. If any of these events were to occur, payments to you could be delayed or reduced.

There is a potential for early repayment due to non-performance under the interest rate caps.	The transferor will obtain and pledge one or more interest rate caps to the trustee for the benefit of the holders of the Series 2005-2 securities. The interest rate caps provide an additional resource for interest payments on the Class A securities, Class M securities, Class B securities and the Class C Notes if LIBOR is greater than 9.50%. If any provider of an interest rate cap does not make any required payment under the interest rate cap within 30 days of the date that payment was due, and the transferor is unable to designate a replacement interest rate cap provider, a pay out event for Series 2005-2 will occur without any notice or other action on the part of the trustee or the holders of the Series 2005-2 securities. If a pay out event occurs, holders of the Series 2005-2 securities will begin receiving payments of principal earlier than they otherwise would have, which may shorten the average life and maturity of the Series 2005-2 securities. See “Description of Series Provisions—The Interest Rate Caps,” “—Interest Rate Cap Provider” and “—Pay Out Events” in this prospectus supplement.

Issuance of additional series by the trust may affect the timing of payments to you.	Metris Master Trust, as a master trust, may issue series of securities from time to time. All series of securities are payable from the receivables of the trust. The trust may issue additional series with terms that are different from your series without your prior review or consent. Before the trust can issue a new series, each rating agency that has rated an outstanding series must confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series.

However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series. See “Description of the Securities—New Issuances” in the attached prospectus and “Description of Series Provisions—Paired Series” in this prospectus supplement.

Securityholders of other series or classes may take actions which are opposed to your interests.	Securityholders of any series or any class within a series may need the consent or approval of a specified percentage of the investor interest of other series or a class of such other series to take or direct certain actions, including:

• to require the appointment of a successor servicer after Direct Merchants Bank, as servicer, defaults on its obligations under the pooling and servicing agreement;

• to amend the pooling and servicing agreement in some cases; and

• to direct a repurchase of all receivables after certain violations of Metris Receivables, Inc.’s representations and warranties.

The interests of the securityholders of any other series may not coincide with your interests, making it more difficult for any particular securityholder to achieve the desired results from such a vote.

The credit ratings of your securities are limited.	The initial ratings of your Series 2005-2 securities by the rating agencies address the likelihood of the payment of interest on your securities when due and the ultimate payment of principal on your securities by their legal final maturity date. These ratings are based on the rating agencies’ determination of the value of receivables in the trust and the availability of any credit enhancement.

The ratings do not address the following:

• the likelihood that the principal on your securities will be prepaid, paid on an expected final payment date or paid on any particular date before the legal final maturity date of your series;

• the possibility that your securities will be paid early or the possibility of the imposition of United States withholding tax for non-U.S. securityholders;

• the marketability of the securities, or any market price; or

• that an investment in the securities is a suitable investment for you.

A rating is not a recommendation to purchase, hold or sell securities of a series or class of a series. Furthermore, there is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency. If a rating assigned to your securities is reduced or withdrawn, the market value of your securities could be reduced.

Limited credit enhancement provided by the Excess Collateral could result in reduced payments to you.	The credit enhancement provided for your securities from the subordination of the Excess Collateral is limited. In addition it is expected that the required amount of the Excess Collateral will be reduced upon the merger of Metris Companies Inc. and HSBC Finance Corporation and therefore the required amount of credit enhancement for the offered securities will be reduced. The reduction in Excess Collateral is subject to written confirmation from each rating agency rating the Class A securities, the Class M securities, the Class B securities and the Class C Notes to be issued by the Metris Secured Note Trust Series 2005-2 that the reduction in Excess Collateral will not result in a reduction or withdrawal of the then-current ratings on the Class A securities, the Class M securities, the Class B securities or, the Class C Notes. The offered securities may suffer a loss of principal and shortfalls in interest payments if the excess collateral amount is reduced to zero and there are shortfalls in collections of finance charge receivables and other amounts available to make interest payments on the offered securities and to recover the investor defaulted amount. This could result in reduced payments to you.

Subordinated classes bear additional risk.	If you purchase a Class M security, your right to receive principal payments is subordinated to the payment in full of the Class A securities. No principal will be paid to you until the full amount of principal has been paid on the Class A securities. If you purchase a Class B security, your right to receive principal payments is subordinated to the payment in full of the Class A securities and the Class M securities. No principal will be paid to you until the full amount of principal has been paid on the Class A securities and the Class M securities.

In addition, if Class A’s share of collections of finance charge receivables and certain other amounts allocated to Series 2005-2, excess finance charge collections, transferor finance charge collections and the excess collateral’s share of principal collections are not sufficient to make all required payments for the Class A securities, collections of principal receivables allocated to the excess collateral, the Class B securities and the Class M securities may be diverted to the Class A securities. If this occurs, the excess collateral, the Class B securities and the Class M securities and future allocations to the excess collateral, the Class B securities and the Class M securities would be reduced. If Class M’s share of collections of finance charge receivables and certain other amounts allocated to Series 2005-2, excess finance charge collections, transferor finance charge collections and the excess collateral’s share of principal collections are not sufficient to make all required payments for the Class M securities, collections of principal receivables allocated to the excess collateral and the Class B securities may be diverted to the Class M securities. If this occurs, the excess collateral and the Class B securities and future allocations to the excess collateral and the Class B securities would be reduced. If Class B’s share of collections of finance charge receivables and certain other amounts allocated to Series 2005-2, excess finance charge collections, transferor finance charge collections and the excess collateral’s share of principal collections are not sufficient to make all required payments for the Class B securities, collections of principal receivables allocated to the excess collateral may be diverted to the Class B securities. If this occurs, the excess collateral and future allocations to the excess collateral would be reduced.

Also, if Class A’s share of losses on the receivables exceeds the collections and the credit enhancement available to cover those losses, and the Class B invested amount and the excess collateral amount are reduced to zero, the Class M invested amount will be reduced to avoid reducing the Class A invested amount. If this occurs, the Class M invested amount and future allocations to Class M would be reduced. If Class M’s share of losses on the receivables exceeds the collections and the credit enhancement available to cover those losses, and the excess collateral amount is reduced to zero, the Class B invested amount will be reduced to avoid reducing the Class M invested amount. If this occurs, the Class B invested amount and future allocations to Class B would be reduced.

As a result of the subordination, if you hold Class M securities or Class B securities you may receive payments of interest or principal later than you expect or you may not receive the full amount of expected principal or interest.

SEC investigation may have a negative impact on the trust.	In August 2003, Metris Companies Inc. received notification from the SEC that it was the subject of a formal, nonpublic investigation. Metris Companies Inc. believes that this investigation initially related primarily to its treatment of the “Allowance for loan losses” in 2001 and subsequent years, its 2001 credit line increase program, and other related matters. On December 9, 2003, Metris Companies Inc. received notification that the scope of the investigation was expanded to include matters related to its valuation of “Retained interests in loans securitized.” Metris Companies Inc. subsequently received additional SEC subpoenas and requests for information on related and other financial accounting issues, as well as the foregoing matters. The SEC also took testimony from certain of Metris Companies Inc.’s current and former officers, and certain of Metris Companies Inc.’s and Direct Merchants Bank’s directors in connection with its investigation. In July 2005, Metris Companies Inc., its former Chairman and CEO, its current Chairman and CEO, and its current Controller received “Wells Notices” from the staff of the SEC’s Midwest Regional Office. In August 2005, Metris Companies Inc. and the named individuals filed responsive submissions with the SEC staff. The SEC has informed Metris Companies Inc. that it is reviewing the information and documents that Metris Companies Inc. submitted. At this time, Metris Companies Inc. cannot predict what the results of the investigation will be. If the SEC determines that Metris Companies Inc. or its officers and/or directors violated federal securities laws or the SEC’s rules and regulations, Metris Companies Inc. could be subject to SEC enforcement action, including potential fines and penalties, which could materially adversely affect Metris Companies Inc.’s results of operations or financial condition. Metris Companies Inc. cannot provide assurance that the resolution of the SEC investigation will not necessitate further amendments or restatements to its previously filed reports. The proposed merger between HSBC Finance Corporation and Metris Companies Inc. is subject to resolution of the potential SEC civil enforcement action. See “Metris Companies Inc.— Proposed Merger” in the attached prospectus.

Legal proceedings may have a negative impact on Metris Companies Inc. which in turn could have a negative impact on the trust.	Metris Companies Inc. has developed and implemented compliance functions to monitor its operations to ensure that it complies with all applicable laws. However, the company is party to various legal proceedings. The company believes it has numerous substantive legal defenses to all claims and intends to vigorously defend the cases. However, because the company is unable to estimate damages at this time, there can be no assurance that defense or resolution of these matters will not have a material adverse effect on its financial position.

Recent Developments
       On August 4, 2005, HSBC Finance Corporation (“HSBC Finance”) and Metris Companies Inc. entered into a definitive merger agreement for HSBC Finance to acquire Metris Companies Inc. Upon completion of the proposed merger, Metris Companies Inc. would become a wholly-owned subsidiary of HSBC Finance. In addition, Direct Merchants Bank will be merged with and into HSBC Bank Nevada, National Association. See “Metris Companies Inc.—Proposed Merger” in the accompanying prospectus for a discussion of the merger agreement and its potential impact on Metris Companies Inc., Direct Merchants Bank, Metris Receivables, Inc., the Metris Master Trust and securityholders.
      On September 19, 2005, Metris Companies Inc. and Discover Financial Services LLC, a business unit of Morgan Stanley, signed a definitive agreement under which Metris Companies Inc. will launch a new credit card on the Discover®* Network. The card will be issued by Direct Merchants Bank. It is anticipated that the card will be available to customers by the end of 2005.
Glossary
       This prospectus supplement and the attached prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page S-55 in this prospectus supplement and beginning on page 62 in the attached prospectus.
Trust Credit Card Portfolio
General
      The receivables conveyed or to be conveyed to the trust pursuant to a pooling and servicing agreement have been or will be generated from transactions made by holders of certain designated MasterCard® and VISA®* credit card accounts selected from Direct Merchants Bank’s portfolio. Subject to certain conditions, these receivables may also include, although they do not currently include, receivables generated from transactions made by holders of other general purpose credit card accounts, including Discover® credit card accounts, originated or acquired by Direct Merchants Bank. The securities of Series 2005-2 will represent the right to receive certain payments from the trust.
      As of the close of business on August 31, 2005, the trust had approximately 2.8 million credit card accounts and approximately $5.8 billion in receivables.
Changing Credit Card Portfolio Due to Portfolio Acquisitions and Dispositions
      Direct Merchants Bank has made credit card portfolio acquisitions and dispositions in the past and portfolio acquisitions and dispositions are possible in the future. Previously acquired accounts and any accounts acquired in the future may be added to the trust portfolio provided that they constitute Eligible Accounts at the time of the proposed addition. See “Description of the Securities—Addition of Trust Assets” in the attached prospectus.
      Accounts in portfolios that are acquired by Direct Merchants Bank were originated by other institutions using criteria different from those that were applied by Direct Merchants Bank in originating its own accounts. Consequently, we cannot assure you that accounts designated in the future from any acquired portfolios will be of the same credit quality as previously designated accounts which were originated by Direct Merchants Bank.

*	MasterCard®, VISA® and Discover® are federally registered servicemarks of MasterCard International Incorporated, VISA U.S.A., Inc. and Discover Financial Services LLC, respectively.

      We have in the past and may in the future remove accounts from the trust portfolio, in compliance with the criteria specified in the pooling and servicing agreement. During 2003, 312,640 accounts totaling approximately $902 million in principal receivables were removed from the trust portfolio.
Assessment of Fees and Finance and Other Charges
      A billing statement is sent to cardholders at the end of each monthly billing cycle in which the account has an outstanding balance greater than $1.00. Direct Merchants Bank uses third-party processors to process certain cardholder payments. When an account is established, it is assigned a billing cycle. With minor exceptions, the minimum payment due each month for each account is equal to the greatest of $15, 2.5% of the outstanding balance, or the finance charge amount, or else the balance of the account (if the balance is less than $15). Direct Merchants Bank assesses an annual fee on some credit card accounts. Direct Merchants Bank may waive the annual fees, or a portion of those fees, in connection with the solicitation of new accounts depending on the credit terms offered, which are determined by the prospect’s risk profile prior to solicitation or when Direct Merchants Bank determines a waiver to be appropriate considering the account’s overall profitability. In addition to the annual fee, Direct Merchants Bank may charge accounts certain other fees including: (i) a late fee with respect to any unpaid monthly payment if Direct Merchants Bank does not receive the required minimum monthly payment by the payment due date shown on the monthly billing statement, (ii) a cash advance fee for each cash advance, (iii) a fee with respect to each check submitted by a cardholder in payment of an account which is not honored by the cardholder’s bank and (iv) an overlimit charge if, at any time during the billing cycle, the total amount owed exceeds the cardholder’s credit line. Unless otherwise arranged between Direct Merchants Bank and the cardholder, any cash advance fee, late payment fee, returned check fee, overlimit fee, annual fee or other administrative fee is added to the account and treated as a finance charge receivable.
      Periodic finance charges are not assessed in most circumstances if the entire balance on the account is paid by the due date, which is at least 20 days from the previous cycle billing date. Periodic finance charges are based upon the average daily balance outstanding on the account. The average daily balance is the sum of the daily unpaid balances of purchases and cash advances on each day of the monthly billing cycle divided by the number of days in the monthly billing cycle. Unpaid balances are determined by deducting payments and credits, adding any unpaid finance charges and late charges and adding new purchases, cash advances and other charges, in each case as of the date of the transaction. If a payment in full is not received on or before the due date, finance charges are imposed on all purchases from the date of the transaction to the statement cycle date. Finance charges are also imposed on each cash advance from the day the cash advance is made until the advance is paid in full. Periodic finance charges are calculated separately for purchases and cash advances. Finance charges are calculated on each day of the billing cycle by multiplying the daily balance by the daily periodic rate. The cash advance and purchase finance charges are then added together at the end of the billing cycle.
      Payments by cardholders on the accounts are processed and generally applied first to finance charges and fees, then to promotional balances, and then to billed and unpaid transactions in the order determined by Direct Merchants Bank.
Delinquency and Loss Experience
      Direct Merchants Bank considers an account delinquent if the minimum payment due under that account is not received by Direct Merchants Bank on or before the payment due date shown on the monthly billing statement. Efforts to collect delinquent credit card receivables are primarily made internally through the collection facilities of Direct Merchants Bank. For a description of Direct Merchants Bank’s collection practices and policies, see “Direct Merchants Credit Card Bank, N.A. Activities—Delinquency, Collections and Charge-Offs” in the attached prospectus.
      The following tables set forth the delinquency and loss experience for the trust portfolio as of the dates and for each of the periods shown. There can be no assurance that the delinquency and loss experience for the trust portfolio in the future will be similar to the historical experience set forth in the following tables because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below. In particular, reported loss and delinquency percentages for the trust portfolio may be reduced as a result of the addition of receivables in newly originated accounts. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding receivables balance for that portfolio which, for the trust, is the denominator used to calculate the percentages set forth below. As of August 31, 2005, approximately 22.1% of the accounts in the trust portfolio had been originated within the last 12 months and approximately 33.1% of the accounts in the trust portfolio had been originated within the last 24 months. Newly originated or acquired accounts currently do not automatically become part of the trust portfolio but may be added from time to time at the option of Metris Receivables, Inc. See “Description of the Securities—Addition of Trust Assets” in the attached prospectus.
      In the following table, receivables outstanding consist of all amounts due from cardholders as posted to the accounts in the trust portfolio as of the date shown.
Delinquency Experience for the Trust Portfolio
(Dollars in Thousands)

			As of December 31,

	As of August 31, 2005		2004		2003

		Percentage		Percentage		Percentage
		of Total		of Total		of Total
	Receivables	Receivables	Receivables	Receivables	Receivables	Receivables

Receivables Outstanding	$5,777,765	100.00%	$6,443,919	100.00%	$7,933,763	100.00%
Receivables Delinquent:
30-59 Days	133,800	2.32	147,605	2.29	237,555	2.99
60-89 Days	104,109	1.80	131,755	2.04	199,733	2.52
90 or More Days	219,519	3.80	314,459	4.88	444,477	5.60

Total	$457,428	7.92%	$593,819	9.22%	$881,765	11.11%

	As of December 31,

	2002		2001		2000

		Percentage		Percentage		Percentage
		of Total		of Total		of Total
	Receivables	Receivables	Receivables	Receivables	Receivables	Receivables

Receivables Outstanding	$10,405,099	100.00%	$9,146,845	100.00%	$6,855,923	100.00%
Receivables Delinquent:
30-59 Days	356,151	3.42	290,444	3.17	172,492	2.52
60-89 Days	282,556	2.72	209,182	2.29	130,077	1.90
90 or More Days	610,589	5.87	359,259	3.93	282,101	4.11

Total	$1,249,296	12.01%	$858,885	9.39%	$584,670	8.53%

      The following table sets forth the principal charge-off experience for cardholder payments on the credit card accounts in the trust for each of the periods shown. The trust reports charge-offs on a gross basis, not net of Recoveries. Recoveries are treated as finance charge collections and included in the calculation of Portfolio Yield. Average receivables outstanding is calculated by determining the daily average of outstanding balances for accounts in the trust portfolio for each month and then dividing the sum of those daily averages by the number of months in the period. Total net charge-offs are total charge-offs of principal receivables less Recoveries on charged-off accounts in the trust and do not include the amount of any reductions in total principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.
Loss Experience for the Trust Portfolio
(Dollars in Thousands)

	Eight Months	Year Ended December 31,
	Ended
	Aug. 31, 2005	2004	2003	2002	2001	2000

Average Receivables Outstanding	$6,056,872	$7,075,151	$9,373,106	$10,255,125	$7,811,379	$5,911,181
Total Net Charge-Offs	$555,382	$1,132,557	$1,692,116	$1,497,989	$870,272	$582,341
Total Net Charge-Offs as a Percentage of Average Receivables Outstanding (Annualized)	13.77%	16.01%	18.05%	14.61%	11.14%	9.85%
Recoveries
      Direct Merchants Bank is required to transfer to the trust all Recoveries on charged-off accounts in the trust. In the event of any sale or other disposition of receivables in Defaulted Accounts as provided in the pooling and servicing agreement, Recoveries on charged-off accounts in the trust will not include amounts received by the purchaser or transferee of those receivables but will be limited to amounts received by the servicer from the purchaser or transferee. Collections of Recoveries on charged-off accounts in the trust will be treated as finance charge collections. See “—Delinquency and Loss Experience” above and “Direct Merchants Credit Card Bank, N.A. Activities—Delinquency, Collections and Charge-Offs” in the attached prospectus.
The Receivables
       The receivables conveyed to the trust arise in accounts selected from the portfolio of accounts of Direct Merchants Bank at the time the trust was established, and in additional accounts selected since that time, on the basis of criteria set forth in the pooling and servicing agreement. The transferor has the right, subject to certain limitations and conditions, to designate from time to time additional accounts and to transfer to the trust all receivables of the additional accounts, whether those receivables are then existing or thereafter created. See “Description of the Securities—Addition of Trust Assets” in the attached prospectus. In addition, the transferor will be required to designate additional accounts under the circumstances and in the amounts described under “Description of the Securities—Addition of Trust Assets” in the attached prospectus. The transferor has periodically designated additional accounts to the trust portfolio and intends, although no assurance can be given, to continue to designate additional accounts to the trust portfolio.
      The transferor will have the right, subject to certain limitations and conditions, to designate accounts for removal from the trust portfolio and to require that the trustee reconvey all receivables in those removed accounts to the transferor, including those receivables that are then existing and those that subsequently arise. See “Description of the Securities—Representations and Warranties” and “—Removal of Accounts” in the attached prospectus.

      As of the close of business on August 31, 2005:

•	the trust portfolio included approximately $5,500,250,863 of principal receivables and approximately $282,747,438 of finance charge receivables;

•	the accounts included in the trust portfolio had an average principal receivable balance of $1,959 and an average credit limit of $4,953;

•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was approximately 42%;

•	the average age of the accounts included in the trust portfolio was approximately 55 months; and

•	cardholders whose accounts are included in the trust portfolio had billing addresses in all 50 states and the District of Columbia.
      The following tables summarize the trust portfolio by various criteria as of the close of business on August 31, 2005. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time. The percentages shown in the table below may not appear to total due to rounding.
Composition by Credit Limit
Trust Portfolio

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Credit Limit Range	Accounts	Accounts	Outstanding	Outstanding

$0.00 – $1,000.00	402,819	14.3%	$158,820,398.09	2.8%
$1,000.01 – $2,000.00	347,973	12.4	295,506,463.15	5.1
$2,000.01 – $3,500.00	498,768	17.8	675,934,642.30	11.7
$3,500.01 – $5,000.00	446,972	15.9	834,350,244.00	14.4
$5,000.01 – $7,500.00	474,404	16.9	1,243,946,411.89	21.5
$7,500.01 – $10,000.00	347,695	12.4	1,214,900,960.30	21.0
$10,000.01 – $12,500.00	239,191	8.5	1,170,000,321.71	20.2
$12,500.01 & Greater	49,701	1.8	189,538,859.99	3.3

Total	2,807,523	100.0%	$5,782,998,301.43	100.0%

Composition by Account Balance
Trust Portfolio

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Account Balance Range	Accounts	Accounts	Outstanding	Outstanding

Credit Balance	44,594	1.6%	$(3,742,037.38)	(0.1)%
No Balance	777,872	27.7	0.00	0.0
$0.00 – $1,000.00	651,150	23.2	287,162,282.04	5.0
$1,000.01 – $2,000.00	358,616	12.8	529,740,150.46	9.2
$2,000.01 – $3,500.00	361,169	12.9	966,601,121.15	16.7
$3,500.01 – $5,000.00	227,204	8.1	958,680,042.40	16.6
$5,000.01 – $7,500.00	207,954	7.4	1,271,110,974.90	22.0
$7,500.01 – $10,000.00	107,791	3.8	938,508,412.23	16.2
$10,000.01 – $12,500.00	58,667	2.1	663,073,314.40	11.4
$12,500.01 & Greater	12,506	0.4	171,864,041.23	3.0

Total	2,807,523	100.0%	$5,782,998,301.43	100.0%

Composition by Account Age
Trust Portfolio

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Account Age	Accounts	Accounts	Outstanding	Outstanding

Less than 6 Months	264,371	9.4%	$208,126,450.77	3.6%
6 to 12 Months	356,946	12.7	356,166,641.34	6.2
13 to 24 Months	308,720	11.0	395,242,037.06	6.8
25 to 36 Months	196,575	7.0	335,566,622.84	5.8
37 to 48 Months	279,782	10.0	626,012,037.37	10.8
49 to 60 Months	299,242	10.7	675,124,836.39	11.7
61 to 72 Months	317,182	11.3	715,434,019.90	12.4
73 to 84 Months	159,901	5.7	496,049,131.50	8.6
Greater than 84 Months	624,804	22.2	1,975,276,524.26	34.1

Total	2,807,523	100.0%	$5,782,998,301.43	100.0%

Composition by Geographic Distribution
Trust Portfolio

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Location	Accounts	Accounts	Outstanding	Outstanding

California	376,147	13.4%	$684,319,957.28	11.8%
New York	253,899	9.1	506,783,339.67	8.8
Texas	219,756	7.8	473,793,829.28	8.2
Florida	221,235	7.9	414,340,880.38	7.2
Illinois	118,754	4.2	242,782,752.53	4.2
Ohio	101,698	3.6	228,678,658.23	4.0
Pennsylvania	98,493	3.5	209,231,797.06	3.6
New Jersey	107,372	3.8	199,558,787.83	3.4
Georgia	74,628	2.7	166,532,572.86	2.9
Michigan	75,292	2.7	163,280,473.08	2.8
Virginia	68,426	2.4	145,026,617.84	2.5
North Carolina	62,533	2.2	141,146,181.87	2.4
Massachusetts	64,779	2.3	128,039,665.82	2.2
Maryland	57,592	2.1	120,806,493.15	2.1
Missouri	54,296	1.9	122,069,854.63	2.1
Indiana	45,320	1.6	113,830,088.48	2.0
Tennessee	49,547	1.8	111,279,220.85	1.9
Other	757,756	27.0	1,611,497,130.59	27.9

Total	2,807,523	100.0%	$5,782,998,301.43	100.0%

Maturity Considerations
       The Class A securityholders, Class M securityholders, Class B securityholders and Excess Collateral holder are expected to receive payment of principal in full on September 20, 2007, which is the Expected Final Payment Date. The securityholders may, however, receive payments of principal earlier than the Expected Final Payment Date if a Pay Out Event occurs and the Early Amortization Period begins. In any case, the Class M securityholders will receive payments of principal only after the Class A Invested Amount has been paid in full. The Class B securityholders will receive payments of principal only after the Class A

Invested Amount and the Class M Invested Amount have been paid in full. The Excess Collateral holder will receive payments of principal only after the Class A Invested Amount, the Class M Invested Amount and the Class B Invested Amount have been paid in full.
Accumulation Period
      The Accumulation Period for Series 2005-2 is scheduled to begin at the close of business on the last day of the August 2006 Monthly Period. As described under “Description of Series Provisions—Postponement of Accumulation Period” in this prospectus supplement, the commencement of the Accumulation Period may be delayed to no later than the close of business on the last day of the July 2007 Monthly Period. The Accumulation Period will end on the earliest of:

•	the date on which the Early Amortization Period begins; and

•	the Series 2005-2 Termination Date.
      On each Distribution Date during the Accumulation Period prior to the payment in full of the Invested Amount, an amount equal to the least of:

(a) the Available Series 2005-2 Principal Collections for the related Monthly Period,

(b) the Controlled Deposit Amount for the related Monthly Period, and

(c) the Adjusted Invested Amount prior to any deposits on that Distribution Date, will be deposited into the principal funding account until the principal amount on deposit in the principal funding account equals the Invested Amount. Amounts deposited into the principal funding account during the Accumulation Period will be paid to the Series 2005-2 securityholders on the Expected Final Payment Date or, if earlier, the first Distribution Date following the commencement of the Early Amortization Period.
      Unless a Pay Out Event with respect to Series 2005-2 occurs, amounts on deposit in the principal funding account during the Accumulation Period will be used to make payments of principal on the Expected Final Payment Date:

•	first to the Class A securityholders (until the Class A Invested Amount has been paid in full),

•	then to the Class M securityholders (until the Class M Invested Amount has been paid in full),

•	then to the Class B securityholders (until the Class B Invested Amount has been paid in full) and

•	finally to the Excess Collateral holder (until the Excess Collateral Amount has been paid in full).
Such payments will continue to be made until the earlier of the date on which the Invested Amount for such class has been paid in full or the Series 2005-2 Termination Date.
      We cannot assure you that collections of principal receivables in the trust portfolio will be similar to the payment rate experience shown in the tables under “—Payment Rates” below and under “Trust Portfolio Payment Data” earlier in this prospectus supplement, or, therefore, that:

•	deposits into the principal funding account will equal the Controlled Deposit Amount,

•	on the Expected Final Payment Date the Class A Invested Amount will be paid to the Class A securityholders,

•	on the Expected Final Payment Date the Class M Invested Amount will be paid to the Class M securityholders,

•	on the Expected Final Payment Date the Class B Invested Amount will be paid to the Class B securityholders, and

•	on the Expected Final Payment Date the Excess Collateral Amount will be paid to the Excess Collateral holder.

In addition, as described under “Description of Series Provisions—Postponement of Accumulation Period” in this prospectus supplement, the servicer may shorten the Accumulation Period and, in that event, we cannot assure you that there will be sufficient time to accumulate all amounts necessary to pay the Invested Amount on the Expected Final Payment Date. If the amount required to pay the Class A Invested Amount, the Class M Invested Amount, the Class B Invested Amount or the Excess Collateral Amount in full is not available on the Expected Final Payment Date, the Early Amortization Period will commence.
      If the Available Series 2005-2 Principal Collections for any Monthly Period are less than the applicable Controlled Deposit Amount, the amount of the deficiency will be the Accumulation Shortfall for the succeeding Monthly Period. See “Description of Series Provisions—Application of Collections—Payment of Principal” in this prospectus supplement.
      Other series offered by the trust may or may not have accumulation periods like the Accumulation Period or amortization periods like the Early Amortization Period, and those periods may have different lengths and begin on different dates than the Accumulation Period or Early Amortization Period described in this prospectus supplement. Thus, certain series may be in their revolving periods while others are in periods during which principal collections are distributed to or accumulated for other series. In addition, other series may allocate principal collections based upon different investor percentages. See “Description of the Securities—New Issuances” in the attached prospectus for a discussion of the potential terms of other series. See “Annex I: Issued Series” at the end of this prospectus supplement for a description of the terms of the previously issued series.
Early Amortization Period
      A Pay Out Event occurs, either automatically or after specified notice, if one of the adverse events described under “Description of Series Provisions—Pay Out Events” in this prospectus supplement or “Description of the Securities—Pay Out Events” in the attached prospectus occurs. If a Pay Out Event occurs during either the Revolving Period or the Accumulation Period, the Early Amortization Period will commence. If a Pay Out Event occurs during the Accumulation Period, any amount on deposit in the principal funding account will be paid to the Class A securityholders on the Distribution Date in the month following the commencement of the Early Amortization Period and, after the Class A Invested Amount has been paid in full, any remaining amounts will be paid to the Class M securityholders, and after the Class M Invested Amount has been paid in full, any remaining amounts will be paid to the Class B securityholders and, after the Class B Invested Amount has been paid in full, any remaining amounts will be paid to the Excess Collateral holder. In addition, to the extent that the Class A Invested Amount has not been paid in full, the Class A securityholders will be entitled to monthly payments of principal equal to the Available Series 2005-2 Principal Collections on each Distribution Date with respect to the Early Amortization Period until the earlier of:

(a) the date on which the Class A Invested Amount has been paid in full, and

(b) the Series 2005-2 Termination Date.
      After the Class A Invested Amount has been paid in full and if the Series 2005-2 Termination Date has not occurred, Available Series 2005-2 Principal Collections will be paid to the Class M securityholders on each Distribution Date until the earlier of:

(a) the date on which the Class M Invested Amount has been paid in full, and

(b) the Series 2005-2 Termination Date.
      After the Class M Invested Amount has been paid in full and if the Series 2005-2 Termination Date has not occurred, Available Series 2005-2 Principal Collections will be paid to the Class B securityholders on each Distribution Date until the earlier of:

(a) the date on which the Class B Invested Amount has been paid in full, and

(b) the Series 2005-2 Termination Date.

      After the Class B Invested Amount has been paid in full and if the Series 2005-2 Termination Date has not occurred, Available Series 2005-2 Principal Collections will be paid to the Excess Collateral holder on each Transfer Date until the earlier of:

(a) the date on which the Excess Collateral Amount has been paid in full, and

(b) the Series 2005-2 Termination Date.
Payment Rates
      The following table sets forth the highest and lowest cardholder monthly payment rates for the trust portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. The monthly payment rate for any month is the aggregate amount collected on receivables during the month, including Recoveries on previously charged-off receivables, expressed as a percentage of the total outstanding receivables at the end of the previous month. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts in the trust portfolio. Monthly averages shown in the table are expressed as an arithmetic average of the payment rate for each month for the period indicated. Beginning in May 2002, interchange fees were included in the trust assets. Accordingly, the payment rate numbers set forth below for the years prior to 2002 do not include interchange fees, while the payment rate numbers for 2002 and later reflect the inclusion of interchange fees.
Cardholder Monthly Payment Rates for the Trust Portfolio

	Eight Months
	Ended	Year Ended December 31,
	August 31,
	2005	2004	2003	2002	2001	2000

Highest Month	9.1%	8.1%	7.3%	7.1%	7.4%	7.8%
Lowest Month	7.9%	6.9%	6.3%	6.0%	6.0%	6.7%
Monthly Average	8.6%	7.6%	6.8%	6.6%	6.6%	7.0%
      All cardholders must make a minimum monthly payment generally in an amount equal to the greatest of $15, 2.5% of the outstanding balance, or the finance charge amount, or else the balance of the account (if the balance is less than $15). If the minimum payment is not collected on or before the payment due date shown on the monthly billing statement, the account is considered delinquent.
      We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. The amount of collections of receivables in the trust portfolio may vary from month to month due to various factors, including seasonal variations, general economic conditions, payment habits of individual cardholders, the credit card originator’s monthly minimum payment requirements and acts of God. We cannot assure you that deposits into the principal funding account or the distribution account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Series 2005-2 securities could be significantly reduced or increased.
      Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Early Amortization Period, we cannot assure you that the actual number of months elapsed from the date of issuance of the Class A securities, the Class M securities and the Class B securities to the date of final payment on your Class A securities, Class M securities or Class B securities, as applicable, will equal the expected number of months. As described under “Description of Series Provisions—Postponement of Accumulation Period” in this prospectus supplement, the servicer may shorten the Accumulation Period. We cannot assure you that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount, the Class M Invested Amount, the Class B Invested Amount and the Excess Collateral

Amount on the Expected Final Payment Date, especially if a pay out event were to occur with respect to one or more other series thereby limiting the amount of Shared Principal Collections allocable to the Series 2005-2 securities. See “Risk Factors” in this prospectus supplement and “Maturity Considerations” in the attached prospectus.
Revenue Yield Experience
       The following table sets forth the gross revenues from finance charges, fees and other charges paid in the trust portfolio for each of the periods shown.
      The historical yield figures in the following table are calculated on a cash basis. The portfolio yield from finance charges and fees is the result of dividing finance charges and fees, less default amounts and any adjustment payments, by average daily principal receivables outstanding during the periods indicated. Finance charges and fees are comprised of monthly cash collections of periodic finance charges and other credit card fees and charges.
      The portfolio yield calculated on a cash basis will be affected by numerous factors, including:

•	changes in the monthly interest rate,

•	the number of days in a month,

•	variations in the rate of payments and new borrowings on the accounts,

•	the amount of the annual fee and other fees,

•	changes in the delinquency and loss rates on the receivables, and

•	the percentage of cardholders who pay their balances in full each month and, except in the case of cash advances, do not incur periodic finance charges, all of which may in turn be caused by a variety of factors including seasonal variations, the availability of other sources of credit and general economic conditions. See “Maturity Considerations” above.
      Revenues vary for each account based on the type and volume of activity for each account. Beginning in May 2002, interchange fees were included in the trust assets. Accordingly, the yield numbers set forth below for the time period prior to May 2002 do not include interchange fees, while the yield numbers for May 2002 and later reflect the inclusion of interchange fees.
Revenue Yield Experience for the Trust Portfolio
(Dollars in Thousands)

	Eight Months
	Ended	Year Ended December 31,
	August 31,
	2005	2004	2003	2002	2001	2000

Average Principal Receivables Outstanding	$5,749,390	$6,680,806	$8,813,268	$9,693,099	$7,385,748	$5,600,674
Total Finance Charges and Fees	$1,086,226	$1,795,808	$2,367,452	$2,564,162	$2,035,113	$1,528,055
Average Revenue Yield (Annualized)	28.38%	26.88%	26.86%	26.45%	27.55%	27.28%
      Total finance charges and fees paid in the table above include finance charges, cash advance fees, annual fees, late fees, interchange fees (beginning in May 2002), debt waiver fees and other charges. Recoveries are also considered collections of finance charge receivables. Total finance charges and fees paid are presented net of adjustments made pursuant to Direct Merchants Bank’s normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.

Use of Proceeds
       Metris Receivables, Inc. will apply the net proceeds from the sale of the Class A securities, the Class M securities and the Class B securities (a) to repay all or a portion of the outstanding balances payable to the Series 2004-B securityholders and/or the Series 2005-A securityholders and (b) to pay the purchase price of the receivables.
Description of Series Provisions
       The Class A securities, the Class M securities, the Class B securities and the Excess Collateral will be issued pursuant to the pooling and servicing agreement and the Series 2005-2 supplement. Pursuant to the pooling and servicing agreement, Metris Receivables, Inc., Direct Merchants Bank and the trustee may execute additional supplements to the pooling and servicing agreement to issue additional series. In addition, pursuant to the Series 2005-2 supplement, Metris Receivables, Inc. may issue an additional class of investor securities as part of Series 2005-2, which will be subordinate to the Class A securities, the Class M securities and the Class B securities, upon receipt of confirmation from each Rating Agency that the investment will not reduce or withdraw its then-existing rating of any outstanding class of securities. Any additional class of investor securities will result in a reduction of the portion of the Excess Collateral retained by the transferor in an amount equal to the amount of the additional securities issued. The following statements summarize the material terms of your series, which is Series 2005-2, and are subject to, and qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the Series 2005-2 supplement. You should review “Description of the Securities” in the attached prospectus for additional information concerning the securities and the pooling and servicing agreement.
Interest Payments
      The Class A securities will accrue interest at a rate of 0.04% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each interest period.
      The Class M securities will accrue interest at a rate of 0.12% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each interest period.
      The Class B securities will accrue interest at a rate of 0.28% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each interest period.
      You may obtain the interest rates for the Class A securities, the Class M securities and the Class B securities for the current and the immediately preceding interest periods by telephoning the trustee at (800) 934-6802.
      Interest will be paid on December 20, 2005 and on each following Distribution Date. Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the related Distribution Date.
      Interest on the Class A securities, the Class M securities and the Class B securities will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.
      Interest payments on the Class A securities, the Class M securities and the Class B securities on any Distribution Date will be calculated on the outstanding principal balance for the related interest period of the Class A securities, the Class M securities or the Class B securities, as applicable, at the close of business on the first day of the related interest period.
      Interest payments on the Class A securities, the Class M securities and the Class B securities on any Distribution Date will be funded from Available Series 2005-2 Finance Charge Collections with respect to the preceding Monthly Period and from certain other funds identified in this prospectus supplement and the attached prospectus that are allocated to the Class A securities, the Class M securities and the Class B securities and deposited on each Business Day during the related Monthly Period in the interest funding account.

      The interest rates as well as the amount of Class A Monthly Interest, Class M Monthly Interest and Class B Monthly Interest applicable to an interest period will be included in a statement to the Class A securityholders, the Class M securityholders and the Class B securityholders of record prepared by the servicer. See “Description of the Securities—Reports to Securityholders” in the attached prospectus.
Principal Payments
  Revolving Period
      Series 2005-2 will have a Revolving Period when the trust will not pay or accumulate principal for the Class A securities, the Class M securities, the Class B securities or the Excess Collateral. The Revolving Period starts on the Closing Date and ends on the earlier to begin of:

•	the Accumulation Period, and

•	the Early Amortization Period.
      On each Distribution Date relating to the Revolving Period, collections of principal receivables allocable to the Invested Amount, subject to certain limitations, including the allocation of any Redirected Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount, the Class M Required Amount and the Class B Required Amount, will be treated as Shared Principal Collections.
  Accumulation Period
      On each Distribution Date during the Accumulation Period prior to the payment in full of the Invested Amount, the trustee will deposit into the principal funding account an amount equal to the least of:

(a) the Available Series 2005-2 Principal Collections for the related Monthly Period,

(b) the Controlled Deposit Amount for the related Monthly Period, and

(c) the Adjusted Invested Amount prior to any deposits on that date, until the aggregate amount on deposit in the principal funding account equals the Invested Amount. Amounts deposited into the principal funding account during the Accumulation Period will be paid to the Series 2005-2 securityholders on the Expected Final Payment Date, or if earlier, the first Distribution Date following the commencement of the Early Amortization Period.
      Unless a Pay Out Event with respect to Series 2005-2 occurs, amounts on deposit in the principal funding account during the Accumulation Period will be used to make payments of principal on the Expected Final Payment Date:

•	first to the Class A securityholders (until the Class A Invested Amount has been paid in full),

•	then to the Class M securityholders (until the Class M Invested Amount has been paid in full),

•	then to the Class B securityholders (until the Class B Invested Amount has been paid in full) and

•	finally to the Excess Collateral holder (until the Excess Collateral Amount has been paid in full).
Such payments will continue to be made until the earlier of the date on which the Invested Amount for such class has been paid in full or the Series 2005-2 Termination Date.
      During the Accumulation Period, the portion of Available Series 2005-2 Principal Collections not required to be deposited in the principal funding account or distributed to the Class A securityholders, the Class M securityholders, the Class B securityholders or the Excess Collateral holder on the Expected Final Payment Date will generally be treated as Shared Principal Collections.

  Early Amortization Period
      On each Distribution Date relating to the Early Amortization Period, the Class A securityholders will be entitled to receive Available Series 2005-2 Principal Collections for the preceding Monthly Period in an amount up to the Class A Invested Amount until the earlier of the date the Class A Invested Amount is paid in full and the Series 2005-2 Termination Date. In addition, if a Pay Out Event occurs during the Accumulation Period, the Early Amortization Period will begin and any amount on deposit in the principal funding account will be paid first to the Class A securityholders on the Distribution Date following the Monthly Period in which the Early Amortization Period begins and after the Class A securityholders have been paid in full, to the Class M securityholders, and after the Class M securityholders have been paid in full, to the Class B securityholders, and after the Class B securityholders have been paid in full, to the Excess Collateral holder.
      If the Class A Invested Amount has not been paid in full from the amount on deposit in the principal funding account, Available Series 2005-2 Principal Collections will be paid to the Class A securityholders on each Distribution Date until the earlier of the date the Class A Invested Amount is paid in full and the Series 2005-2 Termination Date.
      After payment in full of the Class A Invested Amount, the Class M securityholders will be entitled to receive Available Series 2005-2 Principal Collections on each Distribution Date during the Early Amortization Period until the earlier of the date the Class M Invested Amount is paid in full and the Series 2005-2 Termination Date.
      After payment in full of the Class M Invested Amount, the Class B securityholders will be entitled to receive Available Series 2005-2 Principal Collections on each Distribution Date during the Early Amortization Period until the earlier of the date the Class B Invested Amount is paid in full and the Series 2005-2 Termination Date.
      After payment in full of the Class B Invested Amount, the Excess Collateral holder will be entitled to receive Available Series 2005-2 Principal Collections on each Transfer Date until the earlier of the date the Excess Collateral Amount is paid in full and the Series 2005-2 Termination Date.
      See “—Pay Out Events” below for a discussion of certain events that could begin the Early Amortization Period.
      In the event of a sale of the receivables comprising the trust portfolio and an early termination of the trust due to (a) a Trigger Event, (b) the breach of certain representations and warranties, (c) an optional repurchase of the receivables by the transferor, (d) a repurchase of the receivables in connection with a Servicer Default, or (e) sale of the receivables in connection with the Series 2005-2 Termination Date, distributions of principal will be made to the Series 2005-2 securityholders upon surrender of their securities. See “—Pay Out Events” and “—Final Payment of Principal; Termination” below and “Description of the Securities—Pay Out Events,” “—Servicer Default” and “—Final Payment of Principal; Termination” in the attached prospectus. The proceeds of any such sale or repurchase of receivables will be allocated first to pay amounts due with respect to the Class A securities, then to pay amounts due with respect to the Class M securities, then to pay amounts due with respect to the Class B securities and finally to pay amounts due with respect to the Excess Collateral, as described in this prospectus supplement.
Postponement of Accumulation Period
      The Accumulation Period is scheduled to begin at the close of business on the last day of the August 2006 Monthly Period. Upon written notice to the trustee, the transferor may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The transferor may make this election only if the Accumulation Period Length (determined as described below) is less than twelve months.
      On each Determination Date beginning in May 2006 and ending when the Accumulation Period begins, the servicer will determine the Accumulation Period Length. The “Accumulation Period Length” is the

number of whole months expected to be required to fully fund the principal funding account to an amount equal to the total Invested Amount of the Series 2005-2 securities minus any transferor retained portion of the securities no later than the Expected Final Payment Date, based on:

(a) the monthly collection of principal receivables expected to be distributable to the securityholders of all series (excluding certain other series) and the transferor based on the transferor interest, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables comprising the trust portfolio for the preceding twelve months; and

(b) the amount of principal expected to be distributable to securityholders of all series (excluding certain other series) which are not expected to be in their revolving periods during the Accumulation Period.
      If the Accumulation Period Length is less than twelve months, the transferor may, at its option, postpone the commencement of the Accumulation Period as long as the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length.
      The effect of the calculation described above is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. Notwithstanding the above, the Series 2005-2 supplement may require that the number of months in the Accumulation Period exceed the Accumulation Period Length and that certain minimum deposits be made to the principal funding account during the Accumulation Period. The length of the Accumulation Period will not be less than one month. If the Accumulation Period is postponed, and if a Pay Out Event occurs after the date originally scheduled for commencement of the Accumulation Period, it is probable that Series 2005-2 securityholders would receive some of their principal later than if the Accumulation Period had not been postponed.
Subordination
      The Class M securities, the Class B securities and the Excess Collateral will be subordinated to the extent necessary to fund certain payments with respect to the Class A securities. The Class B securities and the Excess Collateral will be subordinated to the extent necessary to fund certain payments with respect to the Class M securities. In addition, the Excess Collateral will be subordinated to the extent necessary to fund certain payments with respect to the Class B securities.
      Interest payments will be made on the Class A securities prior to being made on the Class M securities, the Class B securities and the Excess Collateral. Interest payments will be made on the Class M securities prior to being made on the Class B securities and the Excess Collateral. Interest payments will be made on the Class B securities prior to being made on the Excess Collateral. Principal payments on the Class M securities will not begin until the Class A securities have been paid in full. Principal payments on the Class B securities will not begin until the Class M securities have been paid in full. Principal payments on the Excess Collateral will not begin until the Class B securities have been paid in full.
      Certain collections of principal receivables allocable to the Class M securities may be reallocated to cover amounts in respect of the Class A securities, and the Class M Invested Amount may be reduced if the Class B Invested Amount and the Excess Collateral Amount are equal to zero. Certain collections of principal receivables allocable to the Class B securities may be reallocated to cover amounts in respect of the Class A securities and the Class M securities, and the Class B Invested Amount may be reduced if the Excess Collateral Amount is equal to zero. Similarly, certain collections of principal receivables allocable to the Excess Collateral may be reallocated to cover amounts in respect of the Class A securities, the Class M securities and the Class B securities, and the Excess Collateral Amount may be reduced.
      To the extent any reduction in the Class M Invested Amount is not reimbursed, the amount of principal distributable to the Class M securityholders, as well as the amounts available to be distributed with respect to interest on the Class M securities, will be reduced. To the extent any reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B securityholders, as well as the amounts available to be distributed with respect to interest on the Class B securities, will be reduced. To the extent any reduction in the Excess Collateral Amount is not reimbursed, the amount of principal distributable to the Excess Collateral holder, as well as the amounts available to be distributed with respect to interest on the Excess Collateral, will be reduced.
      In addition to being subject to reduction as described in the third paragraph under this section and in “—Investor Charge-Offs,” and “—Redirected Principal Collections and Redirected Subordinate Principal Collections” in this prospectus supplement, if certain conditions are satisfied, the Excess Collateral Amount may be reduced as described under “Summary of Terms— Excess Collateral” above.
The Interest Rate Caps
      The transferor or the trustee on behalf of holders of the Series 2005-2 securities will obtain and at all times prior to and including the Expected Final Payment Date maintain one or more interest rate caps whose notional amounts singly or taken as a group equal or exceed the sum of the outstanding principal balance of the Class A securities, Class M securities, Class B securities and Class C Notes. On each Distribution Date starting with the September 2007 Distribution Date until the interest rate caps terminate, the notional amount of the interest rate caps will be reduced monthly in an amount equal to the quotient of the initial notional amount for that interest rate cap divided by 49. The transferor will pledge to the trustee for the benefit of the Series 2005-2 securityholders all of the transferor’s right, title and interest in and to the interest rate cap agreements and the interest rate caps arising thereunder, together with the cap proceeds account and all other proceeds of that account, as collateral security for the benefit of the Series 2005-2 securityholders. Pursuant to the interest rate caps, on each Transfer Date on which LIBOR for the related interest period exceeds 9.50%, the provider of the interest rate caps will make a payment to the trustee, on behalf of the trust, in an amount equal to the product of (i) such excess, (ii) the notional amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360.
      The interest rate caps will terminate on the September 2011 Distribution Date. However, the interest rate caps may be terminated at an earlier date if the trustee has obtained a substitute interest rate cap or entered into an alternative arrangement satisfactory to the Rating Agencies, which in each case will not result in the reduction or withdrawal of the rating of any class of the Series 2005-2 securities or the Class C Notes.
      In the event that the rating of any interest rate cap provider is reduced or withdrawn, as specified in the applicable interest rate cap, the servicer will use its best efforts either to obtain for each affected interest rate cap a replacement interest rate cap, at the expense of that interest rate cap provider, or to enter into an alternative arrangement satisfactory to the Rating Agencies.
      The trustee, on behalf of the trust, may sell all or a portion of an interest rate cap in an amount equal to the excess on such date of the notional amount over the sum of the outstanding principal balance of the Class A securities, the Class M securities, the Class B securities and the Class C Notes.
      Funds from any such sale will be applied as collections of principal receivables allocable in accordance with the allocations described below in “—Application of Collections—Payment of Principal.” Each interest rate cap will provide for payments to the trustee and the trust’s interest and those payments will be deposited into the cap proceeds account.
      The trustee will establish and maintain with a Qualified Institution in the name of the trust, for the benefit of the Series 2005-2 securityholders, a cap proceeds account, which is a segregated trust account into which all amounts paid pursuant to an interest rate cap or any alternative arrangement satisfactory to the Rating Agencies are deposited.

Interest Rate Cap Provider
      Each interest rate cap provider will be a third party cap provider having a short term rating acceptable to the Rating Agencies.
      The initial interest rate cap provider is Barclays Bank PLC. Following is a description of Barclays Bank PLC, which has been provided by the interest rate cap provider. Neither the transferor or the servicer makes any representation as to the accuracy or completeness of this information.

Barclays Bank PLC
      Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on August 7, 1925 under the Colonial Bank Act 1925 and on October 4, 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on January 1, 1985, Barclays Bank was re-registered as a public limited company and its name was changed from “Barclays Bank International Limited” to “Barclays Bank PLC”.
      Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.
      The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by Standard & Poor’s, P-1 by Moody’s and F1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor’s, Aa1 by Moody’s and AA+ by Fitch Ratings Limited.
      From 2005, the Group will prepare financial statements on the basis of International Financial Reporting Standards (collectively “IFRS”). Based on the unaudited interim financial information as at and for the period ended June 30, 2005, prepared in accordance with IFRS, the Group had total assets of £850,362 million, total net loans and advances of £272,348 million, total deposits of £302,253 million, and total shareholders’ equity of £22,024 million (including minority interests of £200m). The profit before tax of the Group for the period ended June 30, 2005 was £2,690 million after charging an impairment loss on loans and advances and other credit risk provisions of £706 million.
      The Group’s audited financial statements for the year ended December 31, 2004 were prepared in accordance with UK Generally Accepted Accounting Principles (“UK GAAP”). On this basis, as at December 31, 2004, the Group had total assets of £522,253 million, total net loans and advances of £330,077 million, total deposits of £328,742 million and shareholders’ funds of £18,271 million (including £690 million of non-equity funds). The profit before tax under UK GAAP for the year ended December 31, 2004 was £4,612 million after charging net provisions for bad and doubtful debts of £1,091 million.
Allocation Percentages
      During each Monthly Period, the servicer will allocate among the Invested Amount for Series 2005-2, the invested amount for each other series issued and outstanding and the interest of the transferor in the trust, all amounts collected on finance charge receivables, all amounts collected on principal receivables and the amount of all Defaulted Receivables.
  Floating Allocations
      Collections of finance charge receivables will be allocated prior to the commencement of an Early Amortization Period, collections of principal receivables will be allocated during the Revolving Period, and the amount of Defaulted Receivables will be allocated at all times, to the Invested Amount based on the

Floating Percentage, which at all times equals the sum of the Class A Floating Percentage, the Class M Floating Percentage, the Class B Floating Percentage and the Excess Collateral Floating Percentage.
      During the Revolving Period, all collections of principal receivables allocable to Series 2005-2 will be allocated and paid to the transferor, except for (a) collections applied as Redirected Principal Collections or Redirected Subordinate Principal Collections, (b) Shared Principal Collections for the benefit of the holders of securities of other series, if any, and (c) funds deposited in the excess funding account.
  Fixed/ Floating Allocations
      On any Business Day during the Accumulation Period or the Early Amortization Period, collections of principal receivables will be allocated to the Invested Amount based on the Fixed/ Floating Percentage.
      On and after the date on which a Pay Out Event is deemed to have occurred, collections of finance charge receivables will be allocated to the Invested Amount based on the Fixed/ Floating Percentage. However, the numerator used in calculating the Fixed/ Floating Percentage in this instance will be the Adjusted Invested Amount as of the end of the day preceding the date on which the Pay Out Event was deemed to have occurred.
      On and after the date on which a Defeasance occurs with respect to your series of securities, each of the allocation percentages described above (whether floating or fixed/floating) with respect to your series of securities will be zero. See “—Defeasance” below.
      All amounts collected on finance charge receivables, all amounts collected on principal receivables and the amount of all Defaulted Receivables will be allocated to the interest of the transferor in the trust based on the Transferor Percentage.
      As a result of the Floating Percentage, collections of finance charge receivables (prior to the commencement of the Early Amortization Period) and the portion of Defaulted Receivables allocated to the Invested Amount will change each Business Day based on the relationship of the Class A Adjusted Invested Amount, the Class M Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Excess Collateral Adjusted Invested Amount to the total amount of principal receivables and amounts on deposit in the excess funding account on the preceding Business Day. The numerator of the allocation percentage for collections of principal receivables allocable to the Invested Amount, however, will remain fixed during the Accumulation Period or the Early Amortization Period.
      Collections of principal receivables allocable to the Class M Invested Amount are subject to possible redirection for the benefit of the Class A Invested Amount, collections of principal receivables allocable to the Class B Invested Amount are subject to possible redirection for the benefit of the Class A Invested Amount and the Class M Invested Amount and collections of principal receivables allocable to the Excess Collateral Amount are subject to possible redirection for the benefit of the Class A Invested Amount, the Class M Invested Amount and the Class B Invested Amount. See “—Redirected Principal Collections and Redirected Subordinate Principal Collections” below.
Redirected Cash Flows
      On each Business Day, to the extent that any amounts are on deposit in the excess funding account, the servicer will determine the amount, called the “Negative Carry Amount,” if any, equal to the excess of:

(a) the product of (i) the Base Rate, (ii) the amount on deposit in the excess funding account allocated to Series 2005-2 and (iii) the number of days elapsed since the previous Business Day divided by the actual number of days in that year, over

(b) the aggregate amount of all earnings since the previous Business Day available from the Cash Equivalents in which funds on deposit in the excess funding account are invested.

      The servicer will apply an amount equal to the lesser of (a) Transferor Finance Charge Collections on that Business Day, and (b) the Negative Carry Amount for that Business Day, in the manner specified for application of Available Series 2005-2 Finance Charge Collections.
      On each Distribution Date, the servicer will determine the amount, called the “Required Amount,” if any, by which the full amount to be paid pursuant to clauses (a) through (m) in “—Application of Collections— Payment of Fees, Interest and Other Items” below exceeds the portion of Available Series 2005-2 Finance Charge Collections and Transferor Finance Charge Collections, if any, applied to the payment of the amounts described in those clauses. To the extent of any Required Amount, the servicer will apply all or a portion of the Excess Finance Charge Collections of other series with respect to that Business Day allocable to the Series 2005-2 securities in an amount equal to the remaining Required Amount.
      Excess Finance Charge Collections from other series allocable to the Series 2005-2 securities for any Business Day will be equal to the product of:

(a) Excess Finance Charge Collections available from all other series for that Business Day, and

(b) a fraction, the numerator of which is the Required Amount for that Business Day (as reduced by amounts applied pursuant to the preceding paragraph) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available collections of finance charge receivables for all series for that Business Day.
Redirected Principal Collections and Redirected Subordinate Principal Collections

Redirected Principal Collections
      On each Business Day, the servicer will determine the Class A Required Amount, the Class M Required Amount and the Class B Required Amount and will apply, or cause the trustee to apply, Redirected Excess Collateral Principal Collections, first to the components of the Class A Required Amount, then to the components of the Class M Required Amount and then to the components of the Class B Required Amount, in the same priority as those components are applied from Available Series 2005-2 Finance Charge Collections, as described under “—Application of Collections—Payment of Fees, Interest and Other Items” below.
      On each Business Day, the servicer will also apply, or cause the trustee to apply, Redirected Class B Principal Collections to the components of the Class A Required Amount and the Class M Required Amount and Redirected Class M Principal Collections to the components of the Class A Required Amount in the same priority as those components are applied from Available Series 2005-2 Finance Charge Collections, as described under “—Application of Collections—Payment of Fees, Interest and Other Items” below. In addition, on each Determination Date, the servicer will determine, for the related Distribution Date, the Redirected Principal Collections Reductions.
      On each Distribution Date, the Excess Collateral Amount will be reduced in an amount equal to the Redirected Principal Collections Reductions for the related Monthly Period. If any reduction would cause the Excess Collateral Amount to be a negative number on any Distribution Date, the Excess Collateral Amount will be reduced to zero and the Class B Invested Amount (after giving effect to any Redirected Principal Collections Reductions in excess of the Excess Collateral Amount) will be reduced by the amount by which the Excess Collateral Amount would have been reduced below zero. In the event that the reallocation of principal collections would cause the Class B Invested Amount to be a negative number on any Distribution Date, the amount of Redirected Principal Collections Reductions on that Distribution Date will be an amount not to exceed the amount which would cause the Class B Invested Amount to be reduced to zero and the Class M Invested Amount (after giving effect to any Redirected Principal Collections Reductions in excess of the Excess Collateral Amount and the Class B Invested Amount) will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero. In the event that the reallocation of principal collections would cause the Class M Invested Amount to be a negative number on any Distribution Date, the amount of Redirected Principal Collections Reductions on that Distribution Date will be an amount not to exceed the amount which would cause the Class M Invested Amount to be reduced to zero and the Class A

Invested Amount (after giving effect to any Redirected Principal Collections Reductions in excess of the Excess Collateral Amount, the Class B Invested Amount and the Class M Invested Amount) will be reduced by the amount by which the Class M Invested Amount would have been reduced below zero.

Redirected Subordinate Principal Collections
      On each Business Day, the servicer will apply, or cause the trustee to apply, Redirected Subordinate Principal Collections, first to pay Excess Collateral Class C Minimum Monthly Interest for the interest period beginning in the then current Monthly Period and any overdue Excess Collateral Class C Minimum Monthly Interest (and additional interest on that amount) and then to pay Excess Collateral Class D Minimum Monthly Interest for the interest period beginning in the then current Monthly Period and any overdue Excess Collateral Class D Minimum Monthly Interest (and additional interest on that amount) in the same priority as those amounts are applied from Available Series 2005-2 Finance Charge Collections, as described under “—Application of Collections—Payment of Fees, Interest and Other Items” below.
      On each Distribution Date, the Excess Collateral Amount will be reduced by the amount of Redirected Principal Collections Reductions for the related Monthly Period until the Excess Collateral Amount is equal to zero.
Application of Collections

Allocations
      Obligors make payments on the receivables to the servicer, which deposits all payments in the collection account no later than the second Business Day following the date of processing. On the day on which any deposit to the collection account is available, the servicer will make the deposits and payments to the accounts and parties as indicated below. However, subject to the terms of any supplement for as long as Direct Merchants Bank or any affiliate of Direct Merchants Bank remains the servicer under the pooling and servicing agreement, the servicer may make those deposits and payments on the related Transfer Date in an aggregate amount equal to the net amount of deposits and payments which would have been made on a daily basis, if:

(a) (i) the servicer provides to the trustee a letter of credit or other form of credit enhancement rated in the highest rating category by the Rating Agencies covering the risk of collection of the servicer and (ii) the transferor has not received a notice from any Rating Agency that making payments monthly rather than daily would result in the lowering of the Rating Agency’s then-existing rating of any series of securities then outstanding, or

(b) the servicer has and maintains a short-term credit rating of “P-1” by Moody’s and “A-1” by Standard & Poor’s.
      If clause (a) or clause (b) set forth above is satisfied, cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each Transfer Date. In the event of the insolvency or bankruptcy of the servicer or, in certain circumstances, the lapse of certain time periods, the trust may not have a first-priority perfected security interest in those collections. In that event, the amount payable to you could be lower than the outstanding principal amount and accrued interest on the Series 2005-2 securities, resulting in losses to you. The servicer pays no fee to the trust or any securityholder for any use by the servicer of these collections.
      The servicer will withdraw the following amounts from the collection account for application on each Business Day as indicated:

(a) an amount equal to the Transferor Percentage of the aggregate amount of collections of principal receivables will be paid to the transferor;

(b) an amount equal to the Transferor Percentage of the aggregate amount of collections of finance charge receivables will be paid to the holder of the Exchangeable Transferor Security to the extent that those funds are not allocated to any series as set forth in the applicable supplement to the pooling and servicing agreement;

(c) an amount equal to the sum of (i) prior to the occurrence of a Pay Out Event, the Floating Percentage, and on and after the occurrence of a Pay Out Event, the Fixed/ Floating Percentage, of the sum of the aggregate amount of collections of finance charge receivables and the amount of Adjustment Payments made by the transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period, (ii) certain Transferor Finance Charge Collections allocable to Series 2005-2 and (iii) Excess Finance Charge Collections of other series allocable to Series 2005-2, will be allocated and paid as described below in “—Payment of Fees, Interest and Other Items”;

(d) during the Revolving Period, an amount equal to the Floating Percentage of collections of principal receivables (less the Redirected Principal Collections Reductions) will be applied as Shared Principal Collections;

(e) during the Accumulation Period or the Early Amortization Period, an amount equal to the Fixed/ Floating Percentage of collections of principal receivables (less the Redirected Principal Collections Reductions), any amount on deposit in the excess funding account allocated to Series 2005-2, any amounts to be paid in respect of the Series Default Amount, unpaid Adjustment Payments, Class A Charge-Offs, Class M Charge-Offs, Class B Charge-Offs, Excess Collateral Charge-Offs and any amount of Shared Principal Collections allocated to the Class A securities, the Class M securities, the Class B securities and the Excess Collateral on the related Business Day, up to (i) during the Accumulation Period, the Controlled Deposit Amount, or (ii) during the Early Amortization Period, the Invested Amount, will be deposited with respect to the Accumulation Period, in the principal funding account or, with respect to the Early Amortization Period, in the principal account;

(f) Shared Principal Collections will be allocated to each outstanding series pro rata based on any shortfalls with respect to principal payments for any series which is in its amortization period, and then, at the option of the transferor, to make payments of principal with respect to any variable funding securities. The servicer will pay any remaining Shared Principal Collections on the related Business Day to the holder of the Exchangeable Transferor Security; and

(g) Excess Finance Charge Collections will be allocated as set forth below in “—Payment of Fees, Interest and Other Items.”

      Any Shared Principal Collections and other amounts described above as being payable to the transferor will not be paid to the transferor if the interest of the transferor in the trust on any date, after giving effect to the inclusion in the trust of all receivables on or prior to that date and the application of all prior payments to the transferor, does not exceed the Minimum Transferor Interest. Any amounts otherwise payable to the transferor, together with any Adjustment Payments, as described below, will be deposited into and held in the excess funding account, and on the date that an accumulation period or early amortization period begins with respect to any series, those amounts will be deposited in the principal account of that series to the extent specified in the related supplement to the pooling and servicing agreement, until the applicable principal account of that series has been funded in full or the holders of securities of that series have been paid in full. See “Description of the Securities—Excess Funding Account” in the attached prospectus.
      On each Business Day the transferor, at its discretion, will direct that amounts on deposit in the payment reserve account be (a) retained in that account, (b) applied as Available Series 2005-2 Finance Charge Collections or (c) paid to the Excess Collateral holder.

Payment of Fees, Interest and Other Items
      On each Business Day during a Monthly Period, the servicer will determine the amount of Available Series 2005-2 Finance Charge Collections and will apply that amount, after taking into account deposits or payments made in respect of the item identified on each previous Business Day during that Monthly Period, in the following priority:

(a) an amount equal to (i) the Class A Monthly Interest, plus (ii) the amount of any Class A Monthly Interest previously due but not deposited in the interest funding account in prior Monthly Periods, plus (iii) any additional interest (to the extent permitted by applicable law) at the Class A Interest Rate with respect to interest amounts that were due but not paid in a prior Monthly Period, will be deposited in the interest funding account;

(b) an amount equal to (i) the Class M Monthly Interest, plus (ii) the amount of any Class M Monthly Interest previously due but not deposited in the interest funding account in prior Monthly Periods, plus (iii) any additional interest (to the extent permitted by applicable law) at the Class M Interest Rate with respect to interest amounts that were due but not paid in a prior Monthly Period, will be deposited in the interest funding account;

(c) an amount equal to (i) the Class B Monthly Interest, plus (ii) the amount of any Class B Monthly Interest previously due but not deposited in the interest funding account in prior Monthly Periods, plus (iii) any additional interest (to the extent permitted by applicable law) at the Class B Interest Rate with respect to interest amounts that were due but not paid in a prior Monthly Period, will be deposited in the interest funding account;

(d) an amount equal to (i) the Excess Collateral Class C Minimum Monthly Interest, plus (ii) the amount of any Excess Collateral Class C Minimum Monthly Interest previously due but not distributed to the Excess Collateral holder in prior Monthly Periods, plus (iii) any additional interest (to the extent permitted by applicable law) at the Excess Collateral Class C Minimum Rate with respect to interest amounts that were due but not paid in a prior Monthly Period, will be distributed to the Excess Collateral holder;

(e) an amount equal to (i) the Excess Collateral Class D Minimum Monthly Interest, plus (ii) the amount of any Excess Collateral Class D Minimum Monthly Interest previously due but not distributed to the Excess Collateral holder in prior Monthly Periods, plus (iii) any additional interest (to the extent permitted by applicable law) at the Excess Collateral Class D Minimum Rate with respect to interest amounts that were due but not paid in a prior Monthly Period, will be distributed to the Excess Collateral holder;

(f) an amount equal to (i) the portion of the Servicing Fee for the current month that has not been previously paid to the servicer, plus (ii) any prior Servicing Fee that was due but not previously paid to the servicer, will be distributed to the servicer;

(g) an amount equal to the lesser of:

(i) the sum of (A) any Available Series 2005-2 Finance Charge Collections remaining and (B) if that Business Day is a Default Recognition Date, an amount equal to the aggregate amount received by the transferor on each prior Business Day during the related Monthly Period that is to be treated as “Transferor Retained Finance Charge Collections” in accordance with an agreement between the transferor and the Excess Collateral holder relating to the transfer of the Excess Collateral to the Excess Collateral holder, and

(ii) the sum of (A) the aggregate Series Default Amount for the related Business Day and (B) the unpaid Series Default Amount for any prior Business Day during the then current Monthly Period,

will be (1) during the Revolving Period, treated as Shared Principal Collections and (2) during the Accumulation Period and the Early Amortization Period, treated as Available Series 2005-2 Principal Collections for the benefit of the Series 2005-2 securities;

(h) an amount equal to the Series 2005-2 Percentage of any Adjustment Payment which the transferor is required but fails to make will be (i) during the Revolving Period, treated as Shared

Principal Collections, and (ii) during the Accumulation Period and the Early Amortization Period, treated as Available Series 2005-2 Principal Collections for the benefit of the Series 2005-2 securities;

(i) an amount equal to unreimbursed Class A Charge-Offs, if any, will be applied to reimburse Class A Charge-Offs and (i) during the Revolving Period, be treated as Shared Principal Collections, and (ii) during the Accumulation Period and the Early Amortization Period, be treated as Available Series 2005-2 Principal Collections for the benefit of the Series 2005-2 securities;

(j) an amount equal to the unreimbursed amount by which the Class M Invested Amount has been reduced pursuant to clauses (c) and (d) of that definition on prior Business Days, if any, will be applied to reimburse any reduced amount and (i) during the Revolving Period, be treated as Shared Principal Collections, and (ii) during the Accumulation Period and the Early Amortization Period, be treated as Available Series 2005-2 Principal Collections for the benefit of the Series 2005-2 securities;

(k) an amount equal to the unreimbursed amount by which the Class B Invested Amount has been reduced pursuant to clauses (c) and (d) of that definition on prior Business Days, if any, will be applied to reimburse any reduced amount and (i) during the Revolving Period, be treated as Shared Principal Collections, and (ii) during the Accumulation Period and the Early Amortization Period, be treated as Available Series 2005-2 Principal Collections for the benefit of the Series 2005-2 securities;

(l) an amount equal to the unreimbursed amount by which the Excess Collateral Amount has been reduced pursuant to clauses (c) and (d) of that definition on prior Business Days, if any, will be applied to reimburse any reduced amount, and (i) during the Revolving Period, be treated as Shared Principal Collections, and (ii) during the Accumulation Period and the Early Amortization Period, be treated as Available Series 2005-2 Principal Collections for the benefit of the Series 2005-2 securities;

(m) on and after the Reserve Account Funding Date, but prior to the date on which the accumulation period reserve account terminates, an amount equal to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited in the accumulation period reserve account; and

(n) any Available Series 2005-2 Finance Charge Collections remaining will be distributed to the Excess Collateral holder.

      On each Business Day during a Monthly Period, any amount received by the trustee pursuant to the transfer and administration agreement for deposit in the payment reserve account will be deposited in the payment reserve account. Additionally, on each Business Day during a Monthly Period, any amount received by the trustee pursuant to the transfer and administration agreement (a) to cover shortfalls, if any, in amounts payable from finance charge collections to securityholders of other series, will be applied as Excess Finance Charge Collections and (b) to pay the reasonable costs and expenses of a successor servicer, will be paid to the successor servicer.
      Notwithstanding the foregoing, if on any Default Recognition Date the sum of (i) the amount of Available Series 2005-2 Finance Charge Collections (including any amounts on deposit in the payment reserve account remaining after application pursuant to clause (f) above) and (ii) Transferor Retained Finance Charge Collections, is less than the amount of the aggregate Series Default Amount for the related Business Day, the servicer will apply (a) amounts deposited in the accumulation period reserve account pursuant to clause (m) above during the then current Monthly Period and (b) any amount distributed to the trustee pursuant to the transfer and administration agreement for application in accordance with the instructions of the servicer in respect of the shortfall, in accordance with clause (g) above to the extent of the shortfall.
      On each Transfer Date, all investment income (net of investment losses and expenses) on funds on deposit in the payment reserve account, the principal funding account, the principal account and the accumulation period reserve account will be applied as if those amounts were Available Series 2005-2 Finance Charge Collections on the last Business Day of the preceding Monthly Period.

Payment of Principal
      On each Business Day during the Revolving Period, the trustee, acting in accordance with instructions from the servicer, will treat the amount described above in clause (d) of “—Allocations” as Shared Principal Collections which will be applied as described above in clause (f) of “—Allocations.”
      On each Transfer Date during the Accumulation Period and the Early Amortization Period, the trustee, acting in accordance with instructions from the servicer, will apply collections of principal receivables on deposit in the principal account in the following priority:

(a) an amount equal to the Class A Principal will be deposited on each Transfer Date in the principal funding account for distribution to the Class A securityholders on the Expected Final Payment Date (during the Accumulation Period) or distributed to the Class A securityholders on each Distribution Date until the Class A Invested Amount is paid in full (during the Early Amortization Period);

(b) an amount equal to the Class M Principal will be deposited on each Transfer Date in the principal funding account for distribution to the Class M securityholders on the Expected Final Payment Date (during the Accumulation Period) or distributed to the Class M securityholders on each Distribution Date until the Class M Invested Amount is paid in full (during the Early Amortization Period);

(c) an amount equal to the Class B Principal will be deposited on each Transfer Date in the principal funding account for distribution to the Class B securityholders on the Expected Final Payment Date (during the Accumulation Period) or distributed to the Class B securityholders on each Distribution Date until the Class B Invested Amount is paid in full (during the Early Amortization Period);

(d) an amount equal to the Excess Collateral Principal will be deposited on each Transfer Date in the principal funding account for distribution to the Excess Collateral holder on the Expected Final Payment Date (during the Accumulation Period) or distributed to the Excess Collateral holder on each Distribution Date until the Excess Collateral Amount is paid in full (during the Early Amortization Period); and

(e) on each Transfer Date with respect to the Accumulation Period and the Early Amortization Period the balance of Available Series 2005-2 Principal Collections not applied pursuant to (a) through (d) above, if any, on each Transfer Date during the Accumulation Period and the Early Amortization Period will be treated as Shared Principal Collections and applied as described above in clause (f) of “—Allocations.”
      In addition to being subject to reduction as described in “—Subordination”, “—Redirected Principal Collections and Redirected Subordinate Principal Collections” and “—Investor Charge-Offs” in this prospectus supplement, if certain conditions are satisfied the Excess Collateral Amount may be reduced as described under “Summary of Terms— Excess Collateral” above.
Coverage of Interest Shortfalls
      To the extent of any shortfall in the amount of Available Series 2005-2 Finance Charge Collections due to the accumulation of principal in the excess funding account, Transferor Finance Charge Collections will be made available to cover the Negative Carry Amount.
      Excess Finance Charge Collections available from any series will be applied to cover any shortfalls with respect to amounts payable from collections of finance charge receivables allocable to any other series pro rata based upon the amounts of the shortfalls, if any, with respect to those series. Any Excess Finance Charge Collections arising from Available Series 2005-2 Finance Charge Collections and remaining after covering shortfalls with respect to all outstanding series during a Monthly Period will be paid first to the successor servicer, if any, to cover certain costs and expenses, and then to the Excess Collateral holder.

Shared Principal Collections
      Shared Principal Collections may be applied to cover principal payments due to or for the benefit of securityholders of another series, including principal payments which the transferor elects to make with respect to any variable funding securities. Any redirection of collections of principal receivables will not result in a reduction in the invested amount of any series. In addition, collections of principal receivables and certain other amounts initially applied for the benefit of other series, to the extent not needed to make payments to the securityholders of those series, may be applied to cover principal payments due to or for the benefit of the holders of the Series 2005-2 securities. See “—Application of Collections” above and “Description of the Securities—Application of Collections” and “—Shared Principal Collections” in the attached prospectus.
Defaulted Receivables; Dilution
      Receivables in Defaulted Accounts are charged off as uncollectible in accordance with the servicer’s customary and usual servicing procedures and the Credit and Collection Policy. See “Direct Merchants Credit Card Bank, N.A. Activities—Delinquency, Collections and Charge-Offs” in the attached prospectus and “Trust Credit Card Portfolio—Delinquency and Loss Experience” in this prospectus supplement. On each Business Day, the servicer will allocate to the Series 2005-2 securityholders the Series Default Amount.
      On any Business Day, the servicer may adjust downward the amount of any principal receivable without receiving collections therefor or without charging off the amount as uncollectible. This downward adjustment could result from various events, including a rebate, refund, unauthorized charge or billing error. We call this type of adjustment a “Dilution.” If on any Business Day the servicer records a Dilution, then the amount of the interest of the transferor in the trust will be reduced, on a net basis, by the amount of the Dilution on that Business Day. In the event the interest of the transferor in the trust would be reduced below the Minimum Transferor Interest, the transferor will be required to pay to the servicer, for deposit into the excess funding account, an “Adjustment Payment” equal to the amount by which the interest of the transferor in the trust would have been reduced below the Minimum Transferor Interest. If the transferor fails to make all or a portion of this Adjustment Payment, the Series 2005-2 Percentage of the unpaid Adjustment Payment will be allocated to Series 2005-2, to be paid from Available Series 2005-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections designated for that purpose. To the extent that those amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to Series 2005-2, there will be an Investor Charge-Off as described below.
Investor Charge-Offs
      If, on any Determination Date, the aggregate Series Default Amount and the Series 2005-2 Percentage of the unpaid Adjustment Payments, if any, for each Business Day in the preceding Monthly Period exceed:

(a) the aggregate amount of Available Series 2005-2 Finance Charge Collections applied to cover these amounts, as described above in clauses (h) and (i) of “—Application of Collections—Payment of Fees, Interest and Other Items,”

(b) the amount of Transferor Finance Charge Collections and Excess Finance Charge Collections allocated to cover these amounts, as described above in “—Redirected Cash Flows,”

(c) the amount of Redirected Principal Collections allocated to cover these amounts, as described above in “—Redirected Principal Collections and Redirected Subordinate Principal Collections,” and

(d) the amount of investment income (net of investment losses and expenses) on funds on deposit in the principal funding account and any amounts withdrawn from the accumulation period reserve account allocated to cover this amount, then the Excess Collateral Amount (after giving effect to any Redirected Principal Collections Reductions) will be reduced on the related Distribution Date by the aggregate amount of the excess, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2005-2 Percentage of unpaid Adjustment Payments for that preceding Monthly Period. This reduction in the Excess Collateral Amount is called an “Excess Collateral Charge-Off.”
      The Excess Collateral Amount will be subsequently increased (but not by more than the unpaid principal balance of the Excess Collateral) on any Business Day by the amounts allocated and available for that purpose as described above under clause (l) of “—Application of Collections—Payment of Fees, Interest and Other Items.”
      If any reduction of the Excess Collateral Amount would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero, and the Class B Invested Amount (after giving effect to any Redirected Principal Collections Reductions in excess of the Excess Collateral Amount) will be reduced by the amount, called a “Class B Charge-Off,” of this excess. The Class B Invested Amount cannot be reduced by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2005-2 Percentage of unpaid Adjustment Payments with respect to the related Monthly Period. Any Class B Charge-Off will have the effect of slowing or reducing the return of principal to the Class B securityholders.
      The Class B Invested Amount will be subsequently increased (but not by more than the unpaid principal balance of the Class B securities) on any Business Day by the amounts allocated and available for that purpose as described above under clause (k) of “—Application of Collections—Payment of Fees, Interest and Other Items.”
      If any reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class M Invested Amount (after giving effect to any Redirected Principal Collections Reductions in excess of the Excess Collateral Amount and the Class B Invested Amount) will be reduced by the amount, called a “Class M Charge-Off,” of this excess. The Class M Invested Amount cannot be reduced by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2005-2 Percentage of unpaid Adjustment Payments with respect to the related Monthly Period. Any Class M Charge-Off will have the effect of slowing or reducing the return of principal to the Class M securityholders.
      The Class M Invested Amount will be subsequently increased (but not by more than the unpaid principal balance of the Class M securities) on any Business Day by the amounts allocated and available for that purpose as described above under clause (j) of “—Application of Collections—Payment of Fees, Interest and Other Items.”
      If any reduction of the Class M Invested Amount would cause the Class M Invested Amount to be a negative number, the Class M Invested Amount will be reduced to zero, and the Class A Invested Amount (after giving effect to any Redirected Principal Collections Reductions in excess of the Excess Collateral Amount, the Class B Invested Amount and the Class M Invested Amount) will be reduced by the amount, called a “Class A Charge-Off,” of this excess. The Class A Invested Amount cannot be reduced by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2005-2 Percentage of unpaid Adjustment Payments with respect to the related Monthly Period. Any Class A Charge-Off will have the effect of slowing or reducing the return of principal to the Class A securityholders.
      The Class A Invested Amount will be subsequently increased (but not by more than the unpaid principal balance of the Class A securities) on any Business Day by the amounts allocated and available for that purpose as described above under clause (i) of “—Application of Collections—Payment of Fees, Interest and Other Items.”
Principal Funding Account
      Pursuant to the Series 2005-2 supplement to the pooling and servicing agreement, the servicer will establish and maintain a principal funding account with a Qualified Institution as a segregated trust account held for the benefit of the Series 2005-2 securityholders. During the Accumulation Period, the trustee at the direction of the servicer will transfer collections of principal receivables (other than Redirected Principal

Collections) and Shared Principal Collections from other series, if any, allocated to the Series 2005-2 securities as described above under “—Application of Collections” from the principal account to the principal funding account.
      Funds on deposit in the principal funding account will be invested by the trustee at the direction of the servicer in Cash Equivalents maturing no later than the following Transfer Date. During the Accumulation Period, investment earnings (net of investment losses and expenses) on funds on deposit in the principal funding account will be applied on each Transfer Date as if those amounts were Available Series 2005-2 Finance Charge Collections on the last Business Day of the preceding Monthly Period. If, for any interest period, the principal funding account investment earnings are less than an amount equal to the Covered Amount, the amount of that deficiency will be paid from the accumulation period reserve account to the extent of the Available Reserve Account Amount and applied on the applicable Transfer Date as if that amount were Available Series 2005-2 Finance Charge Collections on the last Business Day of the preceding Monthly Period.
Accumulation Period Reserve Account
      Pursuant to the Series 2005-2 supplement to the pooling and servicing agreement, the servicer will establish and maintain the accumulation period reserve account with a Qualified Institution as a segregated trust account held for the benefit of the Series 2005-2 securityholders. The accumulation period reserve account is established to assist with the subsequent distribution of interest on the Series 2005-2 securities during the Accumulation Period. On each Business Day from and after the Reserve Account Funding Date, but prior to the termination of the accumulation period reserve account, the trustee, acting pursuant to the servicer’s instructions, will apply Available Series 2005-2 Finance Charge Collections allocated to the Series 2005-2 securities as described above under “—Application of Collections—Payment of Fees, Interest and Other Items” to increase the amount on deposit in the accumulation period reserve account (if the amount on deposit is less than the Required Reserve Account Amount).
      Unless the accumulation period reserve account has been terminated as described below, all amounts on deposit in the accumulation period reserve account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the accumulation period reserve account to be made on that Transfer Date) will be invested by the trustee at the direction of the servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on those investments will be retained in the accumulation period reserve account (if the amount on deposit is less than the Required Reserve Account Amount) or applied on each Transfer Date as if those amounts were Available Series 2005-2 Finance Charge Collections on the last Business Day of the preceding Monthly Period.
      On or before each Transfer Date with respect to the Accumulation Period and on the first Transfer Date with respect to the Early Amortization Period, a withdrawal will be made from the accumulation period reserve account. The amount of that withdrawal will be applied as if it were Available Series 2005-2 Finance Charge Collections on the last Business Day of the preceding Monthly Period in an amount equal to the lesser of:

(a) the Available Reserve Account Amount with respect to the related Transfer Date, and

(b) the amount, if any, by which (i) the Covered Amount exceeds (ii) the investment earnings (net of losses and investment expenses), if any, in the principal funding account for the related Transfer Date.
      The accumulation period reserve account will be terminated following the earliest to occur of:

(a) the termination of the trust pursuant to the pooling and servicing agreement;

(b) the date on which the Invested Amount is paid in full;

(c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Series 2005-2 securities; and

(d) if the Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Early Amortization Period and the Expected Final Payment Date.
Upon the termination of the accumulation period reserve account, all amounts on deposit in that account (after giving effect to any withdrawals on that date as described above) will be applied as if they were Available Series 2005-2 Finance Charge Collections.
Paired Series
      Subject to the satisfaction of the Rating Agency Condition, prior to the commencement of the Accumulation Period or the Early Amortization Period, the Series 2005-2 securities may be paired with one or more other series or a portion of one or more other series issued by the trust. Each paired series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of the paired series and primarily from the proceeds of the sale of the paired series or will have a variable principal amount. Any pre-funding account will be held for the benefit of the paired series and not for the benefit of the Series 2005-2 securityholders. As amounts are deposited in the principal account or the principal funding account or are paid with respect to the Series 2005-2 securities, either:

(a) in the case of a pre-funded paired series, an equal amount of funds on deposit in any pre-funding account for the pre-funded paired series will be released (and those funds will be distributed to the transferor), or

(b) in the case of a paired series having a variable principal amount, an interest in the variable paired series in an equal or lesser amount may be sold by the trust (and the proceeds of that sale will be distributed to the transferor).
In either case, the invested amount in the trust of the paired series will increase by up to a corresponding amount.
      Upon payment in full of the Series 2005-2 securities, assuming that there have been no unreimbursed charge-offs with respect to any related paired series, the aggregate invested amount of the related paired series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Series 2005-2 securityholders.
      The issuance of a paired series will be subject to the conditions described under “Description of the Securities—New Issuances” in the attached prospectus. We cannot assure you, however, that the terms of any paired series might not have an impact on the timing or amount of payments received by a Series 2005-2 securityholder. In particular, the denominator of the Fixed/ Floating Percentages for all classes of Series 2005-2 securities may be increased upon the occurrence of a Pay Out Event with respect to a paired series resulting in a possible reduction of the percentage of collections of principal receivables and collections of finance charge receivables allocated to Series 2005-2 if any event required reliance by Series 2005-2 on clause (b) of the denominator of the applicable Fixed/ Floating Percentages and, in the case of principal collections, allowed payment of principal at that time to the paired series. See “—Allocation Percentages” above.
Defeasance
      On the date that the following conditions have been satisfied:

(a) the transferor has deposited (i) in the principal funding account an amount such that the amount on deposit in the principal funding account following such deposit is equal to the outstanding principal balance of the Series 2005-2 securities other than any transferor retained portion of such securities, and (ii) in the payment reserve account an amount sufficient to pay all remaining interest on the Series 2005-2 securities scheduled to accrue through the Expected Final Payment Date;

(b) the transferor has delivered to the trustee an opinion of counsel to the effect that the deposits and termination of obligations will not result in the trust being required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and an opinion of counsel to the effect that following the deposit none of the trust, the payment reserve account, the principal funding account or the principal account will be deemed to be an association (or publicly traded partnership) taxable as a corporation;

(c) the transferor has delivered to the trustee a certificate of an officer of the transferor stating that the transferor reasonably believes that such deposit and termination of its obligations will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, or both, would cause a Pay Out Event to occur; and

(d) the transferor has obtained confirmation from each Rating Agency that no reduction or withdrawal of its then-existing rating of any outstanding class of securities will result from those events;

then, the Series 2005-2 securities will no longer be entitled to the security interest of the trust in the receivables (a “Defeasance”) and, except for those assets described in clause (a) above, other trust assets, and the percentages applicable to the allocation to the Series 2005-2 securityholders of collections of principal receivables, collections of finance charge receivables and amounts of Defaulted Receivables, will be reduced to zero.
Final Payment of Principal; Termination
      The Class A securities, the Class M securities, the Class B securities and the Excess Collateral will be subject to optional repurchase by the transferor (so long as the transferor is the servicer or an affiliate of the servicer) on any Distribution Date if on that date the difference of (i) the sum of the Class A Invested Amount, the Class M Invested Amount, the Class B Invested Amount and the Excess Collateral Amount minus (ii) the portion of the Excess Collateral represented by the Class D Notes and the owner certificate retained by the transferor would be reduced to an amount less than or equal to 10% of the Initial Invested Amount minus the portion of the Excess Collateral represented by the Class D Notes and the owner certificate retained by the transferor and if certain additional conditions set forth in the pooling and servicing agreement are satisfied. The repurchase price will be equal to the unpaid Invested Amount plus accrued and unpaid interest on the Series 2005-2 securities, in each case after giving effect to any payments on that date. In each case, interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.
      The Series 2005-2 securities will be retired on the day following the Distribution Date on which the final payment of principal is made to the Series 2005-2 securityholders, whether as a result of optional reassignment to the transferor or otherwise. Unless previously terminated as described above, the final distribution of principal and interest on the Series 2005-2 securities will be made on the Series 2005-2 Termination Date, except as described below.
      If the Invested Amount is greater than zero on the Series 2005-2 Termination Date, exclusive of any class held by the transferor, then the trustee will sell or cause to be sold (and apply the proceeds first to the Class A securities until paid in full, then to the Class M securities until paid in full, then to the Class B securities until paid in full and finally to the Excess Collateral until paid in full) interests in the receivables or certain receivables, as specified in the pooling and servicing agreement and the Series 2005-2 supplement, in an amount up to 110% of the Invested Amount at the close of business on that date (but not more than the total amount of receivables allocable to the Series 2005-2 securities in accordance with the pooling and servicing agreement). If the sale contemplated by the preceding sentence has not occurred by the Series 2005-2 Termination Date, the affected Series 2005-2 securityholders will continue to be entitled to receive proceeds of the sale when it occurs. The net proceeds of the sale and any collections on the receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Series 2005-2 securities, will be paid on the Series 2005-2 Termination Date, first to the Class A securityholders until the Class A Invested Amount is paid in full, then to the Class M securityholders until the Class M Invested Amount is paid in full, then to the Class B securityholders until the Class B Invested Amount is paid in full and finally to the Excess Collateral holder until the Excess Collateral Amount is paid in full.

      Unless the servicer and the holder of the Exchangeable Transferor Security instruct the trustee otherwise, the trust will terminate on the earlier of:

(a) the day after the Distribution Date following the date on which funds have been deposited in the distribution account for the payment to securityholders sufficient to pay in full the aggregate investor interest of all series outstanding plus interest thereon at the applicable interest rates to that Distribution Date, and

(b) a date which will not be later than May 26, 2095.
Once the trust has terminated and the Exchangeable Transferor Security has been surrendered, the trustee will convey to the holder of the Exchangeable Transferor Security all right, title and interest of the trust in and to the receivables and other funds of the trust, other than funds on deposit in the distribution account and other similar bank accounts of the trust with respect to any series.
Pay Out Events
      As described above, the Revolving Period will continue until the commencement of the Accumulation Period, unless a Pay Out Event occurs prior to that date. A “Pay Out Event” refers to any of the following events:

(a) failure on the part of the transferor:

(i) to make any payment or deposit on the date required under the pooling and servicing agreement (or within the applicable grace period which will not exceed five Business Days);

(ii) to perform in all material respects the transferor’s covenant not to sell, pledge, assign, or transfer to any person, or grant any unpermitted lien on, any receivable in the trust portfolio; or

(iii) duly to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the pooling and servicing agreement or the purchase agreement with Metris Companies Inc., which failure has a material adverse effect on the Series 2005-2 securityholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, has been given to the transferor by the trustee, or to the transferor and the trustee by the Series 2005-2 securityholders representing more than 50% of the Invested Amount and which continues to materially and adversely affect the interests of the Series 2005-2 securityholders during that period;

(b) any representation or warranty made by the transferor in the pooling and servicing agreement proves to have been incorrect in any material respect when made, and as a result the interests of the Series 2005-2 securityholders are materially adversely affected, and the representation or warranty continues to be incorrect for 60 days after written notice and the interests of the Series 2005-2 securityholders continue to be materially adversely affected during that period; provided, however, that a Pay Out Event will not be deemed to occur under the pooling and servicing agreement if the transferor has accepted reassignment of the related receivable or all related receivables, if applicable, during that period (or any longer period as the trustee may specify) in accordance with the provisions of the pooling and servicing agreement;

(c) certain events of bankruptcy or insolvency relating to the transferor, Direct Merchants Bank or Metris Companies Inc.;

(d) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average Base Rates for those same three consecutive Monthly Periods;

(e) the trust becomes subject to regulation by the Securities and Exchange Commission as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(f) (i) the interest of the transferor in the trust is less than the Minimum Transferor Interest, (ii) (A) the Series 2005-2 Percentage of the sum of the total amount of principal receivables plus amounts on deposit in the excess funding account is less than (B) the sum of the aggregate outstanding principal amounts of the Class A securities, the Class M securities, the Class B securities and the Excess Collateral, (iii) the sum of the total amount of principal receivables and the amounts on deposit in the excess funding account, the principal account and the principal funding account is less than the Minimum Aggregate Principal Receivables or (iv) the Retained Percentage is equal to or less than 2%, in each case as of any Determination Date;

(g) the occurrence of any Servicer Default which would have a material adverse effect on the Series 2005-2 securityholders; or

(h) the failure of any interest rate cap provider to make any payment required under an interest rate cap within 30 days of the due date of that payment.

      In the case of any event described in clause (a), (b), or (g) above, a Pay Out Event will be deemed to have occurred with respect to the Series 2005-2 securities only if, after any applicable grace period, the Series 2005-2 securityholders evidencing undivided interests aggregating more than 50% of the Invested Amount, by written notice to the trustee, the transferor and the servicer, declare that a Pay Out Event has occurred with respect to the Series 2005-2 securities as of the date of the notice. In the case of any event described in clause (c) or (e) above, a Pay Out Event with respect to all series then outstanding, and in the case of any event described in clause (d), (f) or (h) above a Pay Out Event with respect only to the Series 2005-2 securities, will be deemed to have occurred without any notice or other action on the part of the trustee or the Series 2005-2 securityholders or all securityholders, as appropriate, immediately upon the occurrence of that event.
      On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In that event, distributions of principal to the Series 2005-2 securityholders will begin on the first Distribution Date following the month in which the Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Series 2005-2 securityholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life and maturity of the Series 2005-2 securities.
      In addition to the consequences of a Pay Out Event discussed above, if an Insolvency Event occurs, the transferor will immediately cease to transfer principal receivables to the trust and will promptly give notice to the trustee of the Insolvency Event. If an Insolvency Event or a Trigger Event occurs, the pooling and servicing agreement and the trust will be terminated, and within 15 days of notice to the trustee, the trustee will publish a notice of the Insolvency Event or Trigger Event, stating that the trustee intends to sell, dispose of, or otherwise liquidate the receivables. With respect to each series outstanding at that time (or, if any outstanding series has more than one class, of each class of such series excluding any class or portion of a class held by the transferor), unless otherwise instructed within a specified period by securityholders representing undivided interests aggregating more than 50% of the invested amount of any series (or class excluding any class or portion of a class held by the transferor) and the holders of any supplemental securities or any other interest in the transferor’s interest in the trust other than the transferor, the trustee will use its best efforts to sell, dispose of, or otherwise liquidate the portion of the receivables in the trust portfolio allocable to the series that did not vote to continue the trust in accordance with the pooling and servicing agreement through the solicitation of competitive bids and on terms equivalent to the best purchase offer, as determined by the trustee. The proceeds from the sale, disposition or liquidation of the receivables will be treated as collections of the receivables allocable to the applicable Series 2005-2 securityholders and will be distributed to the applicable Series 2005-2 securityholders as provided above in “—Application of Collections.”
      If the only Pay Out Event to occur is either the bankruptcy or insolvency of the transferor or the appointment of a bankruptcy trustee or receiver for the transferor, Direct Merchants Bank or Metris Companies Inc., the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the receivables and the early retirement of the Series 2005-2 securities.

Servicing Compensation and Payment of Expenses
      The servicer’s compensation for its servicing activities and reimbursement for its expenses will take the form of the Servicing Fee. The Servicing Fee will be funded from finance charge collections allocated to the Series 2005-2 securityholders, and will be paid from the amount so allocated and on deposit in the collection account. See “—Application of Collections—Payment of Fees, Interest and Other Items” above and “Description of the Securities—Application of Collections” in the attached prospectus. The remainder of the servicing fee will be allocable to the interest of the transferor in the trust and the investor interests of other series. Neither the trust nor the Series 2005-2 securityholders will have any obligation to pay any portion of the servicing fee allocable to the transferor’s interest in the trust.
      The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables in the trust portfolio including, without limitation, payment of the fees and disbursements of the trustee and independent certified public accountants and other fees which are not expressly stated in the pooling and servicing agreement to be payable by the trust or the Series 2005-2 securityholders, other than federal, state and local income and franchise taxes, if any, of the trust.
Reports to Securityholders
      On or after each Distribution Date, the paying agent will forward to each Series 2005-2 securityholder of record, a statement prepared by the servicer setting forth the items described in “Description of the Securities—Reports to Securityholders” in the attached prospectus. In addition, the statement will include (a) the amount, if any, on deposit in the principal funding account on the related Transfer Date, (b) the number of new accounts the receivables of which have been added to the trust during the related Monthly Period and (c) the aggregate notional amount of the interest rate caps and the amount deposited in the cap proceeds account during the related Monthly Period. If definitive securities are issued, notices to Series 2005-2 securityholders will also be given by mail to their addresses as they appear on the register maintained by the trustee.
ERISA Considerations
General
      Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit Plans from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.
Class A Securities, Class M Securities and Class B Securities
      It is not expected that the publicly-offered securities exception to the plan asset regulation described in the attached prospectus will apply to the Class A securities, Class M securities or the Class B securities. Accordingly, the Class A securities, Class M securities and the Class B securities may not be acquired by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Internal Revenue Code or (c) any entity whose underlying assets include “plan assets” under the Department of Labor plan asset regulation by reason of any such plan’s investment in the entity. By its acceptance of a Class A security, Class M security or Class B security, each Class A securityholder, Class M securityholder or Class B securityholder, as applicable, will be deemed to have represented and warranted that it is not subject to the foregoing limitations.

Underwriting
       Subject to the terms and conditions set forth in an underwriting agreement dated October 12, 2005 among Metris Receivables, Inc., Metris Companies Inc. and the underwriters named below, Metris Receivables, Inc. has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the securities set forth opposite its name:

Principal
Amount of
Class A	Class A
Underwriters	Securities

Banc of America Securities LLC	$74,250,000
Barclays Capital Inc.	74,250,000
Deutsche Bank Securities Inc.	74,250,000
HSBC Securities (USA) Inc.	74,250,000

Total	$297,000,000

      In the underwriting agreement, the underwriters of the Class A securities have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A securities offered hereby if any of the Class A securities are purchased.
      The underwriters propose initially to offer the Class A securities to the public at 100.000% of their principal amount and to certain dealers at such price less concessions not in excess of 0.135% of the principal amount of the Class A securities. The underwriters may allow, and such dealers may reallow, concessions not in excess of 0.105% of the principal amount of the Class A securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.
      Metris Receivables, Inc. will receive proceeds of approximately $296,331,750 from the sale of the Class A securities (representing 99.775% of the principal amount of each Class A security) after paying the underwriting discount of $668,250 (representing 0.225% of the principal amount of each Class A security). Additional offering expenses are estimated to be approximately $705,000.

Principal
Amount of
Class M	Class M
Underwriters	Securities

Banc of America Securities LLC	$13,625,000
Barclays Capital Inc.	13,625,000
Deutsche Bank Securities Inc.	13,625,000
HSBC Securities (USA) Inc.	13,625,000

Total	$54,500,000

      In the underwriting agreement, the underwriters of the Class M securities have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class M securities offered hereby if any of the Class M securities are purchased.
      The underwriters propose initially to offer the Class M securities to the public at 100.000% of their principal amount and to certain dealers at such price less concessions not in excess of 0.150% of the principal amount of the Class M securities. The underwriters may allow, and such dealers may reallow, concessions not in excess of 0.120% of the principal amount of the Class M securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.
      Metris Receivables, Inc. will receive proceeds of approximately $54,363,750 from the sale of the Class M securities (representing 99.750% of the principal amount of each Class M security) after paying the underwriting discount of $136,250 (representing 0.250% of the principal amount of each Class M security). Additional offering expenses are estimated to be approximately $129,000.

Principal
Amount of
Class B	Class B
Underwriters	Securities

Banc of America Securities LLC	$17,425,000
Barclays Capital Inc.	17,425,000
Deutsche Bank Securities Inc.	17,425,000
HSBC Securities (USA) Inc.	17,425,000

Total	$69,700,000

      In the underwriting agreement, the underwriters of the Class B securities have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B securities offered hereby if any of the Class B securities are purchased.
      The underwriters propose initially to offer the Class B securities to the public at 100.000% of their principal amount and to certain dealers at such price less concessions not in excess of 0.180% of the principal amount of the Class B securities. The underwriters may allow, and such dealers may reallow, concessions not in excess of 0.140% of the principal amount of the Class B securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.
      Metris Receivables, Inc. will receive proceeds of approximately $69,490,900 from the sale of the Class B securities (representing 99.700% of the principal amount of each Class B security) after paying the underwriting discount of $209,100 (representing 0.300% of the principal amount of each Class B security). Additional offering expenses are estimated to be approximately $166,000.
      Each underwriter has represented and agreed that:

•	it has not offered or sold, and prior to the date which is six months after the date of issue of the securities will not offer or sell any securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, as amended;

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom; and

•	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the trust.
      Metris Receivables, Inc. and Metris Companies Inc. will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.
      Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, as amended:

•	over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position;

•	stabilizing transactions, which permit bids to purchase the securities so long as the stabilizing bids do not exceed a specified maximum; and

•	syndicate covering transactions, which involve purchases of the securities in the open market after the distribution has been completed to cover syndicate short positions.
      Over-allotment transactions, stabilizing transactions and syndicate covering transactions may cause prices of the Series 2005-2 securities to be higher than they would otherwise be in the absence of such transactions. Neither the trust nor any of the underwriters represent that the underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.
      In the ordinary course of business, one or more of the underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with Metris Companies Inc. and its affiliates.
      As discussed under “Use of Proceeds,” a portion of the net proceeds of the sale of the Class A securities, Class M securities and Class B securities will be used to repay all or a portion of the outstanding balances payable to Series 2004-B securityholders and/or, the Series 2005-A securityholders. Certain classes of the Series 2004-B securities are held by affiliates or one or more conduit investors which are affiliates of and for which Banc of America, N.A., an affiliate of Banc of America Securities LLC, Barclays Bank PLC, an affiliate of Barclays Capital Inc., and Deutsche Bank AG, New York Branch, an affiliate of Deutsche Bank Securities Inc. act as agent. The interest rate cap provider is Barclays Bank PLC, an affiliate of Barclays Capital, Inc. Banc of America Securities LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc. are the underwriters of the Class A securities, Class M securities and Class B securities.
      HSBC Securities (USA) Inc. is an affiliate of HSBC Finance Corporation, the entity which would become the parent company of Metris Companies Inc. upon completion of the proposed merger between HSBC Finance Corporation and Metris Companies Inc. See “Recent Developments” herein and “Metris Companies Inc.—Proposed Merger” in the attached prospectus.

Glossary of Defined Terms
       Many of the terms defined below contain terms defined elsewhere in this glossary or in the glossary contained in the prospectus.
      “Accumulation Period” means the period of time beginning at the close of business on the last day of the August 2006 Monthly Period, or such later date as is determined in accordance with the description under “Description of Series Provisions—Postponement of Accumulation Period” in this prospectus supplement, and ending on the earliest of:

•	the date on which the Early Amortization Period begins; and

•	the Series 2005-2 Termination Date.
      “Accumulation Period Length” has the meaning described under “Description of Series Provisions—
Postponement of Accumulation Period” in this prospectus supplement.
      “Accumulation Shortfall” initially, means zero and thereafter, means, with respect to any Monthly Period during the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the principal funding account for the previous Monthly Period.
      “Adjusted Invested Amount” means, as of any Business Day, the Invested Amount minus the sum of the amount then on deposit in the principal account, the amount then on deposit in the principal funding account and the Series 2005-2 Percentage of the amount then on deposit in the excess funding account.
      “Adjustment Payment” means the amount that the transferor will be required to pay to the servicer, for deposit into the excess funding account, as described under “Description of Series Provisions—Defaulted Receivables; Dilution” in this prospectus supplement.
      “Available Reserve Account Amount” means, on any Transfer Date, the amount available to be withdrawn from the accumulation period reserve account equal to the lesser of the amount on deposit in the accumulation period reserve account (before giving effect to any withdrawal to be made from the accumulation period reserve account on that Transfer Date) and the Required Reserve Account Amount for that Transfer Date.
      “Available Series 2005-2 Finance Charge Collections” means, with respect to any Monthly Period, an amount equal to the sum of:

•	prior to the date on which a Pay Out Event is deemed to occur, the Floating Percentage of the sum of collections of finance charge receivables and the amount of overdue Adjustment Payments made by the transferor or, on and after the date on which a Pay Out Event is deemed to occur, the Fixed/ Floating Percentage of the sum of collections of finance charge receivables and the amount of overdue Adjustment Payments made by the transferor;

•	investment earnings on amounts on deposit in the payment reserve account, the principal funding account, the principal account and the accumulation period reserve account;

•	amounts on deposit in the cap proceeds account, if any; and

•	amounts on deposit in the payment reserve account, if any, if and to the extent designated by the transferor.
      For purposes of this definition, net investment earnings on amounts on deposit in the excess funding account are treated as finance charge collections.
      “Available Series 2005-2 Principal Collections” means, with respect to any Monthly Period, or portion of any Monthly Period, commencing on or after the beginning of the Accumulation Period or the Early Amortization Period, an amount equal to the sum of:

•	an amount equal to the Fixed/ Floating Percentage of all principal collections (less the amount of Redirected Principal Collections Reductions) received during that Monthly Period;

•	any amount on deposit in the excess funding account allocated to the Series 2005-2 securities with respect to that Monthly Period;

•	the aggregate amount allocated with respect to the Series Default Amount and the Series 2005-2 Percentage of overdue Adjustment Payments paid from Available Series 2005-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections with respect to that Monthly Period and any reimbursements from Available Series 2005-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections of unreimbursed Class A Charge-Offs, Class M Charge-Offs, Class B Charge-Offs and Excess Collateral Charge- Offs;

•	Shared Principal Collections allocated to the Series 2005-2 securities; and

•	the proceeds of the sale of all or a portion of an interest rate cap with respect to that Monthly Period.
      “Base Rate” means, with respect to any Monthly Period, the sum of:

•	the weighted average of the Class A Interest Rate, the Class M Interest Rate, the Class B Interest Rate, the Excess Collateral Class C Minimum Rate and the Excess Collateral Class D Minimum Rate, each as of the last day of that Monthly Period (weighted based on the outstanding principal balance of the Class A securities, the Class M securities, the Class B securities, the Class C Excess Collateral and the Class D Excess Collateral, respectively, as of the last day of that Monthly Period); plus

•	the product of 2% per annum and the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount and the denominator of which is the Invested Amount, each as of the last day of that Monthly Period.
      “Class A Adjusted Invested Amount” means for any date of determination, an amount (not less than zero) equal to the then current Class A Invested Amount, minus the sum of (a) the amount then on deposit in the principal account and the principal funding account up to the Class A Invested Amount and (b) the Series 2005-2 Percentage of the amount on deposit in the excess funding account for the benefit of the Class A securities.
      “Class A Charge-Off” has the meaning described in “Description of Series Provisions—Investor Charge-Offs” in this prospectus supplement.
      “Class A Floating Percentage” means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

•	the numerator of which is the Class A Adjusted Invested Amount at the end of the preceding Business Day; and

•	the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and amounts on deposit in the excess funding account as of the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentage.
      “Class A Initial Invested Amount” means $297,000,000.
      “Class A Interest Rate” means 0.04% per annum above LIBOR as determined on the related LIBOR Determination Date.
      “Class A Invested Amount” means, for any Business Day, an amount (which may not be reduced below zero) equal to:

(a) the Class A Initial Invested Amount; minus

(b) the aggregate amount of principal payments made to Class A securityholders through and including that Business Day; minus

(c) the aggregate amount of Class A Charge-Offs for all prior Distribution Dates; plus

(d) the aggregate amount of Available Series 2005-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to clause (c) above.
      “Class A Monthly Interest” means, for any Distribution Date, the product of:

(a) the Class A Interest Rate for the related interest period;

(b) the outstanding principal balance of the Class A securities at the close of business on the first day of that interest period; and

(c) a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360.
      “Class A Percentage” means, for any Business Day during a Monthly Period, a fraction the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.
      “Class A Principal” means, with respect to any Distribution Date relating to the Accumulation Period or the Early Amortization Period, prior to the payment in full of the Class A Invested Amount, the least of:

(a) the Available Series 2005-2 Principal Collections on deposit in the principal account with respect to the related Transfer Date;

(b) for each Distribution Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount and on or prior to the Expected Final Payment Date, the applicable Controlled Deposit Amount for the related Transfer Date; and

(c) the Class A Adjusted Invested Amount on the related Transfer Date.
      “Class A Required Amount” means, for any Business Day during a Monthly Period, the amount, if any, by which:

(a) the sum of:

(i) the Class A Monthly Interest and any overdue Class A Monthly Interest on the related Distribution Date (and additional interest on that amount);

(ii) the Class A Floating Percentage of the amount of principal receivables in Defaulted Accounts for that Monthly Period (to date);

(iii) the Class A Percentage of the Servicing Fee for that Monthly Period; and

(iv) the Class A Floating Percentage of the Series 2005-2 Percentage of the Adjustment Payment required to be made by the transferor but not made on that Business Day and on each previous Business Day during that Monthly Period; exceeds

(b) the Available Series 2005-2 Finance Charge Collections plus any Excess Finance Charge Collections from other series plus any Transferor Finance Charge Collections plus, if that day is the Default Recognition Date for that related Monthly Period, any Transferor Retained Finance Charge Collections, in each case allocated for that purpose.
      “Class B Adjusted Invested Amount” means for any date of determination, an amount (not less than zero) equal to the then current Class B Invested Amount, minus the sum of (a) the amount then on deposit in the principal account and the principal funding account in excess of the Class A Invested Amount and the Class M Invested Amount (in an amount not to exceed the Class B Invested Amount) and (b) the Series 2005-2 Percentage of the amount on deposit in the excess funding account for the benefit of the Class B securities.
      “Class B Charge-Off” has the meaning described in “Description of Series Provisions—Investor Charge-Offs” in this prospectus supplement.

      “Class B Fixed/ Floating Percentage” means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

•	the numerator of which is the Class B Adjusted Invested Amount at the end of the last day of the Revolving Period; and

•	the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and the amount on deposit in the excess funding account at the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentages with respect to principal collections for all series.
      “Class B Floating Percentage” means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

•	the numerator of which is the Class B Adjusted Invested Amount at the end of the preceding Business Day; and

•	the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and amounts on deposit in the excess funding account as of the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentage.
      “Class B Initial Invested Amount” means $69,700,000.
      “Class B Interest Rate” means 0.12% per annum above LIBOR as determined on the related LIBOR Determination Date.
      “Class B Invested Amount” means, for any Business Day, an amount (which may not be reduced below zero) equal to:

(a) the Class B Initial Invested Amount; minus

(b) the aggregate amount of principal payments made to Class B securityholders through and including that Business Day; minus

(c) the aggregate amount of Class B Charge-Offs for all prior Distribution Dates; minus

(d) the Redirected Principal Collections Reductions for which the Excess Collateral Amount has not been reduced for all prior Distribution Dates; plus

(e) the aggregate amount of Available Series 2005-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Excess Collateral Principal Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to clauses (c) and (d) above.
      “Class B Monthly Interest” means, for any Distribution Date, the product of:

(a) the Class B Interest Rate for the related interest period;

(b) the outstanding principal amount of the Class B securities at the close of business on the first day of that interest period; and

(c) a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360.
      “Class B Percentage” means, for any Business Day during a Monthly Period, a fraction the numerator of which is the Class B Initial Invested Amount and the denominator of which is the Initial Invested Amount.
      “Class B Principal” means, with respect to each Distribution Date relating to the Accumulation Period, beginning with the Distribution Date on or after the Monthly Period in which the Class M Invested Amount has been paid in full, or with respect to each Transfer Date relating to the Early Amortization Period, beginning with the Distribution Date on which the Class M securities have been paid in full (after taking into account payments to be made on the related Distribution Date), prior to the payment in full of the Class B Invested Amount, the least of:

(a) the Available Series 2005-2 Principal Collections remaining on deposit in the principal account with respect to the related Transfer Date after application thereof to Class M Principal, if any;

(b) for each Distribution Date with respect to the Accumulation Period, prior to the payment in full of the Class B Invested Amount and on or prior to the Expected Final Payment Date, the applicable Controlled Deposit Amount for the related Transfer Date minus the sum of the Class A Principal and Class M Principal, if any, for that Distribution Date; and

(c) the Class B Adjusted Invested Amount on the related Transfer Date.
      “Class B Required Amount” means, for any Business Day during a Monthly Period, the amount, if any, by which:

(a) the sum of:

(i) the Class B Monthly Interest and any overdue Class B Monthly Interest on the related Distribution Date (and additional interest on that amount);

(ii) the Class B Floating Percentage of the amount of principal receivables in Defaulted Accounts for that Monthly Period (to date);

(iii) the Class B Percentage of the Servicing Fee for that Monthly Period;

(iv) the Class B Floating Percentage of the Series 2005-2 Percentage of the Adjustment Payment required to be made by the transferor but not made on that Business Day and on each previous Business Day during that Monthly Period; and

(v) the unreimbursed amount by which the Class B Invested Amount has been reduced on prior Business Days because of unreimbursed Class B Charge-Offs and Redirected Class B Principal Collections; exceeds

(b) the Available Series 2005-2 Finance Charge Collections plus any Excess Finance Charge Collections from other series plus any Transferor Finance Charge Collections plus, if that day is the Default Recognition Date for that related Monthly Period, any Transferor Retained Finance Charge Collections, in each case allocated for that purpose.
      “Class C Excess Collateral” means that portion of the Excess Collateral representing the Class C Notes.
      “Class C Notes” means the Class C floating rate secured notes to be issued by the Metris Secured Note Trust Series 2005-2.
      “Class D Excess Collateral” means that portion of the Excess Collateral representing the Class D Notes.
      “Class D Notes” means the Class D floating rate secured notes to be issued by the Metris Secured Note Trust Series 2005-2.
      “Class M Adjusted Invested Amount” means for any date of determination, an amount (not less than zero) equal to the then current Class M Invested Amount, minus the sum of (a) the amount then on deposit in the principal account and the principal funding account in excess of the Class A Invested Amount (in an amount not to exceed the Class M Invested Amount) and (b) the Series 2005-2 Percentage of the amount on deposit in the excess funding account for the benefit of the Class M securities.
      “Class M Charge-Off” has the meaning described in “Description of Series Provisions—Investor Charge-Offs” in this prospectus supplement.

      “Class M Fixed/ Floating Percentage” means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

•	the numerator of which is the Class M Adjusted Invested Amount at the end of the last day of the Revolving Period; and

•	the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and the amount on deposit in the excess funding account at the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentages with respect to principal collections for all series.
      “Class M Floating Percentage” means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

•	the numerator of which is the Class M Adjusted Invested Amount at the end of the preceding Business Day; and

•	the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and amounts on deposit in the excess funding account as of the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentage.
      “Class M Initial Invested Amount” means $54,500,000.
      “Class M Interest Rate” means 0.28% per annum above LIBOR as determined on the related LIBOR Determination Date.
      “Class M Invested Amount” means, for any Business Day, an amount (which may not be reduced below zero) equal to:

(a) the Class M Initial Invested Amount; minus

(b) the aggregate amount of principal payments made to Class M securityholders through and including that Business Day; minus

(c) the aggregate amount of Class M Charge-Offs for all prior Distribution Dates; minus

(d) the Redirected Principal Collections Reductions for which the Class B Invested Amount or the Excess Collateral Amount has not been reduced for all prior Distribution Dates; plus

(e) the aggregate amount of Available Series 2005-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Class B Principal Collections, Redirected Excess Collateral Principal Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to clauses (c) and (d) above.
      “Class M Monthly Interest” means, for any Distribution Date, the product of:

(a) the Class M Interest Rate for the related interest period;

(b) the outstanding principal amount of the Class M securities at the close of business on the first day of that interest period; and

(c) a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360.
      “Class M Percentage” means, for any Business Day during a Monthly Period, a fraction the numerator of which is the Class M Initial Invested Amount and the denominator of which is the Initial Invested Amount.

      “Class M Principal” means, with respect to any Distribution Date relating to the Accumulation Period, beginning with the Distribution Date on or after the Monthly Period in which the Class A Invested Amount has been paid in full, or with respect to each Transfer Date relating to the Early Amortization Period, beginning with the Distribution Date on which the Class A securities have been paid in full (after taking into account payments to be made on the related Distribution Date), prior to the payment in full of the Class M Invested Amount, the least of:

(a) the Available Series 2005-2 Principal Collections remaining on deposit in the principal account with respect to the related Transfer Date after application thereof to Class A Principal, if any;

(b) for each Distribution Date with respect to the Accumulation Period, prior to the payment in full of the Class M Invested Amount and on or prior to the Expected Final Payment Date, the applicable Controlled Deposit Amount for the related Transfer Date minus the Class A Principal, if any, for that Distribution Date; and

(c) the Class M Adjusted Invested Amount on the related Transfer Date.
      “Class M Required Amount” means, for any Business Day during a Monthly Period, the amount, if any, by which:

(a) the sum of:

(i) the Class M Monthly Interest and any overdue Class M Monthly Interest on the related Distribution Date (and additional interest on that amount);

(ii) the Class M Floating Percentage of the amount of principal receivables in Defaulted Accounts for that Monthly Period (to date);

(iii) the Class M Percentage of the Servicing Fee for that Monthly Period;

(iv) the Class M Floating Percentage of the Series 2005-2 Percentage of the Adjustment Payment required to be made by the transferor but not made on that Business Day and on each previous Business Day during that Monthly Period; and

(v) the unreimbursed amount by which the Class M Invested Amount has been reduced on prior Business Days because of unreimbursed Class M Charge-Offs and Redirected Class M Principal Collections; exceeds

(b) the Available Series 2005-2 Finance Charge Collections plus any Excess Finance Charge Collections from other series plus any Transferor Finance Charge Collections plus, if that day is the Default Recognition Date for that related Monthly Period, any Transferor Retained Finance Charge Collections, in each case allocated for that purpose.
      “Closing Date” means October 19, 2005.
      “Controlled Accumulation Amount” means, for any Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Invested Amount, an amount equal to one-twelfth of the Invested Amount minus the amount of the portion of the Excess Collateral represented by the Class D Notes and owner certificate in the Metris Secured Note Trust 2005-2; provided, however, that if the commencement of the Accumulation Period is delayed as described under “Description of Series Provisions—Postponement of Accumulation Period,” the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Accumulation Period and will be determined by the servicer in accordance with the pooling and servicing agreement based on the principal payment rates for the accounts in the trust portfolio and on the invested amounts of other series (other than certain excluded series) which are scheduled to be in their revolving periods during the Accumulation Period.
      “Controlled Deposit Amount” means, for any Monthly Period, an amount equal to the sum of the Controlled Accumulation Amount for that Monthly Period and the Accumulation Shortfall, if any, for that Monthly Period.

      “Covered Amount” means, for any Distribution Date, an amount equal to the product of:

(a) a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360;

(b) the weighted average of the Class A Interest Rate, the Class M Interest Rate, the Class B Interest Rate, the Excess Collateral Class C Minimum Rate and the Excess Collateral Class D Minimum Rate as in effect for the related interest period (weighted based on the outstanding principal balance of the Class A securities, the Class M securities, the Class B securities, the Class C Excess Collateral and the Class D Excess Collateral, respectively, as of the close of business on the preceding Distribution Date); and

(c) the amount on deposit in the principal funding account (up to the Invested Amount) as of the last day of the Monthly Period preceding the Monthly Period in which the related interest period ends.
      “Defeasance” has the meaning described in “Description of Series Provisions—Defeasance” in this prospectus supplement.
      “Determination Date” means the second Business Day preceding each Distribution Date.
      “Dilution” has the meaning described under “Description of Series Provisions—Defaulted Receivables; Dilution” in this prospectus supplement.
      “Distribution Date” means December 20, 2005 and the 20th day of each following month (or, if the 20th day is not a Business Day, the next succeeding Business Day).
      “Early Amortization Period” means the period beginning on the earlier of:

(a) the date on which a Pay Out Event occurs or is deemed to have occurred with respect to the Series 2005-2 securities; and

(b) the Expected Final Payment Date if the Class A Invested Amount, the Class M Invested Amount, the Class B Invested Amount and the Excess Collateral Amount have not been paid in full on that date, and ending on the earlier to occur of (a) the date on which the Class A Invested Amount, the Class M Invested Amount, the Class B Invested Amount and the Excess Collateral Amount have been paid in full, and (b) the Series 2005-2 Termination Date.
      “Excess Collateral Adjusted Invested Amount” means for any date of determination, an amount (not less than zero) equal to the then current Excess Collateral Amount, minus the sum of (a) the amount then on deposit in the principal account and the principal funding account in excess of the Class A Invested Amount, the Class M Invested Amount and the Class B Invested Amount and (b) the Series 2005-2 Percentage of the amount on deposit in the excess funding account for the benefit of the Excess Collateral.
      “Excess Collateral Amount” means, for any date, an amount (which may not be less than zero) equal to:

(a) the Excess Collateral Initial Amount; minus

(b) the Excess Collateral Reduction Amount, if any, minus

(c) the aggregate amount of principal payments made to the Excess Collateral holder through and including that date; minus

(d) the aggregate amount of Excess Collateral Charge-Offs for all prior Distribution Dates; minus

(e) the Redirected Principal Collections Reductions for all prior Distribution Dates; plus

(f) the aggregate amount of Available Series 2005-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and certain other amounts applied on all prior

Distribution Dates for the purpose of reimbursing amounts deducted pursuant to clauses (c) and (d) above.

      “Excess Collateral Charge-Off” has the meaning described in “Description of Series Provisions— Investor Charge-Offs” in this prospectus supplement.
      “Excess Collateral Class C Initial Amount” means $78,800,000.
      “Excess Collateral Class C Minimum Monthly Interest” means, with respect to any Business Day, the product of:

(a) the Excess Collateral Class C Minimum Rate for the related interest period;

(b) the outstanding principal balance of Class C Excess Collateral; and

(c) a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360.
      “Excess Collateral Class C Minimum Rate” means 0.55% per annum above LIBOR as determined on the related LIBOR Determination Date.
      “Excess Collateral Class D Initial Amount” means $39,400,000.
      “Excess Collateral Class D Minimum Monthly Interest” means, with respect to any Business Day, the product of:

(a) the Excess Collateral Class D Minimum Rate for the related interest period;

(b) the outstanding principal balance of Class D Excess Collateral; and

(c) a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360.
      “Excess Collateral Class D Minimum Rate” means initially 0% per annum; provided that, upon (i) the request of Metris Receivables, Inc., as holder of the Class D Notes, and (ii) receipt of written confirmation from each rating agency then rating the Class A securities, the Class M securities, the Class B securities and the Class C Notes that the implementation of the specified interest rate will not result in the reduction or withdrawal of its then-current rating on the Class A securities, the Class M securities, the Class B securities or the Class C Notes, the Excess Collateral Class D Minimum Rate shall mean a rate determined by Metris Receivables, Inc. at such time.
      “Excess Collateral Fixed/ Floating Percentage” means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

•	the numerator of which is the Excess Collateral Adjusted Invested Amount at the end of the last day of the Revolving Period; and

•	the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and the amounts on deposit in the excess funding account at the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentages with respect to principal collections for all series.
      “Excess Collateral Floating Percentage” means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

•	the numerator of which is the Excess Collateral Adjusted Invested Amount at the end of the preceding Business Day; and

•	the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and amounts on deposit in the excess funding account as of the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentage.

      “Excess Collateral Holder’s Interest” means the interest in the assets of the trust allocated to the Excess Collateral holder.
      “Excess Collateral Initial Amount” means $184,870,000.
      “Excess Collateral Percentage” means, for any Business Day during a Monthly Period, the percentage equivalent of a fraction the numerator of which is the Excess Collateral Initial Amount and the denominator of which is the Initial Invested Amount.
      “Excess Collateral Principal” means, with respect to each Distribution Date relating to the Accumulation Period, beginning with the Distribution Date on or after the Monthly Period in which the Class B Invested Amount has been paid in full, or with respect to each Transfer Date relating to the Early Amortization Period, beginning with the Distribution Date on which the Class B securities have been paid in full (after taking into account payments to be made on the related Distribution Date), prior to the payment in full of the Excess Collateral Amount, the least of:

(a) the Available Series 2005-2 Principal Collections remaining on deposit in the principal account with respect to the related Transfer Date after application to Class A Principal, Class M Principal and Class B Principal, if any;

(b) for each Distribution Date with respect to the Accumulation Period, prior to the payment in full of the Excess Collateral Amount and on or prior to the Expected Final Payment Date, the applicable Controlled Deposit Amount for the related Transfer Date; and

(c) the Excess Collateral Adjusted Invested Amount on the related Transfer Date.
      “Excess Collateral Reduction Amount” means the aggregate amount by which the Excess Collateral Initial Amount is reduced after the Closing Date and upon receipt of written confirmation from each rating agency that has rated the Class A securities, the Class M securities, the Class B securities and the Class C Notes that the reduction in the amount of Excess Collateral will not result in a reduction or withdrawal of its then-current rating of the Class A securities, the Class M securities, the Class B securities or the Class C Notes.
      “Excess Finance Charge Collections” means any collections of finance charge receivables allocable to any series in excess of the amounts necessary to make required payments with respect to that series.
      “Expected Final Payment Date” means the September 2007 Distribution Date.
      “First Interest Payment Date” means December 20, 2005.
      “Fixed/ Floating Percentage” means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

•	the numerator of which is the Adjusted Invested Amount at the end of the last day of the Revolving Period; and

•	the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and the amounts on deposit in the excess funding account at the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentages with respect to principal collections for all series.
      “Floating Percentage” means for any Business Day, a percentage equal to the sum of the Class A Floating Percentage, the Class M Floating Percentage, the Class B Floating Percentage and the Excess Collateral Floating Percentage.
      “Group” means Barclays Bank PLC and its subsidiary undertakings.

      “IFRS” means International Financial Reporting Standards.
      “Initial Invested Amount” means the sum of the Class A Initial Invested Amount, the Class M Initial Invested Amount, the Class B Initial Invested Amount and the Excess Collateral Initial Amount.
      “Insolvency Event” means that, pursuant to certain provisions of federal law, the transferor or Metris Companies Inc. voluntarily enters liquidation or a trustee-in-bankruptcy is appointed for the transferor or Metris Companies Inc.
      “Invested Amount” means, when used with respect to any Business Day, the sum of the Class A Invested Amount, the Class M Invested Amount, the Class B Invested Amount and the Excess Collateral Amount, in each case as of such Business Day.
      “LIBOR” means, as of any LIBOR Determination Date, the offered rate for deposits in United States dollars for one month (commencing on the first day of the relevant interest period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date for that period. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of the relevant period).
      “LIBOR Determination Date” means (i) October 17, 2005 for the period from the Closing Date through November 20, 2005, (ii) November 17, 2005 for the period from November 21, 2005 through December 19, 2005 and, (iii) for each following interest period, the second business day prior to the Distribution Date on which that interest period commences. For purposes of calculating LIBOR only, a “business day” is any day on which banks in London and New York are open for the transaction of international business.
      “Minimum Aggregate Principal Receivables” means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of principal collections for each series then outstanding.
      “Minimum Transferor Interest” means, for any date of determination, the product of:

(a) the sum of (i) the aggregate principal receivables and (ii) the amounts on deposit in the excess funding account; and

(b) the highest Minimum Transferor Percentage for any series.
      “Minimum Transferor Percentage” means, for Series 2005-2 and each previously issued series, 0%; provided, however, that in certain circumstances each of these percentages may be increased.
      “Monthly Period” has the meaning set forth in “Glossary of Defined Terms” in the attached prospectus, except that the first Monthly Period for Series 2005-2 will begin on and include the Closing Date and will end on and include November 30, 2005.
      “Negative Carry Amount” has the meaning described in “Description of Series Provisions— Redirected Cash Flows” in this prospectus supplement.
      “Pay Out Event” refers to any of the events listed in “Description of Series Provisions— Pay Out Events” in this prospectus supplement and “Description of the Securities— Pay Out Events” in the attached prospectus.
      “Portfolio Adjusted Yield” means, with respect to any Monthly Period, the average of the percentages obtained for each of the three preceding Monthly Periods by subtracting the Base Rate for such Monthly Period from the Portfolio Yield for such Monthly Period.

      “Portfolio Yield” means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

•	the numerator of which is the sum of:

(a) the aggregate amount of Available Series 2005-2 Finance Charge Collections for that Monthly Period (not including the amounts on deposit in the payment reserve account and Adjustment Payments made by the transferor with respect to Adjustment Payments required to be made but not made in prior Monthly Periods, if any); plus

(b) amounts withdrawn from the accumulation period reserve account with respect to that Monthly Period;
which sum is calculated on a cash basis after subtracting the Series Default Amount and the Series 2005-2 Percentage of any Adjustment Payments which the transferor is required but fails to make pursuant to the pooling and servicing agreement for that Monthly Period; and

•	the denominator of which is the average daily Invested Amount during the preceding Monthly Period;
      provided, however, that Excess Finance Charge Collections applied for the benefit of the Series 2005-2 securityholders may be added to the numerator if such action will not result in the reduction or withdrawal by Standard & Poor’s of its then-existing rating of the securities of any outstanding series or class with respect to which it is a rating agency.
      “Rating Agency Condition” means the notification in writing by each Rating Agency that a proposed action will not result in any Rating Agency reducing or withdrawing its then-existing rating of the securities of any outstanding series or class with respect to which it is a Rating Agency.
      “Record Date” means, with respect to any Distribution Date, the Business Day preceding that Distribution Date, except that, with respect to any Series 2005-2 securities issued in definitive, fully registered form, the Record Date will mean the fifth day of the Monthly Period in which the Distribution Date occurs.
      “Redirected Class B Principal Collections” means, for any Business Day, an amount equal to the least of:

(a)	the Class M Invested Amount;

(b)	the product of:

(x)	(i) during the Revolving Period, the Class B Floating Percentage, or

(ii) during an Amortization Period, the Class B Fixed/ Floating Percentage, and

(y) the amount of principal collections with respect to that Business Day; and

(c) an amount equal to the excess, if any, of the Class A Required Amount and the Class M Required Amount for that Business Day over the amount of Redirected Excess Collateral Principal Collections applied with respect thereto for that Business Day.
      “Redirected Class M Principal Collections” means, for any Business Day, an amount equal to the least of:

(a) the Class B Invested Amount;

(b) the product of:

(x)	(i) during the Revolving Period, the Class M Floating Percentage, or

(ii) during an Amortization Period, the Class M Fixed/ Floating Percentage, and

(y) the amount of principal collections with respect to that Business Day; and

(c) an amount equal to the excess, if any, of the Class A Required Amount for that Business Day over the amount of Redirected Excess Collateral Principal Collections and Redirected Class B Principal Collections applied with respect thereto for that Business Day.
      “Redirected Excess Collateral Principal Collections” means, for any Business Day, an amount equal to the least of:

(a)	the Excess Collateral Amount;

(b)	the product of:

(x)	(i) during the Revolving Period, the Excess Collateral Floating Percentage, or

(ii) during an Amortization Period, the Excess Collateral Fixed/ Floating Percentage, and

(y) the amount of principal collections with respect to that Business Day; and

(c) an amount equal to the sum of the Class A Required Amount, the Class M Required Amount and the Class B Required Amount for that Business Day.
      “Redirected Principal Collections” means, for any Business Day, the sum of the Redirected Class M Principal Collections, Redirected Class B Principal Collections and Redirected Excess Collateral Principal Collections.
      “Redirected Principal Collections Reductions” means, on each Determination Date, as determined by the servicer for the related Distribution Date, the amount, if any, by which (i) the sum of the Redirected Principal Collections and Redirected Subordinate Principal Collections for each day in the preceding Monthly Period exceeds (ii) the aggregate amount paid to the Excess Collateral holder pursuant to clause (n) under “Description of Series Provisions— Application of Collections— Payment of Fees, Interest and Other Items” on each day during the preceding Monthly Period.
      “Redirected Subordinate Principal Collections” means, for any Business Day, the sum of:

(a) an amount equal to the least of:

(x) the Excess Collateral Amount minus the sum of the outstanding principal balance of Class C Excess Collateral and Class D Excess Collateral;

(y) (I) the product of:

(i) (A) during the Revolving Period, the Excess Collateral Floating Percentage, or

(B) during an Amortization Period, the Excess Collateral Fixed/ Floating Percentage, and

(ii) the amount of principal collections with respect to that Business Day; minus

(II) all amounts applied as Redirected Excess Collateral Principal Collections; and

(z) an amount equal to (i) the sum of (A) the Excess Collateral Class C Minimum Monthly Interest for the interest period beginning in the then current Monthly Period and any overdue Excess Collateral Class C Minimum Monthly Interest (and additional interest on that amount) plus (B) the Excess Collateral Class D Minimum Monthly Interest for the interest period beginning in the then current Monthly Period and any overdue Excess Collateral Class D Minimum Monthly Interest (and additional interest on that amount) minus (ii) any amounts with respect thereto previously distributed to the Excess Collateral holder on that Business Day and all previous Business Days in that Monthly Period; plus

(b) an amount equal to the least of:

(x) the lesser of (i) the outstanding principal balance of Class D Excess Collateral and (ii) the Excess Collateral Amount minus the sum of the outstanding principal balance of Class C Excess Collateral and the amounts applied pursuant to clause (a) above;

(y) (I) the product of:

(i)	(A) during the Revolving Period, the Excess Collateral Floating Percentage, or

(B) during an Amortization Period, the Excess Collateral Fixed/ Floating Percentage, and

(ii) the amount of principal collections with respect to that Business Day; minus

(II)	all amounts applied pursuant to clause (a) above and as Redirected Excess Collateral Principal Collections; and

(z)	an amount equal to the Excess Collateral Class C Minimum Monthly Interest for the interest period beginning in the then current Monthly Period and any overdue Excess Collateral Class C Minimum Monthly Interest (and additional interest on that amount) minus any amounts with respect thereto previously distributed to the Excess Collateral holder on that Business Day and all previous Business Days in that Monthly Period.
      “Removed Accounts” means certain accounts designated by the transferor that the trustee is required to reconvey to the transferor.
      “Required Amount” has the meaning described in “Description of Series Provisions— Redirected Cash Flows” in this prospectus supplement.
      “Required Reserve Account Amount” means, for any date on or after the Reserve Account Funding Date, an amount equal to:

(a) 0.5% of (i) the sum of the Class A Invested Amount, the Class M Invested Amount, the Class B Invested Amount and the Excess Collateral Amount minus (ii) the portion of the Excess Collateral represented by the owner certificate; or

(b) any other amount designated by the transferor; provided, that if the designation is of a lesser amount, the transferor (i) will have provided the servicer and the trustee with evidence that the Rating Agency Condition has been satisfied and (ii) will have delivered to the trustee a certificate of an authorized officer of the transferor to the effect that, based on the facts known to the officer at that time, in the reasonable belief of the transferor, the designation will not cause a Pay Out Event or an event that, after giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 2005-2.
      “Reserve Account Funding Date” means the earliest of (a) the first day of the third Monthly Period preceding the first full day of the Accumulation Period; (b) the Determination Date occurring in the first Monthly Period for which the Portfolio Adjusted Yield is less than 2.0% (but not earlier than the first day of the Monthly Period which commences 12 months prior to the first full day of the Accumulation Period); (c) the Determination Date occurring in the first Monthly Period for which the Portfolio Adjusted Yield is less than 3.0% (but not earlier than the first day of the Monthly Period which commences 6 months prior to the first full day of the Accumulation Period); or (d) the Determination Date occurring in the first Monthly Period for which the Portfolio Adjusted Yield is less than 3.5% (but not earlier than the first day of the Monthly Period which commences 4 months prior to the first full day of the Accumulation Period).
      “Revolving Period” means the period of time which begins on the Closing Date and ends at the commencement of the Accumulation Period or, if earlier, the Early Amortization Period.
      “Series 2005-2 Percentage” means the percentage equivalent of a fraction the numerator of which is the Invested Amount and the denominator of which is the sum of the invested amounts of all series then outstanding.
      “Series 2005-2 Termination Date” means the earlier to occur of (i) the day after the Distribution Date on which the Invested Amount is paid in full, or (ii) the September 2011 Distribution Date.

      “Series Default Amount” means a portion of all Defaulted Receivables in an amount equal to:

(a) on any Business Day other than a Default Recognition Date, an amount equal to the product of (i) the Floating Percentage applicable on that Business Day and (ii) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date; and

(b) on any Default Recognition Date, an amount equal to the product of (i) the Default Recognition Allocation Percentage applicable on that Default Recognition Date and (ii) the aggregate principal amount of Defaulted Receivables with respect to that Default Recognition Date.
      “Servicing Fee” means, for any Monthly Period, an amount equal to the product of:

(a) a fraction the numerator of which is the actual number of days in the related Monthly Period and the denominator of which is 365 or 366;

(b) the applicable Servicing Fee Percentage; and

(c) the Adjusted Invested Amount as of the beginning of the day on the first day of the related Monthly Period, or, in the case of the first Distribution Date, the Initial Invested Amount.
      “Servicing Fee Percentage” means 2% per annum.
      “Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Market Report (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).
      “Transferor Finance Charge Collections” means, on any Business Day, the product of:

(a) collections of finance charge receivables for that Business Day;

(b) the Transferor Percentage; and

(c) the Series 2005-2 Percentage.
      “Transferor Percentage” means:

(a) when used with respect to (i) collections of principal receivables during the Revolving Period, (ii) collections of finance charge receivables prior to the date on which a Pay Out Event occurs and (iii) the amount of Defaulted Receivables at all times, 100% minus the sum of the Floating Percentage and the applicable Investor Percentages used for all other series; and

(b) when used with respect to (i) collections of principal receivables during the Accumulation Period and the Early Amortization Period and (ii) collections of finance charge receivables on and after the date on which a Pay Out Event occurs, 100% minus the sum of the applicable Fixed/ Floating Percentage and the Investor Percentages used with respect to principal collections or finance charge collections, as applicable, for all other series.
      “Transferor Retained Finance Charge Collections” has the meaning described in “Description of Series Provisions— Application of Collections— Payment of Fees, Interest and Other Items” in this prospectus supplement.
      “Trigger Event” means the failure of the Retained Percentage to exceed 2%.
      “U.K. GAAP” means UK Generally Accepted Accounting Principles.

Annex I
Issued Series
       The table below sets forth the principal characteristics of other series issued by the trust that the transferor anticipates will be outstanding on the Closing Date. For each series listed, other than Series 2004-B, Series 2005-A and Series 2005-B, the current invested amount of each class of securities is the same as the initial invested amount shown. For more specific information with respect to any series, prospective investors should contact the servicer at (952) 593-4756. The servicer will provide, without charge, to any prospective purchaser of the Class A securities, Class M securities or Class B securities a copy of the prospectus for any previous publicly-issued series.

1. Series 1999-2
Initial Class A Invested Amount	$500,000,000
Class A Interest Rate	One-Month LIBOR plus 0.52% per annum
Initial Class B Invested Amount	$49,450,550
Class B Interest Rate	None
Commencement of Accumulation Period	Last day of June 2005 Monthly Period or later as determined in the Series 1999-2 Supplement
Annual Servicing Fee Percentage	2.00%
Enhancement	Subordination of Class B Securities and Financial Guaranty Insurance Policy
Series 1999-2 Termination Date	January 2010 Distribution Date
Series Issuance Date	September 22, 1999
2. Series 1999-3
Initial Class A Invested Amount	$300,000,000
Class A Interest Rate	One-Month LIBOR plus 0.42% per annum
Initial Class B Invested Amount	$29,670,330
Class B Interest Rate	None
Commencement of Accumulation Period	Last day of October 2004 Monthly Period or later as determined in the Series 1999-3 Supplement
Annual Servicing Fee Percentage	2.00%
Enhancement	Subordination of Class B Securities and Financial Guaranty Insurance Policy
Series 1999-3 Termination Date	April 2009 Distribution Date
Series Issuance Date	December 9, 1999
3. Series 2000-3 (Defeased on October 7, 2005)
Initial Class A Invested Amount	$372,928,000
Class A Interest Rate	One-Month LIBOR plus 0.26% per annum
Initial Class B Invested Amount	$66,298,000
Class B Interest Rate	One-Month LIBOR plus 0.68% per annum
Commencement of Accumulation Period	Last day of September 2004 Monthly Period or later as determined in the Series 2000-3 Supplement
Annual Servicing Fee Percentage	2.00%
Initial Excess Collateral Amount	$113,260,188
Enhancement	Subordination of Class B Securities and Excess Collateral
Series 2000-3 Termination Date	September 2009 Distribution Date
Series Issuance Date	October 27, 2000

A-I-1

4. Series 2001-2
Initial Class A Invested Amount	$559,392,000
Class A Interest Rate	One-Month LIBOR plus 0.32% per annum
Initial Class B Invested Amount	$99,448,000
Class B Interest Rate	One-Month LIBOR plus 1.08% per annum
Commencement of Accumulation Period	Last day of April 2005 Monthly Period or later as determined in the Series 2001-2 Supplement
Annual Servicing Fee Percentage	2.00%
Initial Excess Collateral Amount	$169,889,282
Enhancement	Subordination of Class B Securities and Excess Collateral
Series 2001-2 Termination Date	November 2009 Distribution Date
Series Issuance Date	June 1, 2001
5. Series 2002-1
Initial Class A Invested Amount	$223,757,000
Class A Interest Rate	Not to Exceed One-Month LIBOR plus 0.50% per annum
Initial Class B Invested Amount	$39,779,000
Class B Interest Rate	Not to Exceed One-Month LIBOR plus 1.50% per annum
Commencement of Accumulation Period	Last day of December 2007 Monthly Period or later as determined in the Series 2002-1 Supplement
Annual Servicing Fee Percentage	2.00%
Initial Excess Collateral Amount	$67,955,713
Enhancement	Subordination of Class B Securities and Excess Collateral
Series 2002-1 Termination Date	December 2012 Distribution Date
Series Issuance Date	January 30, 2002
6. Series 2002-2
Initial Class A Invested Amount	$223,757,000
Class A Interest Rate	Not to Exceed One-Month LIBOR plus 0.50% per annum
Initial Class B Invested Amount	$39,779,000
Class B Interest Rate	Not to Exceed One-Month LIBOR plus 1.50% per annum
Commencement of Accumulation Period	Last day of December 2007 Monthly Period or later as determined in the Series 2002-2 Supplement
Annual Servicing Fee Percentage	2.00%
Initial Excess Collateral Amount	$67,955,713
Enhancement	Subordination of Class B Securities and Excess Collateral
Series 2002-2 Termination Date	December 2012 Distribution Date
Series Issuance Date	January 30, 2002
7. Series 2002-4
Initial Class A Invested Amount	$600,000,000
Class A Interest Rate	One-Month LIBOR plus 0.38% per annum
Initial Class B Invested Amount	$62,983,425
Class B Interest Rate	None
Commencement of Accumulation Period	Last day of April 2006 Monthly Period
Annual Servicing Fee Percentage	2.00%
Enhancement	Subordination of Class B Securities and Financial Guaranty Insurance Policy
Series 2002-4 Termination Date	May 2011 Distribution Date
Series Issuance Date	June 4, 2002

A-I-2

8. Series 2004-B
Class A Invested Amount as of October 12, 2005	$20,368,098
Expected Class A Invested Amount as of Closing Date (after application of proceeds)	$20,368,098
Class A Maximum Invested Amount*	$509,202,454
Class A Interest Rate	Commercial Paper Index
Class B Invested Amount as of October 12, 2005	$10,797,546
Expected Class B Invested Amount as of Closing Date (after application of proceeds)	$10,797,546
Class B Maximum Invested Amount*	$269,938,650
Class B Interest Rate	Commercial Paper Index
Class C Invested Amount as of October 12, 2005	$8,834,356
Expected Class C Invested Amount as of Closing Date (after application of proceeds)*	$8,834,356
Class C Maximum Invested Amount*	$220,858,896
Class C Interest Rate	Commercial Paper Index
Class D Invested Amount as of October 12, 2005	$9,079,755
Expected Class D Invested Amount as of Closing Date (after application of proceeds)	$9,079,755
Class D Maximum Invested Amount*	$226,993,865
Class D Interest Rate	None
Scheduled Commencement of Amortization Period	April 18, 2006
Annual Servicing Fee Percentage	2.00%
Enhancement	Subordination of Class B Securities, Class C Securities, and Class D Securities
Series 2004-B Termination Date	April 2010 Distribution Date
Series Issuance Date	May 7, 2004
9. Series 2004-C
Class A Invested Amount as of October 12, 2005	$0.00
Expected Class A Invested Amount as of Closing Date (after application of proceeds)	$0.00
Class A Maximum Invested Amount*	$509,202,454
Class A Interest Rate	Commercial Paper Index
Class B Invested Amount as of October 12, 2005	$0.00
Expected Class B Invested Amount as of Closing Date (after application of proceeds)	$0.00
Class B Maximum Invested Amount*	$269,938,650
Class B Interest Rate	Commercial Paper Index
Class C Invested Amount as of October 12, 2005	$0.00
Expected Class C Invested Amount as of Closing Date (after application of proceeds)	$0.00
Class C Maximum Invested Amount*	$220,858,896
Class C Interest Rate	Commercial Paper Index
Class D Invested Amount as of October 12, 2005	$0.00
Expected Class D Invested Amount as of Closing Date (after application of proceeds)	$0.00
Class D Maximum Invested Amount*	$226,993,865
Class D Interest Rate	None
Scheduled Commencement of Amortization Period	April 18, 2006
Annual Servicing Fee Percentage	2.00%
Enhancement	Subordination of Class B Securities, Class C Securities, and Class D Securities
Series 2004-C Termination Date	April 2010 Distribution Date
Series Issuance Date	May 7, 2004

A-I-3

10. Series 2004-1
Initial Class A Invested Amount	$200,000,000
Class A Interest Rate	One-Month LIBOR plus 0.28% per annum
Initial Class B Invested Amount	$27,272,728
Class B Interest Rate	None
Commencement of Accumulation Period	Last day of March 2006 Monthly Period
Annual Servicing Fee Percentage	2.00%
Enhancement	Subordination of Class B and Financial Guaranty Insurance Policy
Series 2004-1 Termination Date	April 2011 Distribution Date
Series Issuance Date	April 20, 2004
11. Series 2004-2
Initial Class A Invested Amount	$335,800,000
Class A Interest Rate	One-Month LIBOR plus 0.15% per annum
Initial Class M Invested Amount	$75,400,000
Class M Interest Rate	One-Month LIBOR plus 0.39% per annum
Initial Class B Invested Amount	$83,000,000
Class B Interest Rate	One-Month LIBOR plus 0.67% per annum
Commencement of Accumulation Period	Last day of September 2005 Monthly Period
Annual Servicing Fee Percentage	2.00%
Initial Excess Collateral Amount	$260,516,000
Enhancement	Subordination of Class M, Class B, and Excess Collateral
Series 2004-2 Termination Date	October 2010 Distribution Date
Series Issuance Date	November 5, 2004
12. Series 2005-A
Class A Invested Amount as of October 12, 2005	$254,601,227
Expected Class A Invested Amount as of Closing Date (after application of proceeds)	$0.00
Class A Maximum Invested Amount*	$254,601,227
Class A Interest Rate	Commercial Paper Index
Class B Invested Amount as of October 12, 2005	$134,969,325
Expected Class B Invested Amount as of Closing Date (after application of proceeds)	$0.00
Class B Maximum Invested Amount*	$134,969,325
Class B Interest Rate	Commercial Paper Index
Class C Invested Amount as of October 12, 2005	$110,429,448
Expected Class C Invested Amount as of Closing Date (after application of proceeds)	$0.00
Class C Maximum Invested Amount*	$110,429,448
Class C Interest Rate	Commercial Paper Index
Class D Invested Amount as of October 12, 2005	$61,010,745
Expected Class D Invested Amount as of Closing Date (after application of proceeds)	$0.00
Class D Maximum Invested Amount*	$113,496,933
Class D Interest Rate	None
Scheduled Commencement of Amortization Period	November 30, 2005
Annual Servicing Fee Percentage	2.00%
Enhancement	Subordination of Class B Securities, Class C Securities, and Class D Securities
Series 2005-A Termination Date	November 2009 Distribution Date
Series Issuance Date	July 26, 2005

A-I-4

13. Series 2005-B
Class A Invested Amount as of October 12, 2005	$91,656,442
Expected Class A Invested Amount as of Closing Date (after application of proceeds)	$152,760,736
Class A Maximum Invested Amount*	$152,760,736
Class A Interest Rate	Commercial Paper Index
Class B Invested Amount as of October 12, 2005	$48,588,957
Expected Class B Invested Amount as of Closing Date (after application of proceeds)	$80,981,595
Class B Maximum Invested Amount*	$80,981,595
Class B Interest Rate	Commercial Paper Index
Class C Invested Amount as of October 12, 2005	$39,754,601
Expected Class C Invested Amount as of Closing Date (after application of proceeds)	$66,257,669
Class C Maximum Invested Amount*	$66,257,669
Class C Interest Rate	Commercial Paper Index
Class D Invested Amount as of October 12, 2005	$23,056,698
Expected Class D Invested Amount as of Closing Date (after application of proceeds)	$38,427,828
Class D Maximum Invested Amount*	$68,098,159
Class D Interest Rate	None
Scheduled Commencement of Amortization Period	December 31, 2005
Annual Servicing Fee Percentage	2.00%
Enhancement	Subordination of Class B Securities, Class C Securities, and Class D Securities
Series 2005-B Termination Date	November 2009 Distribution Date
Series Issuance Date	July 26, 2005
14. Series 2005-1
Initial Class A Invested Amount	$278,500,000
Class A Interest Rate	One-Month LIBOR plus 0.10% per annum
Initial Class M Invested Amount	$63,300,000
Class M Interest Rate	One-Month LIBOR plus 0.17% per annum
Initial Class B Invested Amount	$75,900,000
Class B Interest Rate	One-Month LIBOR plus 0.42% per annum
Commencement of Accumulation Period	Last day of February 2006 Monthly Period
Annual Servicing Fee Percentage	2.00%
Initial Excess Collateral Amount	$215,270,000
Enhancement	Subordination of Class M, Class B, and Excess Collateral
Series 2005-1 Termination Date	March 2011 Distribution Date
Series Issuance Date	April 6, 2005

*	The Maximum Invested Amount for Series 2004-B, 2004-C, 2005-A and 2005-B combined is $1,000,000,000.

A-I-5

Prospectus
Metris Master Trust
Issuer
Metris Receivables, Inc.
Transferor
Direct Merchants Credit Card Bank, National Association
Servicer
Asset Backed Securities

The trust—
• may periodically issue asset backed securities in one or more series with one or more classes; and
• will own—
• receivables in a portfolio of consumer revolving credit card accounts;
• payments due on those receivables; and
• other property described in this prospectus and in the attached prospectus supplement.

The securities—
• will represent interests in the trust and will be paid only from the assets of the trust;
• offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;
• may have one or more forms of enhancement; and
• will be issued as part of a designated series which may include one or more classes of securities and enhancement.

The securityholders—
• will receive interest and principal payments from a varying percentage of credit card account collections.
The securities represent interests in the trust only and do not represent interests in or obligations of Metris Receivables, Inc., Metris Companies Inc., Direct Merchants Credit Card Bank, National Association or any other person.
A security is not a deposit and neither the securities nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
This prospectus may be used to offer and sell securities of a series only if accompanied by the prospectus supplement for that series.
       Neither the Securities and Exchange Commission nor any state securities commission has approved the securities or determined that this prospectus or the attached prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is October 12, 2005

Important Notice about Information Presented in this
Prospectus and the Attached Prospectus Supplement
       We provide information to you about the securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series of securities, and (b) the attached prospectus supplement, which describes the specific terms of your series of securities, including:

•	the terms, including interest rates, for each class being offered;

•	the timing of interest and principal payments;

•	information about the receivables;

•	information about enhancement, if any, for each class;

•	the ratings for each class being offered; and

•	the method for selling the securities.
      If the terms of a particular series of securities vary between the description contained in this prospectus and the description contained in the attached prospectus supplement, you should rely on the information in the prospectus supplement.
      You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.
      We include cross-references in this prospectus and the attached prospectus supplement to captions in these materials where you can find additional, related discussions. The following table of contents and the table of contents in the attached prospectus supplement provide the pages on which these captions are located.
      This prospectus uses defined terms. You can find these terms and their definitions under the caption “Glossary of Defined Terms” beginning on page 62 in this prospectus.

The Trust
       Metris Master Trust was created under the laws of the State of Delaware and is operated under a pooling and servicing agreement among Metris Receivables, Inc., as transferor (also referred to as the “transferor”), Direct Merchants Credit Card Bank, National Association (also referred to as “Direct Merchants Bank”), as servicer, and U.S. Bank National Association, as trustee. The pooling and servicing agreement has been, and may in the future be, amended from time to time. The trust, as a master trust, previously has issued other series of asset backed securities and is expected to issue additional series from time to time.
      The trust has not and will not engage in any business activities other than:

•	acquiring and holding the trust assets, including the receivables and proceeds of the receivables that arise under certain general purpose credit card accounts and that may arise under other revolving consumer credit card accounts conveyed to the trust;

•	issuing and making payments on series of asset backed securities and other interests in the trust; and

•	engaging in related activities, including obtaining, and entering into agreements relating to, enhancement for any series of asset backed securities.
      As a consequence, the trust does not and is not expected to have any source of capital resources other than the trust assets.
      Collections on the receivables are deposited into the collection account maintained in the name of the trust and allocated on each Business Day between collections of finance charge receivables and collections of principal receivables. Collections of finance charge receivables and collections of principal receivables are allocated on each Business Day among the interest of the transferor in the trust and the interests of the securityholders of each series issued and outstanding. In general, in accordance with the allocations and the provisions of the pooling and servicing agreement and the related series supplements:

(a) collections of finance charge receivables and certain other amounts are applied on each Business Day to fund interest on the securities of any series then outstanding, to pay certain fees and expenses, to cover series default amounts, to reimburse investor charge-offs and to make required payments to the transferor; and

(b) collections of principal receivables and certain other amounts are applied on each Business Day to fund principal on the securities of any series then outstanding, except that during any series’ Revolving Period, collections of principal receivables otherwise allocable to the securityholders of the related series may be paid to the holder of the Exchangeable Transferor Security or paid to the securityholders of any other series then outstanding.
      See “Description of the Securities—Application of Collections” in this prospectus and “Description of Series Provisions—Application of Collections—Payment of Fees, Interest and Other Items” and “Application of Collections—Payment of Principal” in the attached prospectus supplement.
Direct Merchants Credit Card Bank, N.A. Activities
General
      The portfolio of credit card accounts serviced by Direct Merchants Bank currently consists of MasterCard® credit card and VISA®* credit card accounts. The receivables arising in accounts selected from the portfolio of accounts of Direct Merchants Bank conveyed or to be conveyed to the trust have been or will be generated by holders of these accounts through purchases of merchandise or services; or through cash advances via checks, automated teller machines or from banks; or from balance transfers, or from marketing

*	MasterCard® and VISA® are federally registered servicemarks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.

efforts. Under certain conditions, receivables may also be generated from transactions made by holders of other general purpose credit card accounts, including Discover®* credit card accounts, originated or acquired by Direct Merchants Bank. Metris Direct, Inc., a subsidiary of Metris Companies Inc. and an affiliate of Direct Merchants Bank, services these accounts at its facilities in Tulsa, Oklahoma, Baltimore, Maryland, Duluth, Minnesota, Jacksonville, Florida, Orlando, Florida and Scottsdale, Arizona under an agency contract with Direct Merchants Bank. Certain data processing, administrative and other functions associated with the servicing of the receivables are performed on behalf of Direct Merchants Bank through First Data Resources, Inc. See “—Servicing, Billing and Payment” below.
New Account Underwriting
      Direct Merchants Bank targets moderate-income consumers whom it believes are underserved by other providers of bankcard credit. Direct Merchants Bank’s primary sources of prospects to solicit for credit card offers are obtained from credit bureau inquiries and third-party customer lists and databases. Currently, Direct Merchants Bank’s most significant source is credit bureau inquiries.
      Direct Merchants Bank uses internally and externally developed proprietary models to enhance the evaluation of prospects. These models help segment these prospects into narrower ranges within each standard risk score provided by Fair, Isaac and Co., allowing Direct Merchants Bank to better evaluate individual credit risk. Direct Merchants Bank uses these models, along with other data, to determine potential pricing structures on its credit card products.
      Direct Merchants Bank generates external prospects from lists obtained from the major credit bureaus based on criteria established by Direct Merchants Bank as well as lists from other third-party sources. Direct Merchants Bank uses proprietary models and additional analysis in conjunction with the files obtained from the credit bureaus to further segment prospects based upon their likelihood of delinquency and loss.
      Direct Merchants Bank believes that its methods are effective in further segmenting and evaluating risk within risk score bands. Direct Merchants Bank has and will continue to use the results of its analysis of its marketing programs to adjust the proprietary models to determine the pricing for various segments and to exclude or broaden certain segments from subsequent direct marketing efforts. While Direct Merchants Bank believes that the proprietary models and additional analysis are valuable tools in analyzing relative risks, it is not possible to accurately predict which consumers will default or the overall level of defaults.
      Direct Merchants Bank has applied its experience in developing its proprietary models and additional analysis to develop credit scores for its proprietary prospect database. This allows Direct Merchants Bank to better evaluate credit risk and to tailor its risk-based pricing accordingly. Direct Merchants Bank believes that both the proprietary models and its internal credit score give Direct Merchants Bank a competitive advantage in evaluating the credit risk of moderate-income consumers. Therefore, Direct Merchants Bank has been willing to solicit certain consumers who have lower Fair, Isaac and Co. scores if they also have an appropriate internal score. After every marketing campaign, Direct Merchants Bank monitors the performance of the proprietary models and continually re-evaluates the effectiveness of these models in segmenting credit risk, resulting in further refinements to its selection criteria for prospects. Over time, Direct Merchants Bank believes that it will capture additional credit information on the behavioral characteristics of prospects which will allow Direct Merchants Bank to further increase the effectiveness of its proprietary models.
Solicitation
      Prospects for solicitation include both external prospects and customers of third parties. Prospects are contacted on a nationwide basis primarily through pre-screened direct mail and telephone solicitations. Direct Merchants Bank receives responses to its solicitations, performs fraud screening, verifies name and address changes and obtains any information which may be missing from the application. Applications are sent to third-party data entry providers which key the application information and process the applications based on

      * Discover® is a federally registered servicemark of Discover Financial Services LLC.

the criteria provided by Direct Merchants Bank. Direct Merchants Bank then makes the credit decisions and approves, denies or begins exception processing. Direct Merchants Bank processes exceptions for—among other things—derogatory credit bureau information and fraud warnings. Exception applications are processed manually by credit analysts based on policies approved by Direct Merchants Bank’s credit policy committee.
Pricing
      Through risk-based pricing, Direct Merchants Bank prices credit card offers based upon a prospect’s risk profile prior to solicitation. Direct Merchants Bank evaluates a prospect to determine credit needs, credit risk, and existing credit availability and then develops a customized offer that includes the most appropriate product, brand, pricing and credit line. Direct Merchants Bank currently offers numerous pricing structures on its credit card products, with annual fees ranging from $0 to $75 and annual interest rates up to 29.99%. After credit card accounts are opened, Direct Merchants Bank periodically monitors customers’ internal and external credit performance and recalculates delinquency, profitability, attrition and bankruptcy predictors. As customers evolve through the credit life cycle and are regularly re-scored, the lending relationship may evolve to include more or less restrictive pricing and product configurations.
Credit Lines
      Once an account is approved, an initial credit line is established based on the individual’s risk profile using automated screening and credit scoring techniques. Direct Merchants Bank may elect, at any time and without prior notice to a cardholder, to prevent or restrict further credit card use by the cardholder, usually as a result of poor payment performance or Direct Merchants Bank’s concern over the creditworthiness of the cardholder. Credit lines are managed based on the results of the behavioral scoring analysis in accordance with criteria established by Direct Merchants Bank. These analysis models automatically and regularly assign credit line increases and decreases to individual customers, as well as to determine the systematic collection steps to be taken at the various stages of delinquency. The models also manage the authorization of each cardholder transaction, as well as the collection strategies used for non-delinquent accounts with balances above their assigned credit line.
Servicing, Billing and Payment
      Direct Merchants Bank has established a relationship with First Data Resources, Inc. for cardholder processing services. First Data Resources, Inc. is a subsidiary of First Data Corporation, a provider of information processing and related services including cardholder processing (services for financial institutions which issue credit cards to consumers), and merchant processing (services for financial institutions which make arrangements with merchants for the acceptance of credit cards as methods of payment). First Data Resources, Inc. provides data processing, credit card reissuance, monthly statements and interbank settlement for Direct Merchants Bank. Direct Merchants Bank’s processing services agreement with First Data Resources, Inc. expires in March 2011.
      Applications processing and back office support for mail inquiries and fraud management are handled internally by Direct Merchants Bank. In addition, Direct Merchants Bank handles most in-bound customer service telephone calls for its customer base through Metris Direct, Inc.
      Direct Merchants Bank generally assesses periodic finance charges on an account if the cardholder has not paid the balance in full from the previous billing cycle. These finance charges are based upon the average daily balance outstanding on the account. Payments by cardholders to Direct Merchants Bank on the accounts are applied first to finance charges and fees, then to promotional balances, and then to billed and unpaid transactions in the order determined by Direct Merchants Bank. If a payment in full is not received during the grace period, which is never less than 20 days after the statement cycle date, finance charges are imposed on all purchases from the date of the transaction to the statement cycle date. Finance charges are also imposed on each cash advance from the day such advance is made until the advance is paid in full. Periodic finance charges are calculated separately for purchases and cash advances. Finance charges are calculated on each day of the billing cycle by multiplying the daily balance by the daily periodic rate. The cash advance and purchase finance charges are then added together at the end of the billing cycle. For most cardholders, if the entire balance on the account is paid by the due date a finance charge on purchases is not imposed.
      Direct Merchants Bank assesses an annual fee on some credit card accounts. Direct Merchants Bank may waive all or a portion of the annual fee in connection with the solicitation of new accounts depending on the credit terms offered, determined by the prospect’s risk profile prior to solicitation, or when Direct Merchants Bank determines a waiver to be appropriate considering the account’s overall profitability. In addition to the annual fee, Direct Merchants Bank may charge accounts certain other fees including:

(a) a late fee with respect to any unpaid monthly payment if Direct Merchants Bank does not receive the required minimum monthly payment by the due date shown on the monthly billing statement;

(b) a cash advance fee for most cash advances;

(c) a fee with respect to each check submitted by a cardholder in payment of an account which is not honored by the cardholder’s bank; and

(d) an overlimit charge if, at any time during the billing cycle, the total amount owed exceeds the cardholder’s credit line.
      Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to these agreements, Direct Merchants Bank reserves the right to change or terminate certain terms, conditions, services and features of the account (including periodic finance charges, late fees, returned check charges and any other charges or the minimum payment), subject to the conditions set forth in the account agreement.
      Monthly billing statements are sent to cardholders by First Data Resources, Inc. on behalf of Direct Merchants Bank. When an account is established, it is assigned a billing cycle. Currently, there are 20 billing cycles and each cycle has a separate monthly billing date based on the respective business day the cycle represents in each calendar month. Each month, a statement is sent to all accounts with an outstanding balance greater than $1. Generally, cardholders must make a minimum monthly payment in an amount equal to the greatest of $15, 2.5% of the outstanding balance, or the finance charge amount, or else the balance of the account (if the balance is less than $15). If the minimum payment is not collected prior to 25 days after the statement cycle date, the account is considered delinquent.
      Most merchant transactions by cardholders are authorized online. The remaining transactions generally are low dollar amounts, typically below $50. All authorizations are handled through First Data Resources, Inc.’s adaptive control and fraud detection system.
Delinquency, Collections and Charge-Offs
      Direct Merchants Bank considers an account delinquent if a payment due is not received by Direct Merchants Bank by the due date shown on the monthly billing statement. Collection activities are determined by the adaptive control system, which continually monitors all delinquent accounts. The collections function is handled internally. Accounts that become 60 days contractually delinquent are closed, but not necessarily charged off. Generally, accounts are charged off and taken as a loss either within 60 days after formal notification of bankruptcy or at the end of the month during which they become contractually 180 days past due. However, any account enrolled in a fixed payment program that is re-aged and deemed current due to participation in consumer credit counseling services or internal payment alternative programs and that subsequently re-enters delinquency will be charged off no later than at the end of the month during which the account became contractually 120 days past due. Accounts identified as fraud losses are immediately reserved for and charged off no later than 90 days after discovery. Charged-off accounts are referred to Direct Merchants Bank’s recovery unit for coordination of collection efforts to recover the amounts owed. When appropriate, accounts are placed with external collection agencies or attorneys. Direct Merchants Bank regularly sells a majority of its charged-off portfolio to third parties.

Account Re-aging
      Past due accounts are re-aged to current status only after Direct Merchants Bank receives at least three consecutive minimum payments or the equivalent cumulative amount. Accounts can only be re-aged to current status once every twelve months and two times every five years. Accounts entering long-term fixed payment forbearance programs may receive a re-age upon entering the debt management program. This is called a “workout re-age”. Workout re-ages can only occur after receipt of at least three consecutive minimum monthly payments, or the equivalent cumulative amount as defined by the debt management program. Workout re-ages can only occur once in five years.
Recoveries
      Pursuant to the terms of the pooling and servicing agreement, the servicer is required to transfer all Recoveries to the trust. In the event of any sale or other disposition of receivables in Defaulted Accounts as provided in the pooling and servicing agreement, Recoveries will not include amounts received by the purchaser or transferee of those receivables but will be limited to amounts received by the servicer from the purchaser or transferee. Collections of Recoveries are treated as collections of finance charge receivables.
Acquisition of Credit Card Accounts
      Direct Merchants Bank has made portfolio acquisitions in the past and portfolio acquisitions are possible in the future. Before acquiring a portfolio, Direct Merchants Bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual accounts are not requalified by Direct Merchants Bank. We cannot assure you that acquired credit card accounts were originated in a manner consistent with Direct Merchants Bank’s policies as described above under “—New Account Underwriting” or that the underwriting and qualification of those credit card accounts conformed to any given standards. Accounts in the trust portfolio include credit card accounts previously acquired by Direct Merchants Bank. Previously acquired accounts and any accounts acquired in the future may be added to the trust portfolio provided that they constitute Eligible Accounts at the time of the proposed addition. See “Description of the Securities—Addition of Trust Assets.”
The Receivables
       The receivables consist of amounts owing on MasterCard® credit card and VISA® credit cards and may include amounts owing on other general purpose revolving credit cards. The receivables in the trust are divided into two components: finance charge receivables and principal receivables.
      Finance charge receivables include (i) periodic finance charges, (ii) other amounts charged from time to time to trust account cardholders, including, but not limited to, overlimit fees, late charges, returned check fees, annual fees and annual service charges, transaction charges, cash advance fees, interchange, fees and charges relating to debt cancellation programs administered by a Credit Card Originator and other similar fees and charges that are designated as finance charge receivables and (iii) discount option receivables. Recoveries are considered collections of finance charge receivables. Principal receivables are all receivables that are not finance charge receivables or receivables in Defaulted Accounts.
      The transferor has the option to reclassify a percentage of monthly collections of principal receivables to be treated as collections of finance charge receivables. See “Description of the Securities—Discount Option” in this prospectus for a description of the manner and the conditions to exercise of this option.
      All new receivables arising in the accounts in the trust portfolio are purchased by Metris Companies Inc. from Direct Merchants Bank under a receivables purchase agreement, which has been and may in the future be amended from time to time. All or a portion of these receivables are subsequently purchased by Metris Receivables, Inc. from Metris Companies Inc. under a purchase agreement, which similarly has been and may in the future be amended from time to time. These receivables are then transferred to the trust under the pooling and servicing agreement, which also has been and may in the future be amended from time to time.

Accordingly, the amount of receivables fluctuates from day to day as new receivables are generated and as existing receivables are collected, charged off as uncollectible, or otherwise adjusted.
      The servicer deposits all collections of receivables in the collection account. The collections on the receivables received on any Business Day are allocated by the servicer between collections of principal receivables and collections of finance charge receivables. All amounts are then applied based upon the respective interests of the securityholders of each series, any provider of enhancement for that series, and the holder of the Exchangeable Transferor Security. See “Description of the Securities—Investor Percentage and Transferor Percentage” in this prospectus and “Description of Series Provisions—Allocation Percentages” in the attached prospectus supplement.
Maturity Considerations
       Unless otherwise specified in the related prospectus supplement for each series, following the Revolving Period, collections of principal receivables are expected to be:

•	during an Amortization Period, other than an Accumulation Period, distributed to the securityholders of any series or any specified class of that series on each specified Distribution Date; or

•	during an Accumulation Period, accumulated for payment to securityholders of any series or any specified class of that series and distributed on a scheduled payment date.
      However, if the Early Amortization Period commences, collections of principal receivables will be paid to securityholders in the manner described in this prospectus and in the related prospectus supplement.
      The related prospectus supplement will specify:

•	when an Accumulation Period or other Amortization Period will commence;

•	the principal payments expected or available to be accumulated or received during any Accumulation Period or other Amortization Period, or on a scheduled payment date, as applicable;

•	the manner and priority of principal accumulations and payments among the classes of a series of securities; and

•	the Pay Out Events which, if any were to occur, would lead to the commencement of an Early Amortization Period or, if so specified in the related prospectus supplement, an Early Accumulation Period.
      The related prospectus supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the accounts designated by Direct Merchants Bank comprising the trust portfolio. There can be no assurance that future events will be consistent with that historical data.
      The amount of collections may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.
      We cannot assure you that collections of principal receivables with respect to the trust portfolio, and thus, the rate at which the related securityholders would expect to receive or accumulate payments of principal on their securities during an Accumulation Period or other Amortization Period, or on any scheduled payment date, as applicable, will be similar to any historical experience set forth in a related prospectus supplement. If a Pay Out Event occurs, the average life and maturity of any series of securities could be significantly reduced.

      We cannot assure you that the actual number of months elapsed from the date of issuance of a series of securities to the final Distribution Date for the securities will equal the expected number of months because, for any series:

•	there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of principal receivables scheduled or available to be distributed or accumulated for later payment to securityholders of that series (or of a specified class of that series) during an Accumulation Period or other Amortization Period, or on a scheduled payment date, as applicable; or

•	a Pay Out Event may occur which could initiate an Early Amortization Period or, if so specified in the related prospectus supplement, an Early Accumulation Period.
Use of Proceeds
       Unless otherwise specified in the related prospectus supplement, the net proceeds from the sale of each series of securities offered by this prospectus will be paid to the transferor and the transferor will use those proceeds for its general corporate purposes.
Metris Companies Inc.
       Metris Companies Inc. is an information-based direct marketer of consumer credit products primarily to moderate-income consumers. Metris Companies Inc.’s consumer credit products are primarily unsecured and secured credit cards issued by its indirect subsidiary, Direct Merchants Credit Card Bank, National Association. Direct Merchants Credit Card Bank, National Association also offers debt cancellation contracts and debt suspension agreements. Metris Companies Inc.’s customers and prospects include individuals for whom credit bureau information is available, as well as individuals identified through third-party sources including customer lists and databases.
      Metris Companies Inc. is a Delaware corporation incorporated on August 20, 1996. Metris Companies Inc. became a publicly held company in October 1996 after completing an initial public offering. Metris Companies Inc.’s principal subsidiaries are Direct Merchants Bank, Metris Direct, Inc. and Metris Receivables, Inc.
      Metris Companies Inc.’s principal executive offices are located at 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305, telephone number (952) 525-5020. As of June 30, 2005 (unaudited), Metris Companies Inc. had total owned assets of approximately $1,266,066,000, total liabilities of approximately $255,902,000, and stockholders’ equity of approximately $1,010,164,000.
Proposed Merger
      On August 4, 2005, HSBC Finance Corporation (“HSBC Finance”) and Metris Companies Inc. entered into a definitive merger agreement (the “merger agreement”) for HSBC Finance to acquire Metris Companies Inc.
      The merger agreement has been approved by the Boards of Directors of each of HSBC Finance, HSBC Corporation I (“HSBC Corporation”), a Delaware corporation and directly wholly owned subsidiary of HSBC Finance, and Metris Companies Inc. and is subject to certain closing conditions including resolution of the potential civil enforcement action of the Securities and Exchange Commission against Metris Companies Inc. as described in Metris Companies Inc.’s Form 8-K dated July 12, 2005, approval by the stockholders of Metris Companies Inc. and receipt of various regulatory consents.
      The merger agreement contemplates that HSBC Corporation will merge into and with Metris Companies Inc. and, as a result, Metris Companies Inc. would be the surviving entity and a wholly-owned subsidiary of HSBC Finance. It is anticipated that the merger will be completed in the fourth quarter of 2005.

      HSBC Finance and Metris Companies Inc. have operated and, until the completion of the merger, will continue to operate independently. However, when and if the merger is completed, Metris Companies Inc.’s existing businesses and/or practices may be changed, replaced, reorganized or adversely impacted as a result of the merger, including, but not limited to, servicing, technology systems, marketing, credit card origination and underwriting. As a result, we cannot predict if or how long any of these or other factors in connection with the merger will adversely affect Metris Master Trust and, consequently, the timing and amount of payments on your securities. In addition, the corporate structure of Metris Companies Inc. and/or Metris Direct Inc. and the structure of the transfers of receivables from the originator to the trust may change upon completion of the merger. We cannot predict if and how such changes will occur.
The Transferor
       Metris Receivables, Inc., formerly known as Fingerhut Financial Services Receivables, Inc., the transferor, was incorporated under the laws of the State of Delaware on May 23, 1995. All of its outstanding capital stock is owned by Metris Direct, Inc. The transferor was organized for the limited purpose of purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of those purposes, and has no material assets other than the receivables. Neither Metris Direct, Inc., as stockholder of the transferor, nor the transferor’s board of directors, intends to change its business purpose. The transferor’s executive offices are located at 10900 Wayzata Boulevard, Room 723, Minnetonka, Minnesota 55305, telephone number (952) 417-5645.
Direct Merchants Credit Card Bank, National Association
       Direct Merchants Bank, a wholly owned indirect subsidiary of Metris Companies Inc., is a special-purpose credit card bank. Direct Merchants Credit Card Bank, National Association was chartered as a national banking association on February 14, 1995. On July 13, 1998, the Utah bank was merged into Interim National Bank, a national banking association located in Phoenix, Arizona, and an indirect subsidiary of Metris Companies Inc. The name of the surviving entity was changed to Direct Merchants Credit Card Bank, National Association. Its principal executive offices are located at Kierland I, 16430 North Scottsdale Road, Phoenix, Arizona 85254.
      On an owned basis, Direct Merchants Bank maintained loan accounts with aggregate outstanding balances of approximately $1,215,000 as of June 30, 2005 (unaudited). Of this amount, approximately $1,215,000 were MasterCard® and VISA® credit card loans originated in accounts of United States cardholders. As of June 30, 2005, Direct Merchants Bank had total assets of approximately $201,738,000, total liabilities of approximately $87,053,000, deposits of approximately $3,132,000 and total equity capital of approximately $114,685,000. Direct Merchants Bank is a national bank insured through the Federal Deposit Insurance Corporation and is regulated by the Office of the Comptroller of the Currency (the “OCC”).
      If completed, immediately following the merger between HSBC Finance and Metris Companies Inc., Direct Merchants Bank will be merged with and into HSBC Bank Nevada, N.A. (“HSBC Bank”) and, as a result, HSBC Bank will be the surviving entity and a wholly owned subsidiary of HSBC Finance.
Description of the Securities
       The securities will be issued in series. Each series will represent an interest in the trust other than the interests represented by any other series of securities issued by the trust (which may include series offered pursuant to this prospectus) and the interest of the transferor in the trust. Each series will be issued pursuant to the pooling and servicing agreement and a series supplement to the pooling and servicing agreement. The prospectus supplement for each series will describe any provisions of the pooling and servicing agreement relating to that series which may differ materially from the pooling and servicing agreement filed as an exhibit to the registration statement.

      The following summaries describe certain provisions common to each series of securities or which may be applicable to any series of securities. The summaries are not complete and are subject to, and are qualified by, all of the provisions of the pooling and servicing agreement and the related series supplement.
General
      The securities of each series represent interests in certain assets of the trust, including the right to the applicable Investor Percentage of all cardholder payments on the receivables in the trust. The Investor Percentage will be based on the Invested Amount. The Invested Amount of any series is based on the aggregate amount of the principal receivables in the trust allocated to any series. The transferor’s interest in the trust is based on the aggregate amount of principal receivables in the trust not allocated to the holders of any series of securities or to any related credit enhancement provider.
      The transferor initially will be the holder of the Exchangeable Transferor Security. At the discretion of the transferor, its interest in the trust may be held either in an uncertificated form or in the form of an Exchangeable Transferor Security. When we refer to the “holder of the Exchangeable Transferor Security,” we are referring to the transferor regardless of whether its interest is held in an uncertificated form or in the form of an Exchangeable Transferor Security. The holder of the Exchangeable Transferor Security holds an undivided interest in the trust, including the right to the Transferor Percentage of all cardholder payments on the receivables in the trust. The Transferor Percentage is equal to 100% minus the sum of the applicable investor allocation percentages (which will not exceed 100%) for all series of securities then outstanding. See “—Certain Matters Regarding the Transferor and the Servicer” in this prospectus.
      Unless otherwise specified in the related prospectus supplement, during the Revolving Period, following the Funding Period, if any, the Invested Amount will remain constant except under certain limited circumstances. See “—Defaulted Receivables; Dilution” in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are transferred to the trust and others are paid or charged off. The amount of the transferor’s interest in the trust (or the amount in the excess funding account) will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust unless and to the extent that one or more outstanding or newly-issued series absorb the change. When a series is amortizing, the Invested Amount will decline as payments of principal receivables are collected and distributed to the related securityholders. As a result, unless and to the extent that one or more outstanding or newly-issued series absorb an increase, the interest of the transferor in the trust will generally increase each month during an Accumulation Period or other Amortization Period for any series to reflect the reductions in the Invested Amount of the securities and will also change to reflect the variations in the amount of the principal receivables in the trust. The transferor’s interest in the trust may also be reduced as the result of the issuance of a new series of securities. See “—New Issuances” in this prospectus.
      Each series of securities may consist of one or more classes, one or more of which may be senior securities and one or more of which may be subordinated securities. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a series with more than one class will be allocated among the classes as described in the related prospectus supplement. The securities of a class may differ from securities of other classes of the same series in, among other things, the amounts allocated to principal payments, maturity date, interest rate, the priority in receiving payments of principal and the availability of credit enhancement.
      For each series of securities, payments of interest and principal will be made on distribution dates specified in the related prospectus supplement to securityholders in whose names the securities were registered on the Record Dates specified in the related prospectus supplement. Interest will be distributed to securityholders in the amounts, for the periods and on the dates specified in the related prospectus supplement.
      Securities of each series initially will be represented by securities registered in the name of the nominee of DTC, except as set forth below. Unless otherwise specified in the related prospectus supplement, with respect to each series of securities, beneficial interests in the securities will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in book-entry form only. The transferor has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of securities. No owner of beneficial interests in the securities acquiring an interest in the securities will be entitled to receive a certificate representing that person’s interest in the securities. Unless and until securities in fully registered, certificated form are issued for any series under the limited circumstances described in this prospectus:

•	all references in this prospectus or any related prospectus supplement to actions by securityholders will refer to actions taken by DTC upon instructions from its participants; and

•	the trustee will not consider a security owner to be a securityholder (as that term is used in the pooling and servicing agreement) and all references in this prospectus or any related prospectus supplement to distributions, notices, reports and statements to securityholders will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the securities, as the case may be, for distribution to the beneficial owners of the securities in accordance with DTC procedures.
      If so specified in the prospectus supplement relating to a series, application will be made to list the securities of that series, or all or a portion of any class of that series, on the Luxembourg Stock Exchange or any other specified exchange.
Book-Entry Registration
      Securityholders may hold their securities through DTC (in the United States) or Clearstream Banking, société anonyme or the Euroclear System (in Europe), each of which in turn holds through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems.
      Cede & Co., as nominee for DTC, will hold the global securities. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective Depositaries which in turn will hold positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.
      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers (who may include the underwriters of any series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.
      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, any cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the Depositaries.
      Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in the securities settled during this day of processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
      Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual beneficial owner of securities is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive securities representing their ownership interest in securities, except in the event that use of the book-entry system for the securities is discontinued.
      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the DTC participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.
      Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
      Neither DTC nor Cede & Co. will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto). Principal and interest payments on the securities will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the Distribution Date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the DTC participant and not of DTC, the trustee or the transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, disbursement of those payments to DTC participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of DTC participants and indirect participants.
      DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to the transferor or the trustee. Under those circumstances, if a successor securities depository is not obtained, definitive securities are required to be printed and delivered. The transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, definitive securities will be printed and delivered.

      The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the transferor believes to be reliable, but the transferor takes no responsibility for the accuracy thereof.
      Clearstream Banking, société anonyme is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./ N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.
      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.
      The Euroclear System is operated by Euroclear Bank S.A./ N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
      Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the pooling and servicing agreement on behalf of a Clearstream customer or a Euroclear participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect these actions on its behalf through DTC.
      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC and Euroclear and customers of Clearstream, they are under no obligation to perform or continue to perform those procedures and may discontinue the procedures at any time.
Definitive Securities
      The securities of a series offered by this prospectus will be issued as definitive securities to owners of beneficial interests in the securities, rather than to DTC or its nominee, only if:

(a) the transferor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the transferor is unable to locate a qualified successor; or

(b) after the occurrence of a Servicer Default, owners of beneficial interests in the securities of a series representing not less than 50% (or any other percentage specified in the related prospectus supplement) of the Invested Amount of that series advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC is no longer in the best interest of the owners of beneficial interests in the securities of that series.
      Upon the occurrence of either of these events, DTC is required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the definitive certificate representing the securities and instructions for registration, the trustee will issue the securities as definitive securities, and from that point on the trustee will recognize the holders of the definitive securities as securityholders under the pooling and servicing agreement.
      Distribution of principal and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth here and in the pooling and servicing agreement. Interest payments and any principal payments on each Distribution Date will be made to securityholders in whose names the definitive securities were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the trustee. However, the final payment on any security will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to securityholders. The trustee will provide notice to registered securityholders by mail, not later than the fifth day of the month of the final distribution.
      Definitive securities will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sufficient amount to cover any related tax or other governmental charge imposed. The transfer agent and registrar will not be required to register the transfer or exchange of definitive securities for the period from the Record Date preceding any payment due date to the Distribution Date with respect to the definitive securities.
      If any securities are listed on the Luxembourg Stock Exchange, upon surrender by the depository of the definitive securities representing the securities and instructions for registration, the trustee will also issue and make available the securities as definitive securities to all holders thereof through the office of the listing agent in Luxembourg and the trustee will recognize the holders of definitive securities as securityholders pursuant to the pooling and servicing agreement. The final payment of any security may also be made upon presentation and surrender of the definitive security at the office of the listing agent in Luxembourg as specified in the notice of final distribution to securityholders. A notice of the final distribution will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, not later than the fifth day of the month of the final distribution. Definitive securities will also be transferable and exchangeable at the office of the listing agent in Luxembourg. With respect to any transfer of definitive securities in part, the new definitive securities registered in the names specified by the transferee and the original transferor will be available at the office of the listing agent in Luxembourg.
Interest
      Interest will accrue on the securities of a series or class offered by this prospectus from the closing date at the per annum rate either specified in or determined in the manner specified in the related prospectus supplement. If the prospectus supplement for a series of securities so provides, the security rate and dates for payment of interest applicable to each security of that series may be subject to adjustment from time to time. Any adjustment of the security rate would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the prospectus supplement for that series. Except as otherwise provided in this prospectus or in the related prospectus supplement, collections of finance charge receivables and certain other amounts allocable to the series offered by this prospectus will be used to make interest payments to securityholders of that series on each interest payment date specified in the related prospectus supplement.
      If the interest payment dates for a series or class occur less frequently than monthly, collections or other amounts (or the portion of those amounts allocable to that class) will be deposited in one or more interest funding accounts and used to make interest payments to securityholders of that series or class on the following interest payment date. If a series has more than one class of securities, each class may have a separate interest funding account. Funds on deposit in an interest funding account will be invested in Cash Equivalents. Interest with respect to the securities of each series offered by this prospectus will accrue and be calculated on the basis described in the related prospectus supplement.
      The prospectus supplement relating to each series of securities and each class of that series will describe:

•	the amounts and sources of interest payments to be made;

•	the security rate; and

•	for a series or class of that series bearing interest at a floating or a variable security rate:

•	the initial security rate or the dates and the manner for determining the initial security rate;

•	the dates and the manner for determining subsequent security rates; and

•	the formula, index or other method by which the security rates are determined.
Principal
      During the Revolving Period for each series of securities offered by this prospectus, no principal payments will be made to the securityholders of that series. During an Accumulation Period or other Amortization Period, principal will be paid to the securityholders in the amounts and on the dates specified in the related prospectus supplement or will be accumulated in a principal account for later distribution to securityholders on a scheduled payment date in the amounts specified in the related prospectus supplement.
      During the Accumulation Period, the trustee at the direction of the servicer will transfer from the principal account to one or more principal funding accounts collections of principal receivables for the securityholders (other than redirected principal collections) and Shared Principal Collections from other series, if any, allocated to the securities as described below under “—Application of Collections.” Principal payments for any series or class of that series will be funded from collections of principal receivables received during the related Monthly Period or Monthly Periods as specified in the related prospectus supplement and allocated to the securityholders of that series or class and from certain other sources specified in the related prospectus supplement. In the case of a series with more than one class of securities, the securityholders of one or more classes may receive payments of principal at different times. The related prospectus supplement will describe the manner, timing and priority of payments of principal to securityholders of each class.

      Funds on deposit in any principal funding account applicable to a series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related prospectus supplement intended to assure a specified rate of return on the investment of those funds. To enhance the likelihood of the payment in full of the principal amount of a series of securities or class of that series at the end of an Accumulation Period, a series of securities or class of that series may be subject to a principal guaranty or other similar arrangement specified in the related prospectus supplement.
Revolving Period
      Unless otherwise specified in the related prospectus supplement, each class of securities will begin with a Revolving Period during which the trust will not pay, or accumulate, principal for the related securityholders. The trust, subject to certain limitations, will pay available principal to the holder of the Exchangeable Transferor Security but may pay amounts due to holders of securities of other series. See “—Pay Out Events” below and “Description of Series Provisions—Pay Out Events” in the related prospectus supplement for a discussion of the events which might lead to early termination of the Revolving Period.
Controlled Amortization Period
      If a class of securities has a Controlled Amortization Period, the trust will pay available principal to those securityholders on each Distribution Date during the Controlled Amortization Period in a fixed amount plus any amounts not previously paid. If the series has more than one class, each class may have a different priority for payment. The Controlled Amortization Period for a class starts on the date specified in the related prospectus supplement and ends when any one of the following occurs:

•	the Invested Amount for the class is paid in full;

•	an Early Amortization Period starts; or

•	the series termination date.
Principal Amortization Period
      If a class of securities has a Principal Amortization Period, the trust will pay available principal to those securityholders on each Distribution Date during the Principal Amortization Period. If a series has more than one class, each class may have a different priority for payment. The Principal Amortization Period for a class starts on the date specified in the related prospectus supplement and ends when any one of the following occurs:

•	the Invested Amount for the class is paid in full;

•	an Early Amortization Period starts; or

•	the series termination date.
Accumulation Period
      If a class of securities has an Accumulation Period, the trust will transfer on each Transfer Date specified in the related prospectus supplement certain fixed amounts from the principal account to a principal funding account. These amounts will be used to make distributions of principal to the securityholders of that series on its scheduled payment date. If the series has more than one class, each class may have a different priority for payment.
      The Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related prospectus supplement and continue until the earliest of:

•	the commencement of the Early Amortization Period, or, if the Accumulation Period is a Controlled Accumulation Period and if so specified in the related prospectus supplement, the commencement of an Early Accumulation Period;

•	the Invested Amount for the class is paid in full; and

•	the series termination date.
      Funds on deposit in any principal funding account may be invested in Cash Equivalents or subject to a guaranteed rate or investment agreement or other arrangement intended to assure a minimum return on the investment of those funds. Investment earnings on those funds may be applied to pay interest on the related series of securities. To enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a series of securities, a series or any class of that series may be subject to a principal payment guaranty or other similar arrangement.
Early Amortization Period
      If a class of securities is in an Early Amortization Period, the trust will pay available principal to those securityholders on each Distribution Date and, in certain circumstances, to the credit enhancement provider. If the series has more than one class, each class may have a different priority for payment. In addition, upon the commencement of the Early Amortization Period with respect to any class of securities, any funds on deposit in a principal funding account with respect to that class will be paid to those securityholders on the first Distribution Date of the Early Amortization Period. The Early Amortization Period starts on the day a Pay Out Event occurs. The Early Amortization Period ends when either of the following occurs:

•	the Invested Amount for the class is paid in full; or

•	the series termination date.
Discount Option
      The transferor has the option to reclassify a percentage of the amount of principal receivables arising in the trust portfolio on and after the date of the reclassification to be treated as finance charge receivables. The circumstances under which the transferor may exercise its option to discount principal receivables may include a time when the portfolio yield is declining and principal receivables are available in sufficient quantity to allow for discounting.
      The transferor may, without notice to or consent of the securityholders, from time to time, increase (subject to the limitations described below), reduce or eliminate this discounting percentage as it applies to principal receivables arising in the trust portfolio on and after the date of the change. The transferor must provide 15 days’ prior written notice to the servicer, the trustee and each Rating Agency of any increase, reduction or elimination. The increase, reduction or elimination will become effective on the date specified in the written notice only if:

(a) the transferor reasonably believes that the increase, reduction or elimination will not at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any series; and

(b) the transferor and the trustee have received written notice from each Rating Agency that the change will not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities.
      On each date of processing after the date on which the transferor’s exercise of its discount option takes effect, and with respect to receivables generated on and after that date, collections in an amount equal to the product of:

(a) a fraction the numerator of which is the amount of discount option receivables and the denominator of which is the sum of the aggregate amount of principal receivables and discount option receivables, in each case (for the numerator and the denominator) at the end of the prior date of processing;

(b) collections of principal receivables and discount option receivables received on the current date of processing; and

(c) a fraction the numerator of which is the aggregate amount of principal receivables (not including principal receivables that were reclassified as finance charge receivables) arising on each date of processing falling on or after the date on which the transferor’s exercise of its discount option takes effect, and the denominator of which is the aggregate principal receivables on the current date of processing;
will be deemed collections of finance charge receivables and will be applied accordingly.
      For purposes of the calculation above, “discount option receivables” means, on and after the date on which the transferor’s exercise of its discount option takes effect, the sum of (i) the aggregate amount of principal receivables reclassified as finance charge receivables as of the end of the prior date of processing (which amount, prior to the date on which the transferor’s exercise of its discount option takes effect, and with respect to receivables generated prior to that date, will be zero), plus (ii) the product of (A) the amount of principal receivables generated on the current date of processing (prior to any reclassification as finance charge receivables) times (B) the discounting percentage in effect, minus (iii) any collections received on the current date of processing in respect of principal receivables previously reclassified as finance charge receivables.
      Any reclassification of principal receivables as finance charge receivables would:

•	increase the total amount of finance charge receivables available, and would have a corresponding increase in the portfolio yield.

•	reduce the total amount of principal receivables in the trust, and would have a corresponding decrease in the transferor’s interest in the trust.
      The effect of these events, therefore, would be to decrease the likelihood of a Pay Out Event that might otherwise result from reduced portfolio yield in relation to the base rate. At the same time, these events would increase the likelihood that the transferor would be required to add principal receivables to the trust.
      The transferor is under no obligation to reclassify any principal receivables as finance charge receivables and we cannot assure you that the transferor would do so to avoid a Pay Out Event.
Transfer and Assignment of Receivables
      On or about May 30, 1995, Metris Receivables, Inc. transferred to the trust its interest in the receivables outstanding on that date, the receivables subsequently created and the proceeds of those receivables. Prior to this transfer, pursuant to a purchase agreement between Fingerhut Companies, Inc. (“Fingerhut”) and Metris Receivables, Inc., Fingerhut sold to Metris Receivables, Inc. its interest in the receivables under the purchase agreement. Prior to this sale, pursuant to a purchase agreement between Direct Merchants Bank and Fingerhut, Direct Merchants Bank sold to Fingerhut its interest in the receivables existing on the date of the related purchase agreement and the receivables subsequently arising from time to time.
      Subsequently, in connection with the realignment of Fingerhut’s subsidiaries in September 1996, Fingerhut assigned to Metris Companies Inc. all of Fingerhut’s rights and obligations under the purchase agreement with Metris Receivables, Inc. and all of Fingerhut’s rights and obligations under the purchase agreement with Direct Merchants Bank.
      Direct Merchants Bank for itself and as servicer has identified in its computer files the receivables that are in the trust portfolio. Direct Merchants Bank, as initial servicer, retains and will not deliver to the trustee any other records or agreements relating to the receivables in the trust. The records and agreements relating to the receivables in the trust will not be segregated from those relating to other accounts and receivables of Direct Merchants Bank and the physical documentation relating to receivables in the trust will not be stamped or marked to reflect their transfer to the trust. The trustee will have reasonable access to any records and agreements as required by applicable law or to enforce the rights of the securityholders. Direct Merchants Bank has filed one or more UCC-1 financing statements to perfect the interest in the receivables of Metris Companies Inc. under the purchase agreement with Direct Merchants Bank. Metris Companies Inc. has filed one or more UCC-1 financing statements to perfect Metris Receivables, Inc.’s interest in the receivables. The transferor, in turn, has filed one or more UCC-1 financing statements to perfect the trust’s interest in the receivables. See “Certain Legal Aspects of the Receivables” in this prospectus.
New Issuances
      The pooling and servicing agreement provides that, pursuant to any one or more series supplements, the holder of the Exchangeable Transferor Security may cause the trustee to issue one or more new series and a newly issued Exchangeable Transferor Security, if applicable.
      Under the pooling and servicing agreement, the holder of the Exchangeable Transferor Security may define the principal terms of any newly issued series. Each series issued may have different terms and enhancements than any other series.
      None of the transferor, the servicer, the trustee, or the trust is required or intends to obtain the consent of any securityholder to issue any additional series or to determine the terms of those series. However, before a new series is issued, the holder of the Exchangeable Transferor Security will deliver to the trustee written confirmation from each Rating Agency that has rated any outstanding class of any series of securities that the issuance of the new series will not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities.
      The transferor may offer any series to the public or other investors in transactions either registered under the Securities Act of 1933, as amended or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions or otherwise. Any series may be issued in fully registered or book-entry form in minimum denominations determined by the transferor. The transferor currently intends to offer, from time to time, additional series.
      The pooling and servicing agreement provides that the holder of the Exchangeable Transferor Security may issue new series and define the terms so that each series issued has a different term over which its principal amount will amortize. Therefore, one or more series may be in their Amortization Periods while other series are not. Moreover, any series may have the benefit of a credit enhancement that is available only to that series. Under the pooling and servicing agreement, the trustee will hold any form of credit enhancement only on behalf of the series with respect to which it relates. Likewise, with respect to each form of credit enhancement, the holder of the Exchangeable Transferor Security may deliver a different form of credit enhancement agreement. The pooling and servicing agreement also provides that the holder of the Exchangeable Transferor Security may specify different coupon rates and monthly servicing fees with respect to each series (or a particular class within that series). Collections allocated to finance charge receivables not used to pay interest on the securities, the monthly servicing fee, the investor default amount, or investor charge-offs with respect to any series will be allocated as provided in the credit enhancement agreement, if applicable. The holder of the Exchangeable Transferor Security also has the option under the pooling and servicing agreement to vary between series the terms upon which a series (or a particular class within a series) may be repurchased by the transferor or remarketed to other investors. Additionally, certain series may be subordinated to other series, and classes within a series may have different priorities.
      There is no limit to the number of new issuances that may be performed under the pooling and servicing agreement. The trust will terminate only as provided in the pooling and servicing agreement.
      Under the pooling and servicing agreement, the holder of the Exchangeable Transferor Security may issue new series by notifying the trustee at least five Business Days in advance of the date upon which the new issuance is to occur. The notice will state the designation of any series to be issued on the date of the new issuance and, with respect to each series:

(a) its initial Invested Amount (or method for calculating the amount);

(b) its interest rate (or the method of allocating interest payments or other cash flows to the series); and

(c) the provider of the credit enhancement, if any, which is expected to provide credit support with respect to it.

      The pooling and servicing agreement provides that on the date of the new issuance the trustee will authenticate any series only upon delivery to the trustee of the following:

(a) a series supplement specifying the terms of the series;

(b) a Tax Opinion;

(c) if required by the series supplement, the form of credit enhancement and an appropriate credit enhancement agreement with respect thereto executed by the transferor and the issuer of the credit enhancement;

(d) written confirmation from each Rating Agency that the new issuance will not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities;

(e) if applicable, the existing Exchangeable Transferor Security; and

(f) an officer’s certificate of the transferor stating that, after giving effect to the new issuance, (i) the transferor’s interest in the trust would be at least equal to the Minimum Transferor Interest and (ii) the Retained Interest would equal or exceed a specified minimum size.
      Under the pooling and servicing agreement, the transferor may also exchange the Exchangeable Transferor Security for a newly issued Exchangeable Transferor Security and a second security, the terms of which will be defined in a supplement to the pooling and servicing agreement.
Representations and Warranties
      The transferor makes certain representations and warranties in accordance with the pooling and servicing agreement with respect to each series on the closing date for that series, including:

(a) the transferor is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver, and perform its obligations under the pooling and servicing agreement, the related series supplement, and the purchase agreement relating to Metris Companies Inc.’s transfer of the receivables;

(b) the transferor is duly qualified to do business and is in good standing (or is exempt from that requirement) in any state required to conduct its business and has obtained all necessary licenses and approvals required under federal and Delaware law. However, no representation or warranty is made with respect to any qualifications, licenses or approvals which the trustee would have to obtain to do business in any state in which the trustee seeks to enforce any receivable;

(c) the execution and delivery by the transferor of the pooling and servicing agreement, the related series supplement, and the purchase agreement relating to Metris Companies Inc.’s transfer of the receivables, and the consummation by the transferor of the transactions provided for in those agreements, have been duly authorized by the transferor by all necessary corporate action on its part;

(d) each of the pooling and servicing agreement, the related series supplement, and the purchase agreement relating to Metris Companies Inc.’s transfer of the receivables constitutes a legal, valid and binding obligation of the transferor, enforceable against the transferor in accordance with its terms; and

(e) the transfer of receivables by it to the trustee under the pooling and servicing agreement constitutes either (i) a valid transfer to the trustee of its interest in the receivables and the proceeds of those receivables and amounts in any of the accounts established for the benefit of securityholders free and clear of any lien of any person claiming through the transferor (except for Permitted Liens and certain rights of the transferor) or (ii) the grant of a first priority perfected security interest in those receivables and the proceeds of those receivables (including amounts in any of the accounts established for the benefit of securityholders).
      If the transferor breaches any of these representations and warranties, either the trustee or the holders of securities evidencing undivided interests in the trust aggregating more than 50% of the invested amount of the related series may notify the transferor (and the trustee and the servicer if the notice is given by the securityholders of any series) and may direct the transferor to accept reassignment of an amount of principal receivables equal to the invested amount to be reassigned (as described below) within 60 days of the notice, or within any longer period specified in the notice. The transferor must accept reassignment of those receivables on a Distribution Date occurring within the applicable period. The reassignment will not be required to be made, however, if at any time during the applicable period the representations and warranties are then true and correct in all material respects.
      The amount to be deposited by the transferor for distribution to securityholders in connection with the reassignment will be equal to the invested amount for all series of securities, other than any variable funding securities, required to be reassigned at the end of the day on the Business Day preceding the Distribution Date on which the reassignment is scheduled to be made. For any variable funding securities, the amount to be deposited by the transferor will be equal to:

(a) the invested amount as of the Distribution Date on which the reassignment is scheduled to be made; less

(b) the amount, if any, previously allocated for payment of principal to the securityholders on the related Distribution Date; plus

(c) an amount equal to all interest accrued but unpaid on the securities at the applicable interest rate through the last day of the related interest period; less

(d) the amount transferred to the distribution account from the interest funding account for payment of interest on the securities for the month ending on the last day of the Monthly Period.
      The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account will be considered a payment in full of the investor interest for all series of securities required to be repurchased and will be distributed upon presentation and surrender of the securities for each series. If the trustee or the securityholders give a notice as provided above, the obligation of the transferor to make any deposit will constitute the sole remedy available to the trustee and the securityholders with respect to any breach by the transferor of the specified representations and warranties.
      Pursuant to the pooling and servicing agreement, the transferor also represents and warrants that:

(a) the execution and delivery by the transferor of the pooling and servicing agreement, the related series supplement, and the purchase agreement relating to Metris Companies Inc.’s transfer of the receivables, and the performance by the transferor of the transactions contemplated in those agreements do not contravene the transferor’s charter or by-laws, violate any material provision of law applicable to it or require any filing (except for UCC filings), registration, consent, or approval under any law except for any filings, registrations, consents or approvals as have already been obtained or made and are in full force and effect;

(b) except as described in the purchase agreement relating to Metris Companies Inc.’s transfer of the receivables, the transferor has filed all material tax returns required to be filed by the transferor and has paid or made adequate provision for the payment of all material taxes, assessments, and other governmental charges due from the transferor or the transferor is contesting any tax, assessment or other governmental charge in good faith through appropriate proceedings;

(c) there are no proceedings or investigations pending or, to the best knowledge of the transferor, threatened against the transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the pooling and servicing agreement, the related series supplement and the purchase agreement relating to Metris Companies Inc.’s transfer of the receivables, seeking to prevent the consummation of any of the transactions contemplated by those agreements, seeking any determination or ruling that would materially and adversely affect the performance by the transferor of its obligations under those agreements, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of those agreements or of the tax attributes of the trust;

(d) each receivable is an account receivable arising out of the performance by the applicable Credit Card Originator in accordance with the terms of the contract giving rise to any receivable;

(e) on the applicable date of the addition of any account to the trust portfolio, that account is an Eligible Account and each receivable contained in that account on the applicable date and conveyed to the trustee by the transferor is an Eligible Receivable;

(f) the transferor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended (or is exempt from all of its provisions);

(g) the transferor is not insolvent; and

(h) the transferor is the legal and beneficial owner of all right, title and interest in and to each receivable conveyed to the trustee by the transferor pursuant to the pooling and servicing agreement, and each receivable has been or will be transferred to the trustee free and clear of any lien other than Permitted Liens and in compliance in all material respects with all requirements of law applicable to the transferor.
      If any representation or warranty made by the transferor in the pooling and servicing agreement or the related series supplement proves to have been incorrect in any material respect when made, and as a result the interests of the securityholders are materially adversely affected, and that representation or warranty continues to be incorrect for 60 days after notice to the transferor by the trustee, or to the transferor and the trustee by more than 50% of the Invested Amount, and the interests of the securityholders continue to be materially adversely affected during that period, then the trustee or 50% of the aggregate unpaid principal amount of any class may give notice to the transferor (and to the trustee in the latter instance) declaring that a Pay Out Event has occurred, commencing the Early Amortization Period. However, a Pay Out Event will not be deemed to have occurred if the transferor has accepted a reassignment of the affected receivables during that period in accordance with the pooling and servicing agreement.
      It is not required or anticipated that the trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects or compliance with the transferor’s representations and warranties or for any other purpose. The servicer, however, will deliver to the trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the trust in and to the receivables and certain other components of the trust.
Certain Covenants
      The transferor makes certain covenants in accordance with the pooling and servicing agreement, including:

(a) it will take no action to cause any receivable to be evidenced by any instrument or chattel paper, except in connection with the enforcement or collection of a receivable;

(b) except for the conveyances under the pooling and servicing agreement, it will not sell any receivable or grant a lien (other than a Permitted Lien) on any receivable;

(c) it will notify the trustee promptly after becoming aware of any lien on any receivable in the trust portfolio other than Permitted Liens;

(d) it will take all actions necessary to enforce its rights and claims under the purchase agreement relating to Metris Companies Inc.’s transfer of the receivables;

(e) it will promptly provide the trustee any notices, reports or certificates given or delivered under the purchase agreement relating to Metris Companies Inc.’s transfer of the receivables;

(f) in the event it receives a collection on any receivable, it will deposit those collections to the collection account within two Business Days; and

(g) except as permitted by the pooling and servicing agreement, it will not commingle its assets with those of Direct Merchants Bank or Metris Companies Inc. or any of their affiliates.
Addition of Trust Assets
      During the period from May 30, 1995 through May 31, 1996 and during the period from June 7, 1996 through November 5, 1996 all accounts were transferred automatically to the trust upon purchase by the transferor. The transferor has elected to suspend the automatic inclusion of accounts until a Restart Date is identified in writing by the transferor, at its option, to the trustee, the servicer and each Rating Agency at least ten days in advance. On and prior to the Restart Date, the transferor may, by giving ten Business Days’ notice to the trustee and each Rating Agency, but will not be obligated to, designate from time to time accounts to be included in the trust by account addition. The transferor has periodically made account additions to the trust and intends, although no assurance can be given, to continue this practice.
      In addition, prior to the Restart Date, if:

(a) on the tenth Business Day prior to any Determination Date, the transferor’s interest in the trust for the related Monthly Period is less than the Minimum Transferor Interest, the transferor is required to designate accounts to be included in the trust in a sufficient amount so that the transferor’s interest in the trust as a percentage of the aggregate principal receivables for the related Monthly Period after giving effect to the addition is at least equal to the Minimum Transferor Interest; or

(b) on any Record Date, the aggregate principal receivables are less than the Minimum Aggregate Principal Receivables, the transferor is required to designate accounts to be included in the trust in a sufficient amount that the aggregate principal receivables will be equal to or greater than the Minimum Aggregate Principal Receivables.
      Receivables from the assigned accounts will be transferred to the trust on or before the tenth Business Day following the Record Date. On any day on which an account addition is scheduled to occur, the receivables in those accounts will be included as Eligible Receivables if those receivables meet the definition of “Eligible Receivables.”
      The transferor has conveyed, and will continue to convey, to the trust all receivables arising in the accounts in the trust portfolio until the termination of the trust or until the account is removed from the trust.
      Prior to the Restart Date, any transfer of receivables in connection with account additions will meet the following conditions:

(a) on or before the fifth Business Day prior to the date of an account addition with respect to required account additions or on or before the tenth Business Day prior to the date of addition with respect to optional account additions, the transferor will give the trustee, each Rating Agency and the servicer written notice of the addition;

(b) on or before the date of the account addition, the transferor and the trustee will execute a written assignment agreement and the transferor will have indicated in its computer files that the receivables created in connection with the accounts to be added to the trust have been transferred to the trustee and, as an exhibit to the assignment agreement, the transferor will include an account schedule indicating each account that has been added to the trust;

(c) the transferor will represent and warrant that (i) no selection procedure that is materially adverse to the interests of the securityholders was used in selecting the accounts to be added to the trust and (ii) on the account addition date, the transferor is not insolvent and will not be rendered insolvent upon the transfer of receivables to the trust;

(d) the transferor will represent and warrant that, on the date of addition, the assignment constitutes either (i) a valid transfer and assignment to the trustee of its interest in the receivables then-existing and thereafter created and arising in connection with the accounts to be designated to the trust and the proceeds of those receivables or (ii) a grant of a security interest (as defined in the UCC as in effect in the relevant state for perfection purposes) in the property to the trustee, which is enforceable as to the then-existing receivables of the accounts to be added to the trust and the proceeds of those receivables upon the conveyance of those receivables to the trustee, and which will be enforceable with respect to the receivables thereafter created by those accounts designated on the date of addition and the proceeds of those receivables upon their creation, and (iii) if the assignment constitutes the grant of a security interest to the trustee, upon the filing of a financing statement with respect to those newly added accounts and in the case of the receivables thereafter created in those accounts and the proceeds of those receivables, upon their creation, the trustee will have a first priority perfected security interest in that property, except for Permitted Liens;

(e) the transferor will deliver to the trustee an officer’s certificate of the transferor confirming the items set forth in clause (b) above; and

(f) the transferor will deliver to the trustee an opinion of counsel with respect to the trustee’s security interest in the receivables in the newly added accounts (with a copy to the Rating Agencies).

      Prior to the Restart Date, as a general matter, the transferor can transfer receivables to the trust in connection with account additions without obtaining written notice from each Rating Agency that the addition of those accounts will not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities if the number of accounts which have been added to the trust portfolio since:

(i) the first day of the eleventh preceding Monthly Period minus the number of accounts of the type described in clause (b) of the definition of “Approved Account” which have been added to the trust portfolio since the first day of the eleventh preceding Monthly Period do not exceed 20% of the number of accounts in the trust portfolio on the first day of the eleventh preceding Monthly Period; and

(ii) the first day of the second preceding Monthly Period minus the number of accounts of the type described in clause (b) of the definition of “Approved Account” which have been added to the trust portfolio since the first day of the second preceding Monthly Period do not exceed 15% of the number of accounts in the trust portfolio on the first day of the second preceding Monthly Period.
      Nevertheless, the transferor may elect, and in some circumstances may be required, to obtain written notice from each Rating Agency that the addition of accounts to the trust portfolio would not result in the reduction or withdrawal of its then-existing rating of any class of any series of securities then outstanding. In computing the calculations described in (i) and (ii) above, the transferor will not include any accounts added to the trust portfolio that were added upon receipt of this written notice from each Rating Agency.
      On or after the Restart Date, accounts will be automatically added to the trust and their receivables will be designated for inclusion in the trust if, unless each Rating Agency otherwise consents, the following conditions are met:

(a) the number of accounts the receivables of which are automatically designated to be included in the trust since the first day of the eleventh preceding Monthly Period minus the number of accounts of the type described in clause (b) of the definition of “Approved Account” which have been added on the initial day of the addition of that type of account pursuant to that clause (b) since the first day of the eleventh preceding Monthly Period will not exceed 20% of the number of accounts in the trust portfolio on the first day of the eleventh preceding Monthly Period, and

(b) the number of accounts the receivables of which are automatically designated to be included in the trust since the first day of the second preceding Monthly Period minus the number of accounts of the type described in clause (b) of the definition of “Approved Accounts” which have been added on the initial day of the addition of that type of account pursuant to that clause (b) since the first day of the second preceding Monthly Period will not exceed 15% of the number of accounts in the trust portfolio on the first day of the second preceding Monthly Period.
      The automatic addition of receivables in new accounts may be subject to additional conditions specified by the Rating Agencies.

      The transferor may designate revolving credit consumer credit card accounts which would otherwise be added to the trust portfolio as “excluded accounts” (pursuant to the purchase agreement) if the transferor delivers to the trustee a written notice clearly identifying the “excluded accounts”. If any designation is made after the trust acquires rights in those accounts, the designation of “excluded accounts” will only occur under the provisions for removals of accounts in the pooling and servicing agreement.
Removal of Accounts
      On each Determination Date that the transferor’s interest in the trust is greater than the Minimum Transferor Interest, the transferor will have the right to require the reassignment to it or its designee of all the trust’s right, title and interest in, to and under the receivables then-existing and in the future created, all moneys due or to become due and all amounts and proceeds received with respect to the accounts designated by the transferor, upon satisfaction of the following conditions:

(a) on or before the fifth Business Day immediately preceding the removal date, the transferor will give the trustee and each Rating Agency written notice of the removal, specifying the approximate aggregate amount of the removal;

(b) with respect to the accounts being removed, on or prior to the removal date, the transferor and the trustee will execute a written reassignment and the transferor will deliver to the trustee a true and complete list of the removed accounts;

(c) the transferor will represent and warrant on the date of notice of the removal that no selection procedure was used by the transferor that is materially adverse to the interests of the securityholders in selecting the accounts to be removed;

(d) the transferor will have delivered at least 20 days’ (or such lesser number of days as each Rating Agency may agree) prior written notice (which may be given prior to the date of removal) of the removal to each Rating Agency that has rated any outstanding class of any series of securities and the trustee will have received written confirmation from each Rating Agency that the removal will not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities;

(e) the transferor will represent and warrant that the removal will not, in the reasonable belief of the transferor, cause, immediately or with the passage of time, a Pay Out Event to occur;

(f) the accounts to be removed will be selected either at random by the transferor, or are designated in response to a third-party action or decision not to act rather than the unilateral action of the transferor; and

(g) the transferor will deliver to the trustee an officer’s certificate of the transferor to the effect that the transferor has met the conditions for removal of accounts.
      Upon satisfaction of the above conditions, the removed accounts will no longer be deemed to constitute a part of the trust. However, the transferor may only remove accounts in the aggregate amount not greater than the lesser of:

(a) the excess of the transferor’s interest in the trust over the Minimum Transferor Interest; and

(b) the excess of the aggregate amount of principal receivables over the Minimum Aggregate Principal Receivables.
Collection and Other Servicing Procedures
      Pursuant to the pooling and servicing agreement, the servicer is responsible for servicing, enforcing and administering the receivables and collecting payments on those receivables in a manner consistent with its customary and usual servicing procedures and the Credit and Collection Policy. Servicing functions to be performed by the servicer include statement processing and mailing, collecting and recording payments, investigating payment delinquencies, and communicating with cardholders. See “Direct Merchants Credit

Card Bank, N.A. Activities—Delinquency, Collections and Charge-Offs.” Managerial functions to be performed by the servicer on behalf of the trust include:

(a) maintaining books and records of its servicing procedures and other matters pertinent to the receivables;

(b) assisting the trustee with any inspections of those books and records pursuant to the pooling and servicing agreement;

(c) preparing and delivering the monthly and annual reports described in “—Reports to Securityholders;” and

(d) causing a firm of independent certified public accountants to prepare and deliver the annual reports described in “—Evidence as to Compliance.”
Trust Accounts
      The trustee will establish and maintain with a Qualified Institution in the name of the trustee, for the benefit of the securityholders of each series, an interest funding account and a principal account, each in a segregated trust account. The trustee has established a distribution account for the benefit of the securityholders of each series which is a non-interest bearing segregated demand deposit account maintained with a Qualified Institution. The trustee has also established, in the name of the trustee for the benefit of securityholders of all series, an excess funding account, which is a segregated trust account maintained with a Qualified Institution. Additionally, the servicer has established, in the name of the trustee, for the benefit of securityholders of all series, a collection account, which is a segregated account maintained with a Qualified Institution.
      Funds in each interest funding account and each principal account will be invested in Cash Equivalents.
      Any earnings (net of investment losses and expenses) on funds in the interest funding account and the principal account will be paid to the transferor. The servicer has the revocable power to withdraw funds from the collection account, and to instruct the trustee to make withdrawals and payments from the interest funding account and the principal account, in each case for the purpose of making deposits and distributions required under the pooling and servicing agreement, including the deposits and distributions described below in “—Application of Collections” and in “Description of Series Provisions—Application of Collections” in the related prospectus supplement. The paying agent has the revocable power to withdraw funds from the distribution account for the purpose of making distributions to securityholders. The paying agent initially will be the trustee.
      The servicer may establish, as set forth in the related prospectus supplement, additional bank accounts for each series, including an accumulation period reserve account, a principal funding account and a pre-funding account. All of these bank accounts must also be established with a Qualified Institution.
Deposits in Collection Account
      The servicer will deposit into the collection account for the trust, no later than the second Business Day following the date of processing, any payment collected by the servicer on the receivables in the trust. On the same day as any deposit is made, the servicer will make the deposits and payments to the accounts and parties as indicated below. While Direct Merchants Bank or any affiliate of Direct Merchants Bank is the servicer, the servicer may make deposits and payments on a monthly basis on the related Transfer Date in an amount equal to the net amount of the deposits and payments which would have been made on a daily basis if:

(a) (i) the servicer provides to the transferor and the trustee a letter of credit or other form of credit enhancement rated at least “P-1” by Moody’s and at least “A-1” by Standard & Poor’s; and

(ii) the transferor has not received a notice from each Rating Agency that the servicer making payments monthly rather than daily would result in the lowering of the Rating Agency’s then-existing rating of any series of securities then outstanding; or

(b) the servicer certifies to the transferor and the trustee that the servicer maintains a short-term credit rating of “P-1” by Moody’s and of “A-1” by Standard & Poor’s.
      If either of the conditions above is satisfied, payments on the receivables collected by the servicer will not be segregated from the assets of the servicer. Until the payments on the receivables collected by the servicer are deposited into the collection account, those funds may be used by the servicer for its own benefit, and the proceeds of any short-term investment of those funds will accrue to the servicer. While the servicer holds those payments, the servicer is permitted to use those funds for its own benefit, and the securityholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the servicer. The servicer does not pay a fee to the trust or any securityholder for any use by the servicer of those funds.
Investor Percentage and Transferor Percentage
      The servicer will allocate between the Invested Amount of each series issued and outstanding (and between each class of each series) and the transferor’s interest in the trust, and, in certain circumstances, the interest of certain enhancement providers, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all receivables in Defaulted Accounts. The servicer will make each allocation by using the applicable Investor Percentage of each series and the Transferor Percentage, and, in certain circumstances, the Enhancement Percentage for that series. The prospectus supplement relating to a series will specify the Investor Percentage and the Enhancement Percentage (or the method of calculating that percentage) with respect to the allocations of collections of principal receivables, finance charge receivables and receivables in Defaulted Accounts during the Revolving Period and any Accumulation Period or other Amortization Period. In addition, for each series of securities having more than one class, the related prospectus supplement will specify the method of allocation between each class.
Application of Collections
      Except as otherwise provided below, on each Business Day, (a) the amount of collections of finance charge receivables available in the collection account allocable to each series, (b) the amount of collections of principal receivables available in the collection account allocable to each series and (c) the receivables in Defaulted Accounts allocable to each series will be determined by the related series supplement. The servicer will, prior to the close of business on the day any collections are deposited in the collection account, cause the trustee to withdraw the required amounts from the collection account and cause the trustee to deposit those amounts into the applicable principal account, the applicable interest funding account, the excess funding account, or any other trust account or pay those amounts to the holder of the Exchangeable Transferor Security in accordance with the pooling and servicing agreement and the related series supplement.
      Throughout the existence of the trust, unless otherwise stated in any prospectus supplement, on each Business Day the servicer will allocate to the holder of the Exchangeable Transferor Security an amount equal to the product of:

(a) the Transferor Percentage as of the end of the preceding Business Day; and

(b) the aggregate amount of collections of principal receivables and collections of finance charge receivables available in the collection account.
      Generally, the servicer will pay that amount to the holder of the Exchangeable Transferor Security on each Business Day. However, when necessary to prevent the transferor’s interest in the trust from being less than the Minimum Transferor Interest, the servicer will instead deposit those amounts in the excess funding account.

Shared Principal Collections
      If specified in the related prospectus supplement, on each Business Day, Shared Principal Collections will be allocated to each outstanding series pro rata based on the Principal Shortfall, if any, for each series, and then, at the option of the transferor, any remainder may be applied as principal with respect to any variable funding securities. The servicer will pay any remaining Shared Principal Collections on the related Business Day to the transferor. However, if the transferor’s interest in the trust as determined on that Business Day does not exceed the Minimum Transferor Interest, then any remaining Shared Principal Collections will be deposited in the excess funding account to the extent necessary to maintain the transferor’s interest in the trust at the Minimum Transferor Interest. Additionally, if an Accumulation Period or other Amortization Period has commenced and is continuing with respect to more than one outstanding series, any remaining Shared Principal Collections will be allocated to the applicable series pro rata based on the Investor Percentage for collections of principal receivables applicable for those series.
      In addition, if so specified in the related prospectus supplement, collections of principal receivables otherwise payable to the transferor may be designated to be paid to the securityholders of the applicable series.
Shared Excess Finance Charge Collections
      Collections of finance charge receivables on any Business Day in excess of the amounts necessary to make required payments on the related Business Day will be applied to cover any shortfalls with respect to amounts payable from collections of finance charge receivables allocable to any other series then outstanding pro rata based upon the amount of the shortfall, if any, with respect to the other series. If so specified in the related prospectus supplement, any collections of finance charge receivables remaining after covering shortfalls with respect to all outstanding series will be paid first to the servicer to cover certain costs and expenses and then to the transferor.
      In addition, if so specified in the related prospectus supplement, collections of finance charge receivables otherwise payable to the transferor may be designated to be paid to the securityholders of the applicable series.
Excess Funding Account
      The trustee has established and will maintain in the name of the trustee, for the benefit of the securityholders of all series, an excess funding account as a segregated account with a Qualified Institution. The servicer has the power, revocable by the trustee, to make withdrawals and payments from the excess funding account for the purpose of carrying out the servicer’s or the trustee’s duties. If (a)(i) there are no series in an Accumulation Period or other Amortization Period or (ii) if all series in an Accumulation Period or other Amortization Period have fully funded the principal account for the applicable period and (b) the transferor’s interest in the trust is less than the Minimum Transferor Interest, then any funds that would otherwise be paid to the transferor will be deposited into the excess funding account on each Business Day until the transferor’s interest in the trust is at least equal to the Minimum Transferor Interest. However, if the transferor’s interest in the trust later exceeds the Minimum Transferor Interest, the transferor may have the option to have the funds on deposit in the excess funding account withdrawn and paid to the transferor. In addition, Adjustment Payments will be deposited into the excess funding account in the circumstances described in “—Defaulted Receivables; Dilution.” Deposits in and withdrawals from the excess funding account may be made on a daily basis.
      Any funds on deposit in the excess funding account at the beginning of an Accumulation Period or other Amortization Period for any series will be deposited in the principal account as part of principal for any Distribution Date. If more than one series begins its accumulation period or amortization period at the same time, amounts on deposit in the excess funding account will be paid out to each applicable series pro rata based on the aggregate invested amount of each series. In addition, no funds allocated to the securities will be deposited in the excess funding account during any Accumulation Period or other Amortization Period for any series until the principal funding account for that series for the related Distribution Date has been fully funded or the securities of that series have been paid all amounts owed.
      Funds on deposit in the excess funding account will be invested by the trustee at the direction of the servicer in Cash Equivalents. On each Distribution Date, all net investment income earned on amounts in the excess funding account since the preceding Distribution Date will be withdrawn from the excess funding account and treated as collections of finance charge receivables.
Paired Series
      If so provided in the prospectus supplement relating to a series, a series may be subject to being paired with another series or a portion of that series. The prospectus supplement for a paired series will specify the relationship between the series. Each paired series either will be prefunded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of the paired series or will have a variable principal amount. Any pre-funding account will be held for the benefit of the paired series and not for the benefit of the securityholders. As amounts are deposited in the principal funding account for the benefit of the securityholders, either:

(a) in the case of a prefunded paired series, an equal amount of funds on deposit in any pre-funding account for the prefunded paired series will be released (and distributed to the transferor); or

(b) in the case of a paired series having a variable principal amount, an interest in the variable paired series in an equal or lesser amount may be sold by the trust (and the proceeds of that sale will be distributed to the transferor).
      In either case, the invested amount in the trust of the paired series will increase by up to a corresponding amount.
      Upon payment in full of the securities, assuming that there have been no unreimbursed charge-offs for any related paired series, the aggregate invested amount of the related paired series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the securityholders since the issuance of the paired series. The issuance of a paired series will be subject to the conditions described above under “—New Issuances.” There can be no assurance, however, that the terms of any paired series might not have an impact on the timing or amount of payments received by a securityholder.
Funding Period
      For any series, the related prospectus supplement may specify that during a funding period, the aggregate amount of collections of principal receivables in the trust allocable to that series may be less than the aggregate principal amount of those securities. If so specified in the related prospectus supplement, the amount of the deficiency will be held in a pre-funding account pending the transfer of additional receivables to the trust or pending the reduction of the interests of the securityholders of other series in the trust. The related prospectus supplement will specify the initial interest of the securityholders for that series in the trust, the initial investor amount and the date by which the interest of those securityholders is expected to equal the initial investor amount. The securityholders’ interest will increase as receivables are delivered to the trust or as the securityholders’ interests of other series of the trust are reduced. The securityholders’ interest may also decrease due to charge-offs of principal or the occurrence of a Pay Out Event with respect to that series as provided in the related prospectus supplement.
      During the funding period, funds on deposit in a pre-funding account established with the trustee for the benefit of securityholders of that series will be withdrawn and paid to the transferor to the extent of any increases in the securityholders’ interest. If the securityholders’ interest does not for any reason equal the initial Invested Amount of that series by the end of the funding period, any amount remaining in the pre-funding account and any additional amounts specified in the related prospectus supplement will be payable to the securityholders of that series in the manner and at the time set forth in the related prospectus supplement.

      If so specified in the related prospectus supplement, monies in the pre-funding account will be invested by the trustee in Cash Equivalents or will be subject to a guaranteed rate or investment agreement or other similar arrangement. In connection with each Distribution Date during the funding period, investment earnings on funds in the pre-funding account during the related Monthly Period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the collection account for distribution of interest on the securities of the related series in the manner specified in the related prospectus supplement.
Defaulted Receivables; Dilution
      In accordance with the Credit and Collection Policy or the servicer’s customary and usual servicing procedures, the servicer charges off the receivables in Defaulted Accounts on the day on which the receivables of that account are recorded as charged off as uncollectible on the servicer’s computer system. Unless otherwise stated, any receivables in an account that are ineligible receivables will be treated as ineligible receivables rather than receivables in Defaulted Accounts. Defaulted Receivables are charged off as uncollectible in accordance with the servicer’s customary and usual servicing procedures and the Credit and Collection Policy. See “Direct Merchants Credit Card Bank, N.A. Activities—Delinquency, Collections and Charge-Offs” in this prospectus and “Trust Credit Card Portfolio—Delinquency and Loss Experience” in the related prospectus supplement.
      On each Business Day, the servicer will allocate to the securityholders their respective Series Default Amount. To the extent that collections of finance charge receivables and certain other amounts as more fully described in the related prospectus supplement for any series are not sufficient to cover the Series Default Amount allocated to a series, there will be an Investor Charge-Off.
      On any Business Day the servicer may adjust downward the amount of any principal receivable without receiving collections therefor or without charging off the amount as uncollectible. This downward adjustment could result from various events, including a rebate, refund, unauthorized charge or billing error. We call this type of adjustment a “dilution.” If on any Business Day the servicer declares a dilution, then the amount of the transferor’s interest in the trust will be reduced, on a net basis, by the amount of the dilution on that Business Day. In the event the transferor’s interest in the trust would be reduced below the Minimum Transferor Interest, the transferor will be required to pay to the servicer, for deposit into the excess funding account, an “Adjustment Payment” equal to the amount by which the transferor’s interest in the trust would have been reduced below the Minimum Transferor Interest. If the transferor fails to make all or a portion of this Adjustment Payment, a portion of the unpaid Adjustment Payment will be allocated to each series, to be paid from that series’ share of collections of finance charge receivables and other amounts designated for that purpose as more fully described in the prospectus supplement for the related series. To the extent that those amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to that series, there will be an Investor Charge-Off for that series.
Investor Charge-Offs
      If the sum of the Series Default Amount and the portion of the unpaid Adjustment Payments allocated to any series exceeds the collections of finance charge receivables and other amounts allocated to cover those amounts on any Distribution Date, then there will be an Investor Charge-Off for that series. Investor Charge-Offs will be reimbursed on any subsequent Distribution Date to the extent of collections of finance charge receivables and other amounts allocated and amounts available for that purpose. Any reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount for that series. In the case of a series of securities having more than one class, the related prospectus supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements of those Investor Charge-Offs among the Invested Amounts of the classes.

Defeasance
      If so specified in the related prospectus supplement, the transferor may, at its option, be discharged from its obligations with respect to any series of securities on the date that the following conditions have been satisfied:

(a) the transferor has deposited with the trustee, pursuant to an irrevocable trust agreement in form and substance satisfactory to the trustee, as trust funds in trust for making the payments described below, Cash Equivalents which through the scheduled payment of principal and interest will provide, no later than the due date of payment on those funds, a dollar amount sufficient to pay and discharge all remaining scheduled interest and principal payments on all outstanding securities of the affected series on the dates scheduled for payments and any amounts owing to any credit enhancement providers with respect to the affected series;

(b) prior to any exercise of its right to substitute Cash Equivalents for receivables, the transferor has delivered to the trustee (i) an opinion of counsel to the effect that following the deposit, none of the trust, the accumulation period reserve account or the principal funding account will be deemed to be an association (or publicly traded partnership) taxable as a corporation with respect to the deposit and termination of obligations and (ii) an opinion of counsel to the effect that the deposit and termination of obligations will not result in the trust being required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(c) the transferor has delivered to the trustee a certificate of an officer of the transferor stating that the transferor reasonably believes that the deposit and termination of its obligations will not cause a Pay Out Event or any event that, with the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any series; and

(d) the transferor has obtained confirmation from each Rating Agency that no reduction or withdrawal of its then-existing rating of any outstanding class of securities will result from those events.
      If these conditions have been satisfied, the transferor may cause (i) collections allocated to the affected series to be applied to substitute Cash Equivalents for receivables and (ii) the percentages applicable to the allocation of collections and other amounts to the affected series to be reduced to zero.
Final Payment of Principal; Termination
      The securities of a series will be subject to optional repurchase by the transferor (so long as the transferor is the servicer or an affiliate of the servicer) on any Distribution Date if on that Distribution Date the Invested Amount of the series is reduced to an amount less than or equal to 10% of the highest Invested Amount during the Revolving Period (or any other amount specified in the related prospectus supplement), if certain conditions set forth in the pooling and servicing agreement and the related series supplement are met. The repurchase price will be equal to the total Invested Amount of the series (less the amount, if any, on deposit in any principal funding account with respect to the series), plus accrued and unpaid interest on the securities, through the day preceding the Distribution Date on which the repurchase occurs.
      The securities of each series will be retired on the day following the date on which the final payment of principal is to be made to the securityholders, whether as a result of optional reassignment to the transferor or otherwise. Each prospectus supplement will specify the series termination date with respect to the related series of securities. If the Invested Amount is greater than zero on the series termination date (without taking into account any class held by the transferor), the trustee will sell or cause to be sold interests in the receivables or certain receivables as provided in the pooling and servicing agreement and series supplement in an amount up to 110% of the Invested Amount at the close of business on the related date (but not more than the total amount of receivables allocable to the securities in accordance with the pooling and servicing agreement). If the sale has not occurred by the series termination date, the affected securityholders will remain entitled to receive proceeds of the sale when it occurs.

      Unless the servicer and the holder of the Exchangeable Transferor Security instruct the trustee otherwise, the trust will terminate on earlier of:

(a) the day after the Distribution Date following the date on which funds have been deposited in the distribution account for the payment to securityholders sufficient to pay in full the aggregate investor interest of all series outstanding plus interest on that amount at the applicable interest rates to the next Distribution Date; and

(b) a date which will not be later than May 26, 2095.
      Upon the termination of the trust and the surrender of the transferor’s interest in the trust, the trustee will convey to the transferor all right, title and interest of the trust in and to the receivables and other funds of the trust (other than funds on deposit in the distribution account and other similar bank accounts of the trust with respect to any series).
Pay Out Events
      A “Pay Out Event” occurs with respect to all series issued by the trust upon the occurrence of any of the following events:

(a) certain events of bankruptcy or insolvency relating to the transferor, Direct Merchants Bank or Metris Companies Inc.;

(b) the transferor is unable to transfer receivables to the trustee under the pooling and servicing agreement for any reason; or

(c) the trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
      In addition, a Pay Out Event may occur with respect to any series upon the occurrence of any other event specified in the related prospectus supplement.
      On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In that event, unless otherwise specified in the related prospectus supplement, distributions of principal to the securityholders of that series will begin on the first Distribution Date following the month in which the Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, securityholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life and maturity of the securities.
      In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related prospectus supplement, if an Insolvency Event occurs, the transferor or Metris Companies Inc. will immediately cease to transfer collections of principal receivables to the trust and promptly give notice to the trustee of the Insolvency Event. If an Insolvency Event or a Trigger Event occurs, the pooling and servicing agreement and the trust will be terminated. Within 15 days of notice to the trustee, the trustee will publish a notice of the Insolvency Event or Trigger Event, stating that the trustee intends to sell, dispose of, or otherwise liquidate the receivables, and send written notice to the securityholders seeking their instruction. With respect to each series outstanding at that time (or, if any series has more than one class, of each class of any series excluding any class or portion thereof held by the transferor), unless otherwise instructed within a specified period by securityholders representing undivided interests aggregating more than 50% of the Invested Amount of a series (or each class within a series excluding any class or portion thereof held by the transferor) and the holders of any other interest in the transferor’s interest in the trust other than the transferor, the trustee will use its best efforts to sell, dispose of, or otherwise liquidate the portion of the receivables allocable to the series that did not vote to continue the trust in accordance with the pooling and servicing agreement through the solicitation of competitive bids and on terms equivalent to the best purchase offer, as determined by the trustee. The proceeds from the sale, disposition or liquidation of the receivables will be treated as collections of the receivables allocable to the securityholders and will be distributed to the applicable securityholders as provided above in “—Application of Collections” and in the related prospectus supplement.

      If the only Pay Out Event to occur is either the bankruptcy or insolvency of the transferor or the appointment of a bankruptcy trustee or receiver for the transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables in the trust portfolio and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the receivables in the trust portfolio and the early retirement of the securities.
Servicing Compensation and Payment of Expenses
      The servicer’s compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a servicing fee payable at the times and in the amounts specified in the related prospectus supplement. The monthly servicing fee will be funded from finance charge receivables allocated to the interests of the securityholders and will be paid each month, or on any other specified periodic basis, from amounts allocated for that purpose. The remainder of the servicing fee will be allocable to the transferor’s interest in the trust, the interests of the securityholders of any other series issued by the trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to a series, as described in the related prospectus supplement. Neither the trust nor the securityholders will have any obligation to pay the portion of the servicing fee allocable to the transferor’s interest in the trust.
      The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables, including, without limitation, payment of the fees and disbursements of the trustee and independent certified public accountants and other fees which are not expressly stated in the pooling and servicing agreement to be payable by the related trust or the securityholders other than federal, state and local income and franchise taxes, if any, of the trust.
Certain Matters Regarding the Transferor and the Servicer
      The servicer may not resign from its obligations and duties under the pooling and servicing agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the pooling and servicing agreement. The servicer may delegate some or all of its servicing duties. However, any delegation will not relieve the servicer of its obligation to perform its duties in accordance with the pooling and servicing agreement. In addition, any affiliate of Direct Merchants Bank may be substituted in all respects for Direct Merchants Bank as servicer, provided that the affiliate expressly assumes the performance of every covenant and obligation of the servicer under the pooling and servicing agreement.
      The pooling and servicing agreement provides that the servicer will indemnify the transferor, the trust and the trustee from and against any loss, liability, reasonable expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of the trust or the trustee, in breach of the representations, warranties, covenants, and obligations of the servicer under the pooling and servicing agreement. The servicer will not indemnify:

(a) the trustee for liabilities imposed by reason of fraud, gross negligence, or willful misconduct by the trustee in the performance of its duties under the pooling and servicing agreement and related series supplement;

(b) the transferor, the trust, the securityholders, or the beneficial owners of the securities for liabilities arising from actions taken by the trustee at the request of securityholders;

(c) the trust, the securityholders, or the beneficial owners of the securities for any losses, claims, damages, or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Receivables; or

(d) the transferor, the trust, the securityholders, or the beneficial owners for any liabilities, costs, or expenses of the transferor, the trust, the securityholders, or the beneficial owners arising under any tax law, including without limitation any federal, state, or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties) required to be paid by the transferor, the trust, the securityholders or the beneficial owners in connection with the pooling and servicing agreement and any series supplement to any taxing authority.

      Under the pooling and servicing agreement, the transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a securityholder in the capacity of an investor in the securities) arising out of or based on the arrangement created by the pooling and servicing agreement as though the pooling and servicing agreement created a partnership under the Delaware Uniform Partnership Law in which the transferor is a general partner. However, the transferor will not be liable for a breach by the servicer, Direct Merchants Bank or Metris Companies Inc., as applicable, of its representations, warranties, covenants, or obligations under the pooling and servicing agreement, the purchase agreement between Direct Merchants Bank and Metris Companies Inc., the purchase agreement between Metris Companies Inc. and the transferor or any related document. The transferor will also pay, indemnify and hold harmless each securityholder for any related losses, claims, damages or liabilities (other than those incurred by a securityholder in the capacity of an investor in the securities) except to the extent that they arise from any action by that securityholder. In the event of the appointment of a new servicer, the successor servicer will indemnify the transferor for any losses, claims, damages and liabilities of the transferor as described in this paragraph arising from the actions or omissions of the successor servicer.
      The pooling and servicing agreement provides that, except for the indemnities discussed above, neither the transferor nor the servicer nor any of their respective directors, officers, employees, or agents will be under any liability to the trust, the securityholders, or any other person for any action taken, or for refraining from taking any action pursuant to the pooling and servicing agreement. Neither the transferor nor the servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the transferor, the servicer or any such person in the performance of their respective duties or by reason of reckless disregard of their respective obligations and duties. In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its opinion may expose it to any expense or liability.
      The pooling and servicing agreement provides that the transferor may transfer a portion of its interest in the trust, provided that prior to any transfer certain conditions are satisfied, including:

(a) following the transfer the transferor’s interest in the trust will be at least equal to the Minimum Transferor Interest;

(b) following the transfer the Retained Interest equals or exceeds a specified minimum size;

(c) the trustee receives written notification from each Rating Agency that has rated any outstanding class of any series of securities that the transfer will not cause a reduction or withdrawal of its then- existing rating of any outstanding class of securities; and

(d) the trustee receives an opinion of counsel regarding certain tax matters in connection with the transfer.
      The transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the pooling and servicing agreement on certain conditions, including the following:

•	if the transferor or the servicer, as the case may be, is not the surviving entity, execution of an agreement relating to the succession that supplements the pooling and servicing agreement;

•	in the case of a transaction relating to the transferor, (i) delivery to the trustee of (a) a certificate of an authorized officer of the transferor addressing compliance with the applicable provisions of the pooling and servicing agreement and (b) an opinion of counsel confirming that the supplemental agreement is legal, valid and binding, that the entity surviving the consolidation, merger or sale is organized and existing under the laws of the United States, any state or the District of Columbia, and, subject to customary limitations and qualifications, that the surviving entity will not be consolidated with any originator of accounts comprising the trust portfolio or with the servicer and (ii) written confirmation from each Rating Agency that has rated any outstanding class of any series of securities that the succession will not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities;

•	if the transferor is not the surviving entity, the execution of new UCC financing statements with respect to the interest of the trustee in the receivables; and

•	in the case of a transaction relating to the servicer, (i) delivery to the trustee and the transferor of (a) a certificate of an authorized officer of the servicer addressing compliance with the applicable provisions of the pooling and servicing agreement and (b) an opinion of counsel confirming that the supplemental agreement is legal, valid and binding with respect to the servicer and that the entity surviving the consolidation, merger or sale is organized and existing under the laws of the United States, any state or the District of Columbia and (ii) notification of the succession to each Rating Agency.

Servicer Default
      In the event of any Servicer Default, any of the trustee, securityholders representing undivided interests aggregating more than 50% of the aggregate investor interests for all outstanding series or the transferor (with the consent of the majority of the securityholders), by written notice to the servicer (and to the trustee and the transferor if given by the securityholders), may terminate all of the rights and obligations of the servicer as servicer under the pooling and servicing agreement and the trustee may appoint a new servicer. The rights and interest of the transferor under the pooling and servicing agreement and in the interest of the transferor in the trust will not be affected by a termination of the servicer. Upon the servicer’s termination, the trustee will as promptly as possible appoint a successor servicer. Because Direct Merchants Bank, as servicer, has significant responsibilities with respect to the servicing of the receivables, the trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the pooling and servicing agreement. If no successor servicer has been appointed and has accepted appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the pooling and servicing agreement will pass to and be vested in the trustee. If U.S. Bank National Association is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the pooling and servicing agreement may not be sufficient to cover its actual costs and expenses of servicing the accounts. The trustee will, if it is legally unable to act as servicer, petition a court of competent jurisdiction to appoint any established institution qualifying as an eligible servicer as the successor servicer under the pooling and servicing agreement. Except when the Servicer Default is caused by the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, if the trustee is unable to obtain any bids from eligible servicers and the servicer delivers an officer’s certificate to the effect that it cannot in good faith cure the applicable Servicer Default, and if the trustee is legally unable to act as a successor servicer, then the trustee will give the transferor the right to accept reassignment of all of the receivables for an amount equal to the aggregate invested amount of all series issued and outstanding (plus all accrued and unpaid interest) on the date of reassignment.
      Direct Merchants Bank has retained an entity acceptable to the Rating Agencies to act as back-up servicer, meaning it is obligated to act as successor servicer in the event Direct Merchants Bank is terminated as servicer and the trustee, with the approval of more than 50% of the holders of the Invested Amount (which approval requirement the trustee may waive in its sole discretion), names the back-up servicer as successor servicer. The back-up servicer’s commitment to act as back-up servicer expires in 2006 and may be renewed on an annual basis thereafter. The agreement with the back-up servicer may also be terminated by Direct Merchants Bank at any time.
      Upon the servicer becoming aware of any Servicer Default, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement, and the servicer will provide the trustee, any provider of credit enhancement, the transferor and the holders of securities of all series outstanding prompt notice of the failure or delay by it, together with a description of the cause of the failure or delay and its efforts to perform its obligations.
      In the event of a Servicer Default, if a bankruptcy trustee or receiver were appointed for the servicer and no Servicer Default other than the bankruptcy or receivership or the insolvency of the servicer exists, the bankruptcy trustee or receiver may have the power to prevent any of the transferor, the trustee or the majority of the securityholders from effecting the appointment of a successor servicer.
Reports to Securityholders
      For each series of securities, on each Distribution Date, the paying agent will forward to each securityholder of record a statement prepared by the servicer setting forth with respect to that series, among other things:

(a) the total amount distributed;

(b) the amount of the distribution allocable to principal on the securities;

(c) the amount of the distribution allocable to interest on the securities;

(d) the amount of collections of principal receivables processed during the related Monthly Period and allocated to the securities;

(e) the amount of collections of finance charge receivables processed during the related Monthly Period and allocated to the securities;

(f) the aggregate amount of collections of principal receivables, the Invested Amount, the Class A Invested Amount, the Class M Invested Amount, the Class B Invested Amount, the Excess Collateral Amount, and the allocation percentages with respect to the collections of principal receivables and finance charge receivables as of the end of the day on the last day of the related Monthly Period;

(g) the aggregate outstanding balance of receivables which are current, 30-59, 60-89 and 90 days and over contractually delinquent as of the end of the day on the last day of the related Monthly Period;

(h) the aggregate Series Default Amount for the related Monthly Period for each series;

(i) the aggregate amount of Investor Charge-Offs for each class of the series for the preceding Monthly Period;

(j) the amount of the monthly servicing fee for the preceding Monthly Period;

(k) the amount of unreimbursed Redirected Principal Collections for the preceding Monthly Period;

(l) the amount of unreimbursed Redirected Subordinate Principal Collections for the preceding Monthly Period; and

(m) the aggregate amount of funds in the excess funding account as of the last day of the Monthly Period immediately preceding the Distribution Date.
      The paying agent will furnish to each person who at any time during the preceding calendar year was a securityholder of record a statement prepared by the servicer containing the information required to be contained in the regular monthly report to securityholders, as set forth in clauses (a), (b) and (c) above aggregated for the calendar year or the applicable portion of a year during which that person was a securityholder, together with, on or before January 31 of each year, beginning in 2006, the customary information (consistent with the treatment of the securities as debt) as the servicer or the trustee deems necessary or desirable for tax reporting purposes.
Evidence as to Compliance
      The pooling and servicing agreement provides that within 100 days of the end of each fiscal year the servicer will cause a firm of independent certified public accountants to furnish to the transferor, the trustee, any provider of credit enhancement and the Rating Agencies on an annual basis a report stating that the firm has compared the amounts and percentages set forth in four of the monthly settlement statements for the Monthly Periods covered by the annual report with the computer reports which were the source of that information and that the amounts and percentages are in agreement, except as set forth in the report. A copy of the report will be sent by the trustee to each securityholder.
      The pooling and servicing agreement provides that within 100 days of the end of each fiscal year, the servicer will cause a firm of nationally recognized independent certified public accountants to furnish to the transferor, the trustee, any provider of credit enhancement and the Rating Agencies a report stating that the firm has applied certain procedures, as agreed upon between the firm and the servicer, which would re-perform certain accounting procedures performed by the servicer when servicing the accounts. Each report will set forth the agreed upon procedures performed and the results of those procedures.
      The pooling and servicing agreement also provides for delivery to the transferor, the trustee, any provider of credit enhancement and the Rating Agencies on an annual basis, within 100 days of the end of the fiscal year, of a statement signed by an officer of the servicer to the effect that the servicer has, or has caused to be, fully performed its obligations in all material respects under the pooling and servicing agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default. A copy of the statement may be obtained by any securityholder upon the submission of a written request for that statement, addressed to the trustee’s corporate trust office.
Amendments
      The pooling and servicing agreement and related series supplement may be amended by the transferor, the servicer and the trustee, without the consent of securityholders, for the purpose of curing any ambiguity, correcting or supplementing any inconsistent provision of the pooling and servicing agreement, revising any schedule to the pooling and servicing agreement (other than the list of receivables transferred to the trust) or adding any other provisions which are not inconsistent with the pooling and servicing agreement so long as the amendment will not, in the opinion of counsel satisfactory to the trustee, adversely affect in any material respect the interests of the securityholders.
      Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement and related series supplement may also be amended by the transferor, the servicer and the trustee, without the consent of securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement and the series supplement or of modifying in any manner the rights of the securityholders, so long as:

(a) the transferor has provided an officer’s certificate of the transferor to the effect that the amendment will not adversely affect in any material respect the interests of the securityholders;

(b) the Rating Agencies have been notified by the transferor of the amendment and each has provided written confirmation that the amendment would not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities;

(c) the amendment will not, in the opinion of counsel satisfactory to the trustee, result in certain adverse tax consequences; and

(d) the amendment will not cause a significant change in the permitted activities of the trust, as defined in the pooling and servicing agreement.
      In addition, the pooling and servicing agreement and any series supplement may be amended from time to time by the transferor, the servicer and the trustee, without the consent of securityholders, to add to or change any of the provisions of the pooling and servicing agreement to provide that bearer securities issued with respect to any other series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on those bearer securities, to permit bearer securities to be issued in exchange for registered securities or bearer securities of other authorized denominations or to permit the issuance of uncertificated securities.
      The pooling and servicing agreement and any series supplement may be amended by the transferor, the servicer, and the trustee (a) with the consent of the holders of securities evidencing undivided interests aggregating not less than 50% of the investor interests of each and every series, for the purpose of effectuating a significant change in the permitted activities of the trust (as defined in the pooling and servicing agreement) which is not adverse to the securityholders, and (b) in all other cases with the consent of the holders of securities evidencing undivided interests aggregating not less than 66 2/3% of the investor interests of each and every series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or any series supplement or of modifying in any manner the rights of securityholders of any then outstanding series. No amendment, however, may:

(a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any series;

(b) change the definition of or the manner of calculating the interest of any securityholder of any series; or

(c) reduce the percentage of investor interests the holders of which are required to consent to any amendment;
in each case without the consent of all securityholders of all series adversely affected.
      Promptly following the execution of any amendment to the pooling and servicing agreement, the trustee will furnish written notice of the substance of the amendment to each securityholder. Any series supplement and any amendments regarding the addition or removal of receivables from the trust will not be considered an amendment requiring securityholder consent under the provisions of the pooling and servicing agreement and any series supplement.
      Additionally, upon the receipt by the transferor, the servicer and the trustee of an opinion reasonably satisfactory to each of them to the effect that the amendments described immediately below will not adversely affect the federal or applicable state income tax characterization of any outstanding series of investor securities or the taxability of the trust under federal or applicable state income tax laws, the pooling and servicing agreement and any series supplement may be amended by the transferor, the servicer and the trustee without the consent of any of the securityholders to modify or eliminate existing provisions of the pooling and servicing agreement and any series supplement relating to the intended federal income tax treatment of the securities and the trust in the absence of the election.
      Promptly following the execution of any amendment to the pooling and servicing agreement not requiring securityholder consent, the trustee will furnish written notice of the substance of the amendment to each securityholder.
List of Securityholders
      Upon written request of securityholders representing undivided interests in the trust aggregating not less than 25% of the Invested Amount, the trustee after having been adequately indemnified by those securityholders for its costs and expenses, and having given the servicer and the transferor notice that the request has been made, will afford those securityholders access during business hours to the current list of securityholders of the trust for purposes of communicating with other securityholders with respect to their rights under the pooling and servicing agreement. See “—Book-Entry Registration” and “—Definitive Securities.”
The Trustee
      U.S. Bank National Association is the trustee under the pooling and servicing agreement. U.S. Bank National Association is a national banking association and its corporate trust offices are located at

60 Livingston Avenue, St. Paul, MN 55107. The transferor, the servicer, and their respective affiliates may from time to time enter into normal banking, lending and trustee relationships with the trustee and its affiliates. The trustee, the transferor, the servicer, and any of their respective affiliates may hold securities in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of the appointment of a co-trustee or separate trustee, all rights, powers, duties and obligations conferred or imposed upon the trustee by the pooling and servicing agreement will be conferred or imposed upon the trustee and any separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee would be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee.
      The trustee has agreed to perform only those duties specifically set forth in the pooling and servicing agreement. Many of the duties of the trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the pooling and servicing agreement, the trustee’s limited responsibilities include the following:

•	to deliver to securityholders of record certain notices, reports and other documents received by the trustee, as required under the pooling and servicing agreement;

•	to authenticate, deliver, cancel and otherwise administer the securities;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to establish and maintain necessary trust accounts and to maintain accurate records of activity in those accounts;

•	to invest funds in the trust accounts at the direction of the transferor;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the pooling and servicing agreement;

•	to remove and reassign ineligible receivables and accounts from the trust;

•	to represent the securityholders in interactions with clearing agencies and other similar organizations;

•	to periodically report on and notify securityholders of certain matters relating to actions taken by the trustee, property and funds that are possessed by the trustee, and other similar matters; and

•	to perform certain administrative functions identified in the pooling and servicing agreement.
      In addition, the trustee has the discretion to institute and maintain suits to protect the interest of the securityholders in the trust assets. The trustee is not liable for any errors of judgment as long as the errors are made in good faith and the trustee was not negligent.
      If a servicer default occurs in addition to the responsibilities described above, the trustee will exercise its rights and powers under the pooling and servicing agreement to protect the interests of the securityholders using the same degree of care and skill as a prudent person would exercise in the conduct of his own affairs. If a servicer default occurs and is continuing, the trustee will be responsible for enforcing the agreements and the rights of the noteholders.
      Following a servicer default, the holders representing 50% of the aggregate investor interests for all outstanding series will have the right to direct the trustee to exercise certain remedies available to the trustee under the pooling and servicing agreement. In such case, the trustee may decline to follow the requested direction only if it determines that: (1) the action so directed is unlawful, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the securityholders not taking part in such direction.
      If a servicer default occurs, the trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the pooling and servicing agreement.

      The trustee may resign at any time. The transferor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. The trustee at all times must not be a Related Person. If the trustee becomes a Related Person, the transferor will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.
      If the trustee fails to perform any of its obligations under the pooling and servicing agreement, and a securityholder delivers written notice of that failure to the trustee, and the trustee has not corrected the failure for 60 days thereafter, then the transferor will have the right to remove the trustee and promptly appoint a successor trustee by written instrument. Under the same circumstances, the holders of securities representing more than 50% of the aggregate invested amount of all series (including related commitments) will have the right to remove the trustee and appoint a successor trustee, but only with the consent of the transferor, which consent may not be unreasonably withheld.
Securityholders Have Limited Control of Actions
      Securityholders of any series or class within a series may need the consent or approval of a specified percentage of the Invested Amount of other series or a class of any other series to take or direct certain actions, including to require the appointment of a successor servicer after a Servicer Default, to amend the pooling and servicing agreement and to direct a repurchase of all outstanding receivables after certain violations of the transferor’s representations and warranties. The interests of the securityholders of any other series may not coincide with yours, making it more difficult for any particular securityholder to achieve the desired results from a vote.
Enhancement
General
      For any series, credit enhancement may be provided with respect to one or more classes thereof. If so specified in the related prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class.
      The type, characteristics and amount of the credit enhancement for any series or class will be determined based on several factors, including the characteristics of the receivables and accounts included in the trust portfolio as of the date of the issuance of a series and the desired rating for each class, and will be established on the basis of requirements of each Rating Agency rating the securities of any series or class.
      Unless otherwise specified in the related prospectus supplement for a series, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and any interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.
      If credit enhancement is provided with respect to a series, the related prospectus supplement will include a description of:

(a) the amount payable under the credit enhancement;

(b) any conditions to payment under the credit enhancement;

(c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced; and

(d) any material provision of any agreement relating to the credit enhancement.

      Additionally, the related prospectus supplement may set forth information about any credit enhancement provider, including:

(a) a brief description of its principal business activities;

(b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

(c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

(d) certain summary financial information.
      If so specified in the related prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the securities of that series following the occurrence of certain Pay Out Events. In that event, and to the extent described in the related prospectus supplement, there would be an Enhancement Invested Amount for that series.
Subordination
      If so specified in the related prospectus supplement, one or more classes of any series, including classes that are described as collateralized trust obligations, will be subordinated to the extent necessary to fund payments with respect to the senior securities. The rights of the holders of any subordinated securities to receive distributions of principal or interest on any Distribution Date for any series will be subordinated in right and priority to the rights of the holders of senior securities, but only to the extent set forth in the related prospectus supplement. If so specified in the related prospectus supplement, subordination may apply only in the event of certain types of losses not covered by another credit enhancement. The related prospectus supplement will also set forth information concerning:

(a) the amount of subordination of a class or classes of subordinated securities in a series;

(b) the circumstances in which any subordination will be applicable;

(c) the manner, if any, in which the amount of subordination will be applicable;

(d) the manner, if any, in which the amount of subordination will decrease over time; and

(e) the conditions under which amounts available from payments that would otherwise be made to holders of subordinated securities will be distributed to holders of senior securities.
      If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the related prospectus supplement will specify the manner and conditions for applying that cross-support feature.
Letter of Credit
      Support for a series or one or more classes of a series may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands on the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and subject to the conditions as are specified in the related prospectus supplement.
      The maximum liability of the issuer of a letter of credit will generally be an amount equal to a percentage specified in the related prospectus supplement of the initial Invested Amount of a series or a class of a series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified in the letter of credit and in the related prospectus supplement.

Cash Collateral Guaranty or Account
      Support for a series or one or more classes of a series may be provided by a guaranty secured by the deposit of cash or certain Cash Equivalents in a cash collateral account reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available pursuant to the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the related prospectus supplement. The related prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.
Collateral Interest
      Support for a series or one or more classes thereof may be provided initially by a Collateral Interest in an amount specified in the related prospectus supplement. As specified in the related prospectus supplement, a series may also have the benefit of a cash collateral guaranty or cash collateral account with an initial amount on deposit therein, if any, which will be increased to the extent:

(a) the transferor elects, subject to certain conditions specified in the related prospectus supplement, to apply collections of principal receivables allocable to the Collateral Interest to decrease the Collateral Interest;

(b) collections of principal receivables allocable to the Collateral Interest are required to be deposited into the cash collateral account; and

(c) excess collections of finance charge receivables are required to be deposited into the cash collateral account.
      The total amount of the credit enhancement available pursuant to the Collateral Interest and, if applicable, the cash collateral guaranty or cash collateral account will be the lesser of:

(a) the Collateral Interest;

(b) the amount on deposit in the cash collateral account; and

(c) an amount specified in the related prospectus supplement.
      The related prospectus supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of securities and, if applicable, the circumstances under which payment will be made under the cash collateral guaranty or under the cash collateral account.
Surety Bond or Insurance Policy
      Insurance with respect to a series or one or more classes of a series may be provided by one or more insurance companies. Insurance will guarantee, with respect to one or more classes of a series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement and the applicable insurance documents.
      A surety bond may be purchased for the benefit of the holders of any series or class of a series to assure distributions of interest or principal with respect to a series or class of securities in the manner and amount specified in the related prospectus supplement and the applicable insurance documents.
Spread Account
      Support for a series or one or more classes of a series may be provided by the periodic deposit of certain available excess cash flow from the trust assets into an account intended to assist with subsequent distribution of interest and principal on the securities of a class or series in the manner specified in the related prospectus supplement.

Reserve Account
      Support for a series or one or more classes of a series may be provided by the establishment of a reserve account. The reserve account may be funded by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more classes of securities, including the subordinated securities, or the provision of a letter of credit, guaranty, insurance policy or other form of credit. The reserve account will be established to assist with the subsequent distribution of principal or interest on the securities of a series or class in the manner provided in the related prospectus supplement.
Description of the Purchase Agreements
Purchases of Receivables
      Pursuant to the purchase agreement relating to Direct Merchants Bank’s transfer of receivables, Direct Merchants Bank sells to Metris Companies Inc., its interest in:

(a) the receivables existing on the date of the purchase agreement and thereafter created in any accounts of Direct Merchants Bank that are existing on the date of the purchase agreement or in accounts originated or acquired by Direct Merchants Bank after the date of the purchase agreement (but excluding any accounts designated as “excluded accounts” pursuant to the purchase agreement);

(b) all monies and investments due or to become due with respect to those receivables; and

(c) all collections on, and proceeds of, the receivables, monies and investments specified in clauses (a) and (b).
      Pursuant to the purchase agreement relating to Metris Companies Inc.’s transfer of receivables, Metris Companies Inc. sells to Metris Receivables, Inc., its interest in:

(a) the receivables existing on the date of the purchase agreement and in accounts designated on any applicable account addition date until the termination date specified in the purchase agreement;

(b) all monies and investments due or to become due with respect to those receivables;

(c) all collections on, and proceeds of, the receivables, moneys and investments specified in clauses (a) and (b); and

(d) the purchase agreement relating to Direct Merchants Bank’s transfer of receivables to the extent it relates to clauses (a) through (c).
      Pursuant to the pooling and servicing agreement, those receivables are transferred immediately by Metris Receivables, Inc. to the trust, and Metris Receivables, Inc. has assigned to the trust its rights under the purchase agreement with Metris Companies Inc.
Representations and Warranties
      In each purchase agreement, the seller represents and warrants to the buyer to the effect that, among other things, on the date of the purchase agreement and, with respect to any receivables in any accounts designated thereafter, on the date of designation of those accounts, that:

(a) the seller has no knowledge of any fact which should have led it to expect at the time of the classification of any receivable as an “eligible receivable” (as defined in the applicable purchase agreement) that the receivable would not be paid in full when due, and each receivable classified as an “eligible receivable” (as defined in the applicable purchase agreement) by the seller in any document or report delivered by the seller under the purchase agreement satisfies on the date of its sale the requirements of eligibility contained in the definition of “eligible receivable” set forth in the applicable purchase agreement;

(b) the seller is not insolvent and will not become insolvent as a result of the sale of those receivables to the buyer;

(c) the seller is the legal and beneficial owner of all right, title and interest in and to each receivable;

(d) all consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required of the seller in connection with the sale of those receivables to the buyer have been obtained;

(e) the receivables are “eligible receivables” (as defined in the applicable purchase agreement); and

(f) each receivable has been conveyed to the buyer in compliance, in all material respects, with all laws applicable to the seller.
      In the event of a breach with respect to any receivable of any representation or warranty set forth above, that receivable will be designated as an “ineligible receivable” (as defined in the applicable purchase agreement) and the seller will pay to the buyer an amount in cash equal to the purchase price paid for that receivable by the buyer to the seller.
      Pursuant to the purchase agreement relating to Metris Companies Inc.’s transfer of the receivables, Metris Companies Inc. represents and warrants to Metris Receivables, Inc. to the effect that, among other things, on the date of the purchase agreement and, with respect to any receivables in any accounts designated thereafter, on the date of designation of those accounts, that:

(a) Metris Companies Inc. is a corporation organized and validly existing in good standing under the laws of Delaware and has the corporate power and authority and legal right to own its properties and conduct its business as those properties are presently owned and as that business is presently conducted and to execute, deliver and perform its obligations under the purchase agreement and each other document or instrument to be delivered by Metris Companies Inc. pursuant to the purchase agreement;

(b) Metris Companies Inc. is duly qualified to do business and is in good standing (or is exempt from those requirements) as a foreign corporation in any state required in order to conduct its business, and has obtained all necessary licenses and approvals required under applicable law;

(c) the execution and delivery by Metris Companies Inc. of each document or instrument to be delivered by Metris Companies Inc. pursuant to the purchase agreement, and the consummation by Metris Companies Inc. of the transactions provided for in those documents and instruments, have been duly authorized by Metris Companies Inc. by all necessary corporate action on its part;

(d) the purchase agreement constitutes the legal, valid and binding obligation of Metris Companies Inc., enforceable against Metris Companies Inc. in accordance with its terms, subject to customary bankruptcy and equity-related exceptions; and

(e) the sale of those receivables by Metris Companies Inc. to Metris Receivables, Inc. under the purchase agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to Metris Receivables, Inc. of all right, title and interest of Metris Companies Inc. in and to those receivables, free and clear of any lien except for “permitted liens” (as defined in the purchase agreement).
In the event of a breach with respect to any receivable of any representation or warranty set forth above, that receivable will be designated as an “ineligible receivable” (as defined in the purchase agreement) and Metris Companies Inc. will pay to Metris Receivables, Inc. an amount in cash equal to the purchase price paid for that receivable by Metris Receivables, Inc. to Metris Companies Inc. However, if Metris Companies Inc. delivers to Metris Receivables, Inc. an officer’s certificate stating that the representations and warranties above are true and correct in all material respects prior to the designation of any receivable as an “ineligible receivable” (as defined in the purchase agreement), then the breach of any representation or warranty by Metris Companies Inc. will be cured.

Certain Covenants
      It is the intention of Direct Merchants Bank and Metris Companies Inc. that the conveyance of the receivables by Direct Merchants Bank to Metris Companies Inc. contemplated by the related purchase agreement be construed as an absolute sale of the receivables by Direct Merchants Bank to Metris Companies Inc. It is not intended that the conveyance be deemed a pledge of the receivables by Direct Merchants Bank to Metris Companies Inc. to secure a debt or other obligation of Direct Merchants Bank, but the purchase agreement will also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the purchase agreement will be deemed to be a grant by Direct Merchants Bank to Metris Companies Inc. of a “security interest” within the meaning of Article 9 of the UCC in all of Direct Merchants Bank’s interest in the receivables.
      In the purchase agreement relating to Direct Merchants Bank’s transfer of the receivables, Direct Merchants Bank covenants that, among other things, except as required by law or as Direct Merchants Bank may determine to be appropriate:

(a) it will take no action to cause any receivable to be evidenced by any instrument or chattel paper, except in connection with the enforcement or collection of a receivable;

(b) except for the conveyances under the purchase agreement, it will not sell any receivable or grant a lien arising through or under Direct Merchants Bank (other than a “permitted lien” as defined in the purchase agreement) on any receivable sold pursuant to the purchase agreement;

(c) except as required by law or as it deems necessary to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rates of the periodic finance charges assessed on the receivables or other fees charged on the transferred accounts if, as a result of any reduction, it is reasonably expected that either a Pay Out Event would occur or any reduction is not also applied to any comparable segment of accounts owned by it similar to the transferred accounts;

(d) (i) it will comply with and perform its obligations under the contracts relating to the transferred accounts and the Credit and Collection Policy and that it will not change the terms of those agreements or policies if any change would, in either case, materially and adversely affect the rights of the trust and the beneficiaries of the trust, (ii) subject to compliance with all laws and certain other limitations, it may change the terms and provisions of the contracts or the Credit and Collection Policy with respect to any of the accounts in any respect (including the calculation of the amount, or the timing, of charge-offs and the periodic finance charges and other fees to be assessed on that amount), and (iii) it will not enter into any amendment to the purchase agreement that would cause any Rating Agency to reduce or withdraw its then-existing rating of any outstanding class of securities for so long as any class of securities is outstanding under the pooling and servicing agreement;

(e) in the event it receives a collection on any receivable, it will pay that collection to Metris Companies Inc. or its designee as soon as practicable and in no event later than two Business Days after receipt of the collection;

(f) it will notify Metris Companies Inc. promptly after becoming aware of any lien on any receivable other than “permitted liens” (as defined in the purchase agreement); and

(g) it will maintain separate corporate records and books of account from those of Metris Companies Inc., and it will not conduct its business in the name of Metris Companies Inc. so as not to mislead others as to the identity of the entity with which those others are concerned.
      It is the intention of Metris Companies Inc. and the transferor that the conveyance of the receivables by Metris Companies Inc. be construed as an absolute sale of the receivables by Metris Companies Inc. to the transferor. It is not intended that the conveyance be deemed a pledge of the receivables by Metris Companies Inc. to the transferor to secure a debt or other obligation of Metris Companies Inc., but the purchase agreement will also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the purchase agreement will be deemed to be a grant by Metris Companies

Inc. to the transferor of a “security interest” within the meaning of Article 9 of the UCC in all of Metris Companies Inc.’s interest in the receivables.
      Pursuant to the purchase agreement relating to Metris Companies Inc.’s transfer of the receivables, Metris Companies Inc. covenants that, among other things:

(a) it will take no action to cause any receivable to be evidenced by any instrument or chattel paper, except in connection with the enforcement or collection of a receivable;

(b) except for the conveyances under the purchase agreement, it will not sell any receivable or grant a lien arising through or under Metris Companies Inc. (other than a “permitted lien” as defined in the purchase agreement) on any receivable sold pursuant to the purchase agreement;

(c) it will at all times enforce the covenants and agreements of Direct Merchants Bank under the purchase agreement relating to Direct Merchants Bank’s transfer of receivables (or, with respect to a Credit Card Originator other than Direct Merchants Bank, in a similar agreement between that Credit Card Originator and Metris Companies Inc.);

(d) (i) the Credit Card Originator will comply with and perform its obligations under the contracts relating to the transferred accounts and the Credit and Collection Policy and that it will not change the terms of those agreements or policies if any change would, in either case, materially and adversely affect the rights of the trust and the beneficiaries of the trust, (ii) subject to compliance with all laws and certain other limitations, the Credit Card Originator may change the terms and provisions of the contracts or the Credit and Collection Policy with respect to any of the accounts in any respect (including the calculation of the amount, or the timing, of charge-offs and the periodic finance charges and other fees to be assessed on that amount), and (iii) it will not enter into any amendment to the purchase agreement that would cause any Rating Agency to reduce or withdraw its then-existing rating of any outstanding class of securities for so long as any class of securities is outstanding under the pooling and servicing agreement;

(e) in the event it receives a collection on any receivable, it will forward to the transferor or its designee that collection as soon as practicable and in no event later than two Business Days after receipt of the collection;

(f) it will notify the transferor promptly after becoming aware of any lien on any receivable other than “permitted liens” (as defined in the purchase agreement); and

(g) it will ensure that its business is maintained separate from the business of the transferor, that it will not pay the debts of the transferor and it will maintain an arm’s length relationship with the transferor.
Termination of the Purchase Agreements
      If Direct Merchants Bank becomes insolvent, Metris Companies Inc.’s obligations under the purchase agreement relating to Direct Merchants Bank’s transfer of the receivables will automatically be terminated. In addition, if Metris Companies Inc. becomes insolvent, or becomes unable for any reason to purchase receivables from Direct Merchants Bank in accordance with the provisions of the purchase agreement, Metris Companies Inc.’s obligations under the purchase agreement will automatically be terminated.
      If Metris Companies Inc. becomes insolvent, the transferor’s obligations under the purchase agreement relating to Metris Companies Inc.’s transfer of the receivables will automatically be terminated. In addition, if the transferor becomes insolvent or becomes unable for any reason to purchase receivables from Metris Companies Inc. in accordance with the provisions of the purchase agreement, the transferor’s obligations under the purchase agreement will automatically be terminated.

Security Ratings
       Any rating of the securities by a Rating Agency will indicate:

•	its view on the likelihood that securityholders will receive required interest and principal payments; and

•	its evaluation of the receivables and the availability of any credit enhancement for the securities.
      Among the things a rating will not indicate are:

•	the likelihood that principal payments will be paid on a scheduled date;

•	the likelihood that a Pay Out Event will occur;

•	the likelihood that a United States withholding tax will be imposed on non-U.S. securityholders;

•	the marketability of the securities;

•	the market price of the securities; or

•	whether the securities are an appropriate investment for any purchaser.
      A rating will not be a recommendation to buy, sell or hold the securities. A rating may be lowered or withdrawn at any time by a Rating Agency.
      The transferor will request a rating of the securities offered by this prospectus and the prospectus supplement from at least one Rating Agency. It will be a condition to the issuance of the securities of each series or class offered pursuant to this prospectus and the related prospectus supplement (including each series that includes a pre-funding account) that they be rated in one of the four highest rating categories by at least one Rating Agency. The rating or ratings applicable to the securities of each series or class offered by this prospectus will be set forth in the related prospectus supplement. Rating agencies other than those requested could assign a rating to the securities and that rating could be lower than any rating assigned by a Rating Agency selected by the transferor.
Certain Legal Aspects of the Receivables
       Each of Direct Merchants Bank and Metris Companies Inc. represents and warrants that its transfer of receivables is an absolute sale of those receivables. Metris Receivables, Inc. represents and warrants that its transfer of receivables to the trustee is either (a) an absolute sale of those receivables or (b) the grant of a security interest in those receivables. For a description of the trustee’s rights if these representations and warranties are not true, see “Description of the Securities—Representations and Warranties” in this prospectus.
      Each of Direct Merchants Bank, Metris Companies Inc., and Metris Receivables, Inc. takes steps under the UCC to perfect its transferee’s interest in the receivables. Nevertheless, if the UCC does not govern these transfers and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.
      Each of Direct Merchants Bank, Metris Companies Inc., and Metris Receivables, Inc. represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain Permitted Liens. If this is not true, the trustee’s interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

•	a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the trustee;

•	a tax, governmental, or other nonconsensual lien that attaches to the property of Direct Merchants Bank, Metris Companies Inc., or Metris Receivables, Inc. could have priority over the interest of the trustee in the receivables;

•	the administrative expenses of a conservator, receiver, or bankruptcy trustee for Direct Merchants Bank or Metris Companies Inc. could be paid from collections on the receivables before securityholders receive any payments; and

•	if insolvency proceedings were commenced by or against Direct Merchants Bank, or if certain time periods were to pass, the trustee may lose any perfected interest in collections held by Direct Merchants Bank and commingled with other funds.
      Direct Merchants Bank is chartered as a national banking association and is regulated and supervised by the OCC, which is authorized to appoint the Federal Deposit Insurance Corporation as conservator or receiver for Direct Merchants Bank if certain events occur relating to Direct Merchants Bank’s financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Direct Merchants Bank.
      Although Direct Merchants Bank treats its transfer of the receivables to Metris Companies Inc. as a sale, arguments may be made that these transfers constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables if:

•	the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

•	the financial institution received adequate consideration for the transfer;

•	the parties intended that the transfer constitute a sale for accounting purposes; and

•	the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.
The purchase agreement relating to the transfer of the receivables by Direct Merchants Bank, and the transfer itself, are intended to satisfy all of these conditions.
      If a condition required under the FDIC’s regulations were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize Direct Merchants Bank’s transfer of the receivables. If the FDIC were successful, the FDIA would limit any damages to “actual direct compensatory damages” determined as of the date that the FDIC was appointed as conservator or receiver for Direct Merchants Bank. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize Direct Merchants Bank’s transfer of the receivables for a reasonable period following its appointment as conservator or receiver for Direct Merchants Bank. Therefore, if the FDIC were to reclaim, recover, or recharacterize Direct Merchants Bank’s transfer of the receivables, payments to you could be delayed or reduced.
      Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize Direct Merchants Bank’s transfer of the receivables, you could suffer a loss on your investment if:

•	the purchase agreement relating to Direct Merchants Bank’s transfer of the receivables, or the transfer itself, were found to violate the regulatory requirements of the FDIA;

•	Metris Companies Inc., Metris Receivables, Inc., or the trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables;

•	the FDIC were to request a stay of any action by Metris Companies Inc., Metris Receivables, Inc., or the trustee to enforce the related purchase agreement, the pooling and servicing agreement, or the securities; or

•	the FDIC were to repudiate other parts of the related purchase agreement or the pooling and servicing agreement, such as any obligation to collect payments on or otherwise service the receivables.

      If Metris Companies Inc. or any of its affiliates were to become a debtor in a bankruptcy case, including as a result of Metris Companies Inc.’s inability to pay amounts due under a credit facility which provides for an acceleration of amounts due if a pay out event under any series occurs, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, Metris Companies Inc. or any of its affiliates as debtor-in-possession or another interested party could argue that—

•	Metris Companies Inc. did not sell the receivables to Metris Receivables, Inc. but instead borrowed money from Metris Receivables, Inc. and granted a security interest in the receivables;

•	Metris Receivables, Inc. and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of Metris Companies Inc. or any of its affiliates; or

•	the receivables are necessary for Metris Companies Inc. or any of its affiliates to reorganize.
If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.
      If Metris Companies Inc. or any of its affiliates were to enter bankruptcy, moreover, the trustee and the securityholders could be prohibited from taking any action to enforce the purchase agreement relating to the transfer of the receivables by Metris Companies Inc. or the pooling and servicing agreement against Metris Companies Inc. or those affiliates without the permission of the bankruptcy court. Securityholders also may be required to return payments already received if Metris Companies Inc. were to become a debtor in a bankruptcy case.
      Regardless of any decision made by the FDIC or ruling made by a court, the fact that Direct Merchants Bank has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against Metris Companies Inc. or its affiliates could have an adverse effect on the liquidity and value of the securities and would cause a pay out event for the offered series and other series to occur.
      In addition, regardless of the terms of the pooling and servicing agreement, the other transaction documents, or the instructions of those authorized to direct the trustee’s actions, the FDIC as conservator or receiver for Direct Merchants Bank or a court overseeing the bankruptcy case of Metris Companies Inc. or any of its affiliates may have the power:

•	to prevent or require the commencement of an Early Amortization Period;

•	to prevent, limit, or require the early liquidation of receivables and termination of the trust; or

•	to require, prohibit, or limit the continued transfer of receivables.
Furthermore, regardless of the terms of the pooling and servicing agreement or any other transaction document, the FDIC or a bankruptcy court (a) could prevent the appointment of a successor servicer or administrator, (b) could authorize Direct Merchants Bank to stop servicing the receivables or Metris Companies Inc. or any of its affiliates to stop providing administrative services for Metris Receivables, Inc. or (c) could increase the amount or the priority of the servicing fee due to Direct Merchants Bank or otherwise alter the terms under which Direct Merchants Bank services the receivables. If any of these events were to occur, payments to you could be delayed or reduced.
Certain Regulatory Matters
      The operations and financial condition of Direct Merchants Bank are subject to extensive regulation and supervision under applicable banking law. The applicable banking regulatory authorities, including the OCC and the FDIC, have broad enforcement powers over Direct Merchants Bank. These enforcement powers may adversely affect the operation and financial condition of the trust, and your rights under the pooling and servicing agreement, prior to the appointment of a receiver or conservator.
      If Direct Merchants Bank’s regulators were to find that any obligation of Direct Merchants Bank under a securitization or other agreement, or any activity of Direct Merchants Bank, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to Direct Merchants Bank, such regulatory authorities have the power under the FDIA to order Direct Merchants Bank, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, Direct Merchants Bank may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the relevant regulatory authority.
      On March 14, 2003, the OCC issued a temporary cease and desist order and a notice of charges for a permanent cease and desist order against a national banking association in connection with a securitization of its credit card receivables. On April 15, 2003, the OCC terminated those orders and issued a consent order against that bank that directed that bank to, among other things,

•	cease to act as servicer upon the appointment of a successor servicer, but in any case no later than June 30, 2003;

•	withhold funds from collections in an amount determined by a servicing compensation schedule set forth in the consent order, notwithstanding the priority of payments established in the securitization documents and the relevant trust’s perfected security interest in those funds; and

•	withhold funds from current collections in an amount sufficient to reimburse that bank retroactively for the servicing compensation amount established for the period from April 1, 2003 to the date of the order, less servicing fees or compensation withheld by that bank during this period pursuant to the securitization documents and the temporary cease and desist order.
      The servicing fee rates described in the schedule set forth in the consent order were higher than the servicing fee rate established in that bank’s securitization documents. The temporary cease and desist order had directed that bank to withhold funds from collections in an amount sufficient to compensate that bank for its actual costs and expenses of servicing its securitized receivables. The notice of charges for a permanent cease and desist order had asserted that the servicing fee which that bank was entitled to receive under the securitization documents was inadequate compensation due to the nature of its portfolio, and therefore contrary to safe and sound banking practices, because (i) that bank’s actual cost of servicing exceeded the contractual servicing fee and (ii) as a result of the subordination of the servicing fee the bank was receiving reduced or no payments for certain services. In addition, the OCC separately ordered that bank to cease extending new credit on its credit cards.
      In the event that Direct Merchants Bank was in economic or regulatory difficulty and servicing fees payable under the securitization documents did not fully compensate Direct Merchants Bank for its actual servicing costs, a federal banking regulatory authority might order Direct Merchants Bank to amend or rescind its securitization agreements, or to withhold amounts equal to its actual servicing costs as determined by the agency. In addition, the appropriate banking agency would have the power to order Direct Merchants Bank to cease extending new credit to its credit card customers. While Direct Merchants Bank has no reason to believe that any federal bank regulatory authority would consider provisions relating to Direct Merchants Bank or the payment or amount of a servicing fee to Direct Merchants Bank, or any other obligation of Direct Merchants Bank under its securitization agreements, to be unsafe or unsound or violative of any applicable law, rule or regulation, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered Direct Merchants Bank to rescind or amend its securitization agreements, payments to you could be delayed or reduced.
Consumer Protection Laws
      The accounts and receivables in the trust portfolio are subject to numerous federal and state consumer protection laws that impose requirements related to offering and extending credit. Any failure by a Credit Card Originator or the servicer to comply with those legal requirements also could adversely affect the servicer’s ability to collect the full amount of the receivables. The United States Congress and the states may enact laws and amendments to existing laws to further regulate consumer credit or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Those laws, as well as any new laws or rulings which may be adopted, may adversely affect the servicer’s ability to collect on the receivables or maintain previous levels of collections.
      The relationship of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by Direct Merchants Bank, the most significant laws include the federal Truth-in-Lending Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act, National Bank Act and Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (U.S. Patriot Act). These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed and provide for customer identification programs. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.
      The trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the transferor with respect to obligations arising before transfer of the receivables to the trustee or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert violations by way of set-off against his obligation to pay the amount of receivables owing. The transferor has warranted and will warrant in the pooling and servicing agreement that all related receivables have been and will be created in compliance with the requirements of these laws. The servicer has also agreed in the pooling and servicing agreement to indemnify the trust, among other things, for any liability arising from any violations caused by the servicer. For a discussion of the trust’s rights arising from the breach of these warranties, see “Description of the Securities—Representations and Warranties” in this prospectus.
      Various proposed laws and amendments to existing laws have from time to time been introduced in the United States Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees Direct Merchants Bank currently assesses on its accounts. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the accounts. If the portfolio yield is reduced, a Pay Out Event may occur, and the Early Amortization Period would commence.
      Application of federal and state bankruptcy and debtor relief laws would affect the interests of the securityholders if those laws result in any receivables of the trust being written off as uncollectible when the amount available under any credit enhancement is equal to zero. See “Description of the Securities—Defaulted Receivables; Dilution” in this prospectus.
Industry Litigation
      In 1998, the U.S. Department of Justice (“DOJ”) filed suit against VISA U.S.A., Inc., VISA International, Inc. and MasterCard International Incorporated alleging that VISA by-law 2.10(e) and MasterCard’s Competitive Programs Policy, both of which precluded any member of any of the foregoing associations from issuing credit cards and debit cards over the Discover or American Express network (or any other competitive network), violated the antitrust laws and were anticompetitive. The U.S. District Court for the Southern District of New York found in favor of the DOJ holding that the VISA and MasterCard exclusionary rules had substantial adverse impact on competition and could not be enforced by the associations. The U.S. Court of Appeals for the Second Circuit affirmed and the U.S. Supreme Court denied review on October 4, 2004, resulting in the repeal of these rules by VISA and MasterCard.
      On November 15, 2004, American Express filed suit against VISA, MasterCard, Chase USA, Bank of America, Capital One, Household, U.S. Bank, Wells Fargo, Providian and USAA Federal Savings Bank in the

Southern District of New York, alleging that it suffered damages from the exclusionary rules. American Express claims that, in addition to VISA and MasterCard, member banks were instrumental in adopting and carrying out the associations’ exclusionary rules and that the exclusionary rules were restrictions by and for the member banks; that the member banks agreed not to compete by means of offering American Express cards; and that the motives of the member banks were to restrict competition to enhance member bank profitability.
      On June 22, 2005, a group of merchants filed a putative class action complaint in the Federal District Court for the District of Connecticut. The complaint alleges that VISA, MasterCard and certain member banks including Bank of America, Chase USA, Capital One, Citibank, N.A. and others, as well as unnamed people and entities, conspired to set the price of interchange in violation of Section 1 of the Sherman Act. The complaint further alleges that interchange fees are comprised of charges for separate and distinct services that are tied/bundled pursuant to a conspiracy. The complaint also alleges that arrangements with merchants to provide payment guarantee services are exclusive dealing arrangements that foreclose an alleged payment guarantee services market. Since the filing of the Connecticut complaint, other complaints have been filed challenging the setting of interchange, as well the associations’ respective no surcharge rules, which rules prohibit merchants from passing along to cardholders a surcharge to account for the fees that the merchant pays to the credit card companies. The parties have moved to have all of these cases consolidated into one court as a multi-district litigation.
      In 1996, Wal-Mart Stores, Inc. and several other retailers sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Eastern District of New York (the “District Court”). The suit asserted that the rules of the foregoing associations regarding the uniform acceptance of all VISA and MasterCard cards, including debit VISA and MasterCard cards, constituted an illegal tying arrangement. In April 2003, MasterCard and VISA each agreed to settle the matter by among other things, reducing interchange rates for debit cards, allowing merchants to decline debit cards, and agreeing to pay into settlement funds as follows: MasterCard agreed to pay into a settlement fund approximately $1 billion over ten years and VISA agreed to pay approximately $2 billion over ten years.
      On December 19, 2003, the District Court granted final approval of the settlement. The court interpreted the release provided by the merchant class as encompassing any possible suit by class members with respect to debit or credit card interchange fees or with respect to exclusionary rules barring issuance of American Express or Discover cards by member banks and as prohibiting such suits against the member banks as well as against the associations. On January 4, 2005, the U.S. Court of Appeals for the Second Circuit affirmed the District Court’s order approving the settlement in all respects. However, certain merchants have previously opted out of the settlement and have filed separate lawsuits that are currently pending.
      We cannot predict the final outcome of the litigation described above or its effect on the competitive environment in the credit card industry, or whether these actions will result in adverse consequences for any of the members of the two associations, including Direct Merchants Bank.
Claims and Defenses of Obligors Against the Trust
      The UCC provides that:

(a) unless an obligor has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the trustee, as assignee, are subject to all the terms of the contract between the Credit Card Originator and the obligor and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of the obligor against the Credit Card Originator that accrues before the obligor receives notification of the assignment; and

(b) any obligor is authorized to continue to pay the Credit Card Originator until (i) the obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the trustee or successor servicer and (ii) if requested by the obligor, the trustee or successor servicer has furnished reasonable proof of assignment.

      No obligor has entered into any agreement to refrain from asserting defenses or claims under its contract with the Credit Card Originator. Additionally, no notice of the assignment of the receivables to the trustee will be sent to the obligors on the accounts in connection with the transfer of the related receivables to the trustee.
Material U.S. Federal Income Tax Consequences
General
      TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF SECURITIES ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON AND CANNOT BE RELIED UPON, BY HOLDERS OF SECURITIES FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS OF SECURITIES UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE ISSUER OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN OR THEREIN; AND (C) HOLDERS OF SECURITIES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
      The following is a discussion of material federal income tax consequences of investment in a security offered by this prospectus. Additional United States federal income tax considerations relevant to a particular series may be set forth in the related prospectus supplement. This discussion is based on current law, which is subject to change, possibly retroactive, that could modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular beneficial owner of a security in light of that beneficial owner’s circumstances, and some beneficial owners may be subject to special tax rules and limitations not discussed below. Each prospective beneficial owner is urged to consult its own tax advisor in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a security.
      For purposes of this discussion, “U.S. person” means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States or any state thereof (including the District of Columbia), an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantive decisions of the trust. The term “foreign person” means any person other than a “U.S. person.” The term “U.S. security owner” means any U.S. person and any other person to the extent that the income attributable to its interest in a security is effectively connected (as that term is used in the Code) with that person’s conduct of a U.S. trade or business.
Treatment of the Securities as Debt
      Except as provided in the related series supplement, the transferor expresses in the pooling and servicing agreement the intent that for federal, state and local income and franchise tax purposes, the securities will be debt secured by the receivables. Except as provided in the related series supplement, the transferor, by entering into the pooling and servicing agreement, and each investor, by the acceptance of a beneficial interest in a security, agrees to treat the securities as debt for federal, state and local income and franchise tax purposes. However, because different criteria are used in determining the non-tax accounting treatment of the transaction, except as provided in the related series supplement, the transferor will treat the pooling and servicing agreement and related series supplement, for financial accounting purposes and certain other non-tax purposes, as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

      A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.
      The determination of whether the economic substance of a transfer of an interest in property is a sale or is instead a loan secured by the transferred property is made by the Internal Revenue Service (the “Service”) and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to benefit if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, as special federal income tax counsel to the transferor, is of the opinion that, under current law as in effect on the date of issuance of the particular series of securities, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the securities offered by this prospectus will properly be characterized as debt, not an ownership interest in the receivables. Except where indicated to the contrary, the following discussion assumes that the securities offered by this prospectus are debt for federal income tax purposes.
Treatment of the Trust

General
      The pooling and servicing agreement permits the issuance of securities and certain other interests (including certain Collateral Interests) in the trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. Skadden, Arps, Slate, Meagher & Flom LLP or other counsel (“special federal tax counsel”) to the Trust has rendered, and may from time to time in the future, render one or more opinions that certain other interests in the trust, which are subordinated to the offered securities and which are not offered hereby, will properly be characterized as debt (each, a “Debt Opinion”). If all of the securities and other interests in the trust (other than the transferor’s interest in the trust) were characterized as debt, the trust could be characterized as a security arrangement for debt collateralized by the receivables and issued directly by the transferor (or other holder of the transferor’s interest in the trust). Under that view, the trust would be treated as not being an entity separate from its owner (i.e., disregarded for federal income tax purposes). Alternatively, if some of the securities or other interests in the trust were characterized as equity, the trust could be characterized as a separate entity that owns the receivables and issues its own debt. Such a separate entity would be treated as jointly owned by the transferor or other holders of the transferor’s interest in the trust and any other holders of equity interests in the trust. However, special federal income tax counsel is of the opinion that, under current law in effect on the date of issuance of this series of securities, the trust, if treated as a separate entity, would not be treated as an association or publicly traded partnership taxable as a corporation.

Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership
      Although, as described above, Skadden, Arps, Slate, Meagher & Flom LLP, as special federal income tax counsel to the transferor, is of the opinion that the securities will properly be treated as debt for federal income tax purposes and that the trust will not be treated as an association or publicly traded partnership taxable as a corporation, that opinion does not bind the Service and thus we cannot assure you that this treatment will prevail. If the Service were to contend successfully that some or all of the transferor’s interest in the trust, the securities or any other interests in the trust were equity in the trust for federal income tax purposes, all or a portion of the trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for federal income tax purposes. Because special federal income tax counsel is of the opinion that the securities will be characterized as debt for federal income tax purposes and because any holder of any other interest in the trust (other than the transferor’s interest in the trust) generally will agree to treat that interest as debt for those purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of alternative characterizations.
      If the trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered securities were partners, that partnership could be classified as a publicly traded partnership, and thus could be taxable as a corporation. Further, applicable Treasury regulations (the “publicly traded partnership regulations”) could cause the trust to constitute a publicly traded partnership even if all holders of interests in publicly offered securities are treated as holding debt if other interests are held to be equity interests in the trust and such interests are publicly traded within the meaning of such regulations. If the trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered securities as equity or by reason of the publicly traded partnership regulations, the trust would avoid taxation as a corporation if its income was not derived in the conduct of a “financial business.” However, whether the income of the trust would be so classified is unclear under current law.
      Under the Internal Revenue Code of 1986, as amended (the “Code”), and the publicly traded partnership regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an “established securities market,” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” The pooling and servicing agreement imposes certain restrictions on transfers, and the transferor intends to take certain other measures designed to reduce the risk that the trust could be classified as a publicly traded partnership. Although the transferor expects that these restrictions and other measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of those interests as “readily tradable” on a “secondary market” or its “substantial equivalent” are not fully within the control of the transferor. Moreover, the transfer restrictions will not apply to any interest in the trust with respect to which a Debt Opinion is given. As a result, we cannot assure you that the transfer restrictions in the pooling and servicing agreement and the measures the transferor intends to take will in all circumstances be sufficient to prevent the trust from being classified as a publicly traded partnership under the publicly traded partnership regulations. The opinion of special federal income tax counsel that the trust will not be treated as a publicly traded partnership taxable as a corporation assumes that the terms of the pooling and servicing agreement and other transaction documents will be complied with.
      If the trust were treated as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related receivables would be taken into account directly in computing the taxable income of the transferor (or the holder of the transferor’s interest in the trust) and of any beneficial owners treated as partners in accordance with their respective partnership interests in the trust. The amounts and timing of income reportable by any beneficial owners treated as partners would likely differ from that reportable by those beneficial owners if they were treated as owning debt. In addition, if the trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any beneficial owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a beneficial owner. If the trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered securities and other interests in the trust treated as partners equaled or exceeded 100, the transferor may cause the trust to elect to be an “electing large partnership.” The consequence of that election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether that election will be made.
      If the arrangement created by the pooling and servicing agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the receivables. That tax could result in reduced amounts available for distributions to beneficial owners. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any securities were treated as debt of the corporation and distributions to the related beneficial owners were treated as payments of interest on that debt. In addition, distributions to beneficial owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and beneficial owners may not be entitled to any dividends received deduction in respect of that income).
Taxation of Interest Income of U.S. Security Owners

General
      Stated interest on a beneficial interest in a security will be includible in gross income in accordance with a U.S. security owner’s method of accounting.

Original Issue Discount
      If the securities are issued with more than a de minimus original issue discount, a U.S. security owner (including a cash basis holder) generally would be required to accrue the original issue discount on its interest in a security in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a security will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if the excess equals or exceeds 0.25% multiplied by the weighted average life of the security (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments).
      Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the securities is unclear. In addition, the Service could take the position based on Treasury regulations that none of the interest payable on a security is “unconditionally payable” and hence that all of the interest should be included in the security’s stated redemption price at maturity. If sustained, that treatment should not materially affect the income tax liability of most security owners, but prospective U.S. security owners should consult their own tax advisors concerning the impact to them of that treatment in their particular circumstances. Except where indicated to the contrary, this discussion assumes that the interest payable on a security will be treated as unconditionally payable at fixed periodic intervals of one year or less during the entire term of the debt instrument.

Market Discount
      A U.S. security owner who purchases an interest in a security at a price that is less than the security’s stated redemption price or, in the case of a security issued with original issue discount, the security’s original issue price plus any accrued original issue discount, will be subject to the “market discount” rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a security and partial principal payments on a security are treated as ordinary income to the extent of accrued market discount. The market discount rules also require the deferral of interest deductions with respect to debt incurred to purchase or carry a security that has market discount.

Amortizable Bond Premium
      A U.S. security owner who purchases an interest in a security at a premium may elect to offset the premium against qualified stated interest over the remaining term of the security in accordance with the amortizable bond premium rules of the Code.
Sale or Exchange of Securities
      Upon a disposition of an interest in a security, a U.S. security owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. security owner’s adjusted tax basis in its interest in the security. A taxable exchange of a security could also occur as a result of the transferor’s substitution of money or investments for receivables. See “Description of the Securities—Defeasance” in this prospectus. The adjusted tax basis in the interest in the security will equal its cost, increased by any original issue discount or market discount includible in income with respect to the interest in the security prior to its sale and reduced by any principal payments previously received with respect to the interest in the security and any amortized bond premium. Subject to the market discount rules discussed above, gain or loss generally will be capital gain or loss if the interest in the security was held as a capital asset. Capital losses generally may be used only to offset capital gains.
Foreign Security Owners
      In general, a non-U.S. security owner who, for United States federal income tax purposes, is a foreign person, generally will not be subject to U.S. federal income tax on interest (including original issue discount) on a beneficial interest in a security unless:

(a) the foreign person actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the transferor (or of a profits or capital interest in the trust if the trust is characterized as a partnership);

(b) the foreign person is a controlled foreign corporation that is related to the transferor (or the trust if the trust is treated as a partnership) through stock ownership;

(c) the foreign person is a bank receiving interest described in Code Section 881(c)(3)(A);

(d) the interest is treated as contingent interest described in Code Section 871(h)(4); or

(e) the foreign person bears certain relationships to any holder of either the transferor’s interest in the trust (other than the transferor) or of any other interest in the trust not properly characterized as debt.
      To qualify for this exemption from taxation, the withholding agent, who generally is the last U.S. person in the chain of payment prior to payment to a foreign person, must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that:

(a) is signed by the foreign person under penalties of perjury;

(b) certifies that the foreign person is not a U.S. person; and

(c) provides the name, address of, and certain additional information concerning the foreign person.
      This statement may generally be made on a Service form W-8BEN or substantially similar substitute form, and the foreign person must generally inform the withholding agent of any change in the information on the statement within 30 days of the change. If a security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement generally must be accompanied by a form W-8BEN or substitute form provided by the foreign person to the organization or institution holding the security on behalf of the foreign person. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by the partners and beneficiaries thereof.
      Generally, any gain or income realized by a non-U.S. security owner that is a foreign person upon retirement or disposition of an interest in a security will not be subject to U.S. federal income tax, provided that:

(a) in the case of a beneficial owner of a security that is an individual, that beneficial owner is not present in the United States for 183 days or more during the taxable year in which the retirement or disposition occurs; and

(b) in the case of gain representing accrued interest, the conditions for exemption from withholding described above are satisfied.
      Certain exceptions to these general rules may be applicable. Each foreign person should consult its tax advisor regarding the tax consequences of a retirement or disposition of an interest in a security in light of the foreign person’s particular circumstances.

      If the securities were treated as an interest in a partnership, the recharacterization could cause a non-U.S. security owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. security owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including, in the case of a non-U.S. security owner that is a corporation, the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as the maximum rate applicable to individuals. If some or all of the securities were treated as stock in a corporation, any related dividend distributions to a non-U.S. security owner generally would be subject to withholding of tax at the rate of 30%, unless that rate were reduced by an applicable tax treaty.
      Treasury regulations set forth various procedural rules and presumptions relating to withholding taxes and exemptions from withholding taxes. Beneficial owners should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.
Backup Withholding and Information Reporting
      Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a security, may be subject to backup withholding tax under the Code if a recipient of the payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against the recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the Service. Furthermore, certain penalties may be imposed by the Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Service concerning payments, unless an exemption applies. Beneficial owners should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining an exemption.
State and Local Taxation

General
      The discussion herein does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the securities under any state or local tax law. Each investor should consult its tax advisor regarding state and local tax consequences.
ERISA Considerations
       Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit Plans from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code, collectively, “parties in interest,” with respect to the Plan. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code for those persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.
      A violation of the prohibited transaction rules could occur if securities or any class or series were to be purchased with “plan assets” of any Plan if the transferor, the trustee, any interest rate cap provider, any underwriters of any class or series or any of their affiliates were a party in interest with respect to the Plan, unless a statutory, regulatory, or administrative exemption is available or an exception applies under a plan asset regulation issued by the Department of Labor. The transferor, the trustee, any underwriters of a class or series and their affiliates are likely to be parties in interest with respect to many Plans. Before purchasing securities, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the transferor, the trustee, any underwriters of the class or series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below.
      The Department of Labor has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the securities: Department of Labor Prohibited Transaction Class Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).
      Under certain circumstances, the Department of Labor plan asset regulation treats the assets of an entity in which a Plan holds an equity interest as “plan assets” of the Plan. Because the securities will represent beneficial interests in the trust, and despite the agreement of the transferor and the securityholders to treat each class of securities as debt instruments, the securities are likely to be considered equity interests in the trust for purposes of the Department of Labor plan asset regulation, with the result that the assets of the trust are likely to be treated as “plan assets” of the investing Plans for purposes of ERISA and Section 4975 of the Internal Revenue Code and result in non-exempt prohibited transactions, unless one of the following exceptions applies.
      The first exception applies to a “publicly-offered security.” A publicly-offered security is a security that is:

(a) freely transferable;

(b) part of a class of securities that is owned, immediately after the initial offering, by 100 or more investors who are independent of the issuer and of one another; and

(c) either (i) part of a class of securities registered under Section 12(b)or 12(g) of the Securities Exchange Act of 1934, as amended, or (ii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934, as amended, within 120 days (or any later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.
      For purposes of the 100 independent investor criterion, except to the extent otherwise disclosed in the related prospectus supplement, each class of securities should be deemed to be a “class” of securities that would be tested separately from any other securities that may be issued by the trust.
      A second exception applies if equity participation in the entity by “benefit plan investors” (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be “plan assets”) is not “significant.” Benefit plan investors’ equity participation in the trust is not significant on any date on which any series of securities is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust (excluding interests held by the transferor, the trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the transferor as to whether the value of each class of equity interests in the trust held by benefit plan investors will not be “significant” upon completion of the offering of any series of securities or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.
      If none of the foregoing exceptions under the Department of Labor plan asset regulation were satisfied with respect to the trust and the trust were considered to hold “plan assets” of Plans, transactions involving the trust and parties in interest with respect to a Plan that is a securityholder might be prohibited under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code and result in excise taxes and other liabilities under ERISA and Section 4975 of the Internal Revenue Code unless an exemption were available.

The five Department of Labor class exemptions mentioned above may not provide relief for all transactions involving the assets of the trust even if they would otherwise apply to the purchase of a security by a Plan.
      The securities of any series may not be purchased with “plan assets” of a Plan if the transferor, the servicer, the trustee or any of their affiliates:

(a) has investment or administrative discretion with respect to the plan assets;

(b) has authority or responsibility to give, or regularly gives, investment advice with respect to the plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to the plan assets and (ii) will be based on the particular investment needs of the Plan; or

(c) unless Department of Labor Prohibited Transaction Class Exemption 95-60, 91-38 or 90-1 applies, is an employer maintaining or contributing to the Plan.
      In light of the foregoing, fiduciaries or other persons contemplating purchasing the securities on behalf or with “plan assets” of any Plan should consult their own counsel regarding whether the trust assets represented by the securities would be considered “plan assets,” the consequences that would apply if the trust assets were considered “plan assets,” and the availability of exemptive relief from the prohibited transaction rules.
      Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan’s particular circumstances before authorizing an investment of a portion of the Plan’s assets in the securities. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment:

(a) satisfies the diversification requirement of ERISA or other applicable law;

(b) is in accordance with the Plan’s governing instruments; and

(c) is prudent in light of other factors discussed in this prospectus and in the related prospectus supplement.
Plan of Distribution
       The transferor may sell securities (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The related prospectus supplement will set forth the terms of the offering of any securities offered hereby, including, without limitation, the names of any underwriters, the purchase price of the securities and the proceeds to the transferor from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
      If underwriters are used in a sale of any securities of a series offered by this prospectus, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or the commitment. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
      Securities may also be sold directly by the transferor or through agents designated by the transferor from time to time. Any agent involved in the offer or sale of securities will be named, and any commissions payable by the transferor to the agent will be set forth, in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

      Any underwriters, agents or dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Agents and underwriters may be entitled under agreements entered into with the transferor to indemnification by the transferor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the agents or underwriters may be required to make. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the transferor or its affiliates in the ordinary course of business.
      Each underwriting agreement will provide that the transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
Legal Matters
       Certain legal matters relating to the issuance of the securities will be passed upon for Metris Companies Inc. and the transferor by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the issuance of the securities under the laws of the State of Minnesota will be passed upon for Metris Companies Inc. and the transferor by Dorsey & Whitney LLP. Certain legal matters relating to the issuance of the securities under the laws of the State of Delaware will be passed upon for Metris Companies Inc., the transferor and Direct Merchants Bank by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters relating to the issuance of the securities will be passed upon for the underwriters by McKee Nelson LLP.
Reports to Securityholders
       Unless and until definitive securities are issued, monthly and annual reports, containing information concerning the trust and prepared by the servicer, will be sent on behalf of the trust to Cede & Co. as nominee of The Depository Trust Company and registered holder of the related securities, pursuant to the pooling and servicing agreement. See “Description of the Securities—Book-Entry Registration,” “—Reports to Securityholders” and “—Evidence as to Compliance.” The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of Metris Receivables, Inc. or Direct Merchants Bank to securityholders or to the beneficial owners of the securities. The servicer will file with the Securities and Exchange Commission any periodic reports with respect to each trust as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC.
Other Information
       Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus, the transferor or the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.
      The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by the underwriters to inform themselves about and to observe any restrictions.
      The transferor has taken all reasonable care to ensure that the information contained in this prospectus is true and accurate in all material respects and that there are no material facts the omission of which would make misleading any statement in this prospectus, whether fact or opinion. The transferor accepts responsibility accordingly.
      As used in this prospectus, all references to “dollars” and “$” refer to United States dollars and all references to “we” or “our” refer to the transferor.

Cautionary Notice Regarding Forward-looking Statements
       Certain of the matters discussed herein under the captions “Direct Merchants Credit Card Bank, N.A. Activities,” “The Receivables” and “Maturity Considerations” may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements may involve uncertainties and other factors that may cause the actual results and performance of the trust and the receivables to be materially different from future results or performance expressed or implied by the statements. Some of the factors that could adversely affect actual results and performance include economic conditions, the ability of Direct Merchants Bank to change payment terms and collection policies and potential changes in consumers’ attitudes toward financing purchases with debt. See “Risk Factors” in the attached prospectus supplement.
Where You Can Find More Information
       We filed a registration statement relating to the securities with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.
      The servicer will file, or cause to be filed, with the SEC all required annual, monthly and special SEC reports and other information about the trust.
      You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).
      The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the securities.
      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Metris Receivables, Inc., 10900 Wayzata Boulevard, Room 723, Minnetonka, Minnesota 55305, (952) 417-5645.

Glossary of Defined Terms
       Many of the terms defined below contain terms defined elsewhere in this glossary.
      “Accumulation Period” means, with respect to any series or class, the period of time which begins on the date specified in the related prospectus supplement and ends on the earliest of:

•	the start of an Early Amortization Period or other Amortization Period with respect to that series or class;

•	the date on which the Invested Amount for that series or class is paid in full; and

•	the related series termination date.
      “Adjustment Payment” means the amount that the transferor will be required to pay to the servicer, for deposit into the excess funding account, as described under “Description of the Securities—Defaulted Receivables; Dilution” in this prospectus.
      “Amortization Period” means, with respect to any series or class, the period of time which begins on the date specified in the related prospectus supplement, which will be the Accumulation Period, the Amortization Period, the Early Amortization Period, or other amortization or accumulation period as defined in the related prospectus supplement, and ends on the earliest of:

•	the date on which the Invested Amount for that series or class is paid in full;

•	for any Amortization Period other than an Early Amortization Period, the date on which an Early Amortization Period begins; and

•	the related series termination date.
      “Approved Account” means:

(a) each Eligible Account that is a MasterCard® or VISA® account; or

(b) any other revolving credit consumer credit card account whose inclusion in the trust would not cause any Rating Agency to reduce or withdraw its then-existing rating of any outstanding class of securities.
      “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Minnesota, Arizona, Oklahoma or Delaware (or, with respect to any series, any additional city or state specified in the related prospectus supplement) are authorized or obligated by law or executive order to be closed.
      “Cash Collateral Guaranty” means a guaranty which provides support for a series or one or more classes thereof by the deposit of cash or Cash Equivalents in a cash collateral account, if so specified in the related prospectus supplement.
      “Cash Equivalents” means:

•	obligations of or fully guaranteed by the United States of America;

•	time deposits, promissory notes or certificates of deposit of depository institutions or trust companies, the certificates of deposit or short-term deposits of which have the highest rating from each Rating Agency;

•	commercial paper having, at the time of the trust’s investment, a rating in the highest rating category from each Rating Agency;

•	bankers’ acceptances issued by any depository institution or trust company described above in the second bullet;

•	money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency;

•	time deposits and demand deposits in the name of the trust or the trustee in any depository institution or trust company referred to above in the second bullet;

•	shares of certain open end diversified investment companies;

•	a guaranteed investment contract (guaranteed as to timely payment) which each Rating Agency designates in writing will not result in a reduction or withdrawal of its then-existing rating of any outstanding class of securities;

•	certain repurchase agreements; and

•	any other investment if each Rating Agency confirms in writing that the investment will not reduce or withdraw its then-existing rating of any outstanding class of securities.
      “Clearstream” means Clearstream Banking, société anonyme, an institution administering a book-entry settlement system for trading of securities in Europe.
      “Collateral Interest” means an undivided interest in the trust in an amount initially equal to a percentage of the securities of any series as specified in the prospectus supplement.
      “Contract” means an agreement between a Credit Card Originator and another person for the extension of revolving credit, including pursuant to a credit card or revolving credit agreement (but excludes any agreement or plan relating to the extension of credit on a closed-end basis).
      “Controlled Accumulation Period” means, with respect to any series or class, an Accumulation Period in which principal is accumulated in specified amounts and paid on a scheduled date.
      “Controlled Amortization Period” means, with respect to any series or class, an Amortization Period in which principal is paid in fixed amounts at scheduled intervals.
      “Credit and Collection Policy” means, unless otherwise specified in the prospectus supplement, the written policies and procedures of the applicable Credit Card Originator relating to the operation of its consumer revolving credit card business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card customers and relating to the maintenance of credit card accounts and collection of receivables on those accounts, as those policies and procedures may be amended, modified or otherwise changed from time to time.
      “Credit Card Originator” means Direct Merchants Credit Card Bank, National Association, including its predecessor in interest, and its successors or assigns under the purchase agreement relating to Direct Merchants Bank’s transfer of the receivables and/or any transferee of the accounts from Direct Merchants Bank, or any other originator of revolving credit consumer credit card accounts which transfers receivables directly or indirectly to Metris Receivables, Inc. and which has been identified in a prior written notice to each Rating Agency.
      “Default Recognition Date” means, unless otherwise specified in the related prospectus supplement, the last day of each calendar month; provided, however, that with respect to any Monthly Period the “related Default Recognition Date” shall mean the Default Recognition Date occurring closest to the last day of such Monthly Period and any amounts allocated or applied on such Default Recognition Date shall be deemed to apply to the related Monthly Period.
      “Default Recognition Allocation Percentage” means, with respect to each Default Recognition Date, the percentage equivalent of a fraction, the numerator of which is the weighted average Invested Amount for the related Monthly Period and the denominator of which is the weighted average sum of the total principal receivables in the trust and the amount on deposit in the excess funding account on each Business Day in the related Monthly Period.
      “Defaulted Account” means each account with respect to which, in accordance with the Credit and Collection Policy or the servicer’s customary and usual servicing procedures, the servicer has charged off the receivables in that account as uncollectible. An account becomes a Defaulted Account on the day on which the receivables are recorded as charged off as uncollectible on the servicer’s computer master file of revolving credit consumer credit card accounts.
      “Defaulted Receivable” means principal receivables in Defaulted Accounts that are charged off as uncollectible in accordance with the servicer’s customary and usual servicing procedures and the Credit and Collection Policy.
      “Depositaries” means the depositaries with whom Clearstream holds omnibus positions on behalf of Clearstream customers and Euroclear holds omnibus positions on behalf of Euroclear participants.
      “Determination Date” means the second Business Day prior to any Distribution Date.
      “Distribution Date” means the 20th day of each calendar month (or, if the 20th day is not a Business Day, the next succeeding Business Day).
      “Early Accumulation Period” means, with respect to any series or class, an Accumulation Period in which principal is accumulated in varying amounts following the occurrence of certain adverse events specified in the related prospectus supplement and is paid on a scheduled date.
      “Early Amortization Period” means, with respect to any series or class, an Amortization Period in which principal is paid in varying amounts each month following a Pay Out Event.
      “Eligible Account” means any account:

•	which is payable in United States dollars;

•	the obligor on which has provided, as its initial billing address, an address located in the United States or its territories or possessions or a United States military address;

•	which has not been identified by a Credit Card Originator in its computer master file as stolen or lost;

•	which is not sold or pledged to any other party and which does not have receivables which are sold or pledged to any other party; and

•	the receivables in which the applicable Credit Card Originator has not charged off (or required to be charged off) in its customary and usual manner for charging off receivables in such accounts.
      “Eligible Receivable” means each receivable which:

•	has arisen under an Eligible Account in the trust portfolio;

•	has not been sold or pledged to any other party;

•	constitutes an “account” or a “payment intangible” as defined in Article 9 of the UCC as then in effect in each state in which a financing statement is required to perfect the trust’s interest in the receivables and the proceeds of the receivables;

•	is the legal, valid and binding obligation of, or is guaranteed by, a person who is competent to enter into a Contract and incur debt and is enforceable against that person in accordance with its terms;

•	was created or acquired by the Credit Card Originator in compliance, in all material respects, with all requirements of law applicable to the Credit Card Originator and pursuant to a Contract that complies, in all material respects, with all requirements of law applicable to the Credit Card Originator (including without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices);

•	with respect to all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained by or given to the Credit Card Originator in connection with the creation of the receivable or the execution, delivery, creation and performance of the related Contract by the Credit Card Originator have been duly obtained or given and are in full force and effect; and

•	immediately before giving effect to the sale, the transferor has good and marketable title free and clear of all liens and security interests arising under or through the transferor (other than Permitted Liens).
      “Enhancement Invested Amount” means, upon the availability of credit enhancement to pay principal of the securities of a series following certain Pay Out Events with respect to that series, the interest of the credit enhancement provider in certain cash flows in respect of the receivables in the trust, to the extent described in the related prospectus supplement.
      “Enhancement Percentage” means, with respect to any series, the percentage interest of certain credit enhancement providers.
      “Euroclear” means the Euroclear System operated by Euroclear Bank, S.A./ N.V. under contract with the Euroclear Clearance System, S.C., a Belgian cooperative corporation.
      “Exchangeable Transferor Security” means the security, if any, that evidences the interest of the transferor in the trust.
      “Finance Charge Collections” means (i) for any Business Day, the sum of (x) collections received by the servicer with respect to finance charge receivables on such Business Day, plus (y) Recoveries, plus (z) investment earnings on amounts credited to the excess funding account and (ii) for any Monthly Period, Interchange received with respect to such Monthly Period.
      “Foreign Person” means a nonresident alien individual or foreign corporation.
      “Funding Period” means, for any series of securities, a period beginning on the date of issuance of a series and ending on a specified date before the commencement of an Accumulation Period or other Amortization Period with respect to a series, during which the aggregate amount of principal receivables in the trust allocable to a series equals or exceeds the aggregate principal amount of the securities of that series.
      “Insolvency Event” means, unless otherwise specified in the related prospectus supplement, an event that occurs either when the transferor or Metris Companies Inc. voluntarily enters liquidation or a trustee-in-bankruptcy is appointed for the transferor or Metris Companies Inc.
      “Interchange” means all interchange fees payable to the transferor pursuant to the purchase agreement between Metris Companies Inc. and the transferor.
      “Invested Amount” means the aggregate principal amount of the interest of the securityholders of a series in the trust and is based on the aggregate amount of principal receivables in the trust allocated to that series.
      “Investor Charge-Off” means, for any Monthly Period, and for any series or class within the series, the amount by which:

•	the sum of the Series Default Amount and the portion of the unpaid Adjustment Payments allocated to any series; exceeds

•	the finance charge collections and other amounts allocated to cover those amounts on any Distribution Date.
      “Investor Percentage” means, with respect to finance charge collections, receivables in Defaulted Accounts and principal collections, the percentage specified in the related prospectus supplement.
      “Minimum Aggregate Principal Receivables” means, as of any date of determination, an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of principal collections for all series then outstanding.
      “Minimum Transferor Interest” means the product of:

(a) the sum of (i) the aggregate principal receivables and (ii) the amounts on deposit in the excess funding account; and

(b) the highest Minimum Transferor Percentage for any series.

      “Minimum Transferor Percentage” has the meaning described in the related prospectus supplement.
      “Monthly Period” means, unless defined otherwise in the related prospectus supplement, the period from and including the first day of each calendar month to and including the last day of that calendar month.
      “Pay Out Event” with respect to a series are the events described in “Description of the Securities—Pay Out Events” in this prospectus and any other events described in the related prospectus supplement.
      “Permitted Lien” means with respect to the receivables:

•	liens in favor of the transferor created pursuant to the purchase agreement relating to Metris Companies Inc.’s transfer of the receivables and assigned to the trustee pursuant to the pooling and servicing agreement;

•	liens in favor of the trustee pursuant to the pooling and servicing agreement; and

•	liens which secure the payment of taxes, assessments and governmental charges or levies, if those taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles have been established.
      “Plans” means certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans regulated under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended.
      “Principal Amortization Period” means, with respect to any series or class, an Amortization Period in which principal is paid in varying amounts at scheduled intervals.
      “Principal Shortfall” means, with respect to any Business Day and any outstanding series, the amount which the related prospectus supplement specifies as the principal shortfall for that Business Day.
      “Qualified Institution” means a depository institution, which may include the trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a short-term deposit rating of “P-1” by Moody’s Investors Service, Inc. and of “A-1+” by Standard & Poor’s Ratings Services or long-term unsecured debt obligation (other than any obligation the rating of which is based on collateral or on the credit of a person other than the institution or trust company) rating of at least “Aaa” by Moody’s and of “AAA” by Standard & Poor’s and deposit insurance provided by the Federal Deposit Insurance Corporation, or a depository institution, which may include the trustee, which is acceptable to the Rating Agencies. However, no rating will be required of an institution which has corporate trust powers and which maintains the collection account, any principal account, any interest funding account or any other account maintained for the benefit of securityholders as a fully segregated trust account with the trust department of any institution which is rated at least “Baa3” by Moody’s.
      “Rating Agency” means, with respect to each series of securities, each nationally recognized statistical rating organization selected by the transferor to rate that series, as described in the related prospectus supplement.
      “Record Date” means, for any Distribution Date, unless otherwise specified in the related prospectus supplement, the Business Day preceding that Distribution Date, except that, with respect to definitive, fully registered securities, the Record Date means the fifth day of the current Monthly Period.
      “Recoveries” mean any amounts received by the servicer with respect to receivables in accounts in the trust portfolio that previously became Defaulted Accounts.
      “Related Person” means an entity that is an affiliate of Metris Companies Inc., any holder of a security, any provider of credit enhancement, or any person whose status would violate the conditions for a trustee contained in Section (4)(i) of Rule 3a-7 under the Investment Company Act of 1940, as amended.

      “Restart Date” means the date identified by the transferor when the automatic inclusion of accounts to the trust portfolio will be resumed.
      “Retained Interest” means, on any date of determination, the sum of the transferor’s interest in the trust and the interest in the trust represented by any class of securities retained by the transferor.
      “Retained Percentage” means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Retained Interest and the denominator of which is the aggregate amount of principal receivables at the end of the day immediately prior to that date of determination plus amounts on deposit in the excess funding account (but not including investment earnings on those amounts).
      “Revolving Period” means, with respect to any series or class, the period of time beginning with the date of issuance of a series and ending with the commencement of an Accumulation Period or other Amortization Period.
      “Series Default Amount” means an amount equal to:

•	on any Business Day other than a Default Recognition Date, an amount equal to the product of (a) the Investor Percentage applicable to Defaulted Receivables on that Business Day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date; and

•	on any Default Recognition Date, an amount equal to the product of (a) the Default Recognition Allocation Percentage applicable on that Default Recognition Date and (b) the aggregate principal amount of Defaulted Receivables with respect to that Default Recognition Date.
      “Servicer Default” means any of the following events:

(a) failure by the servicer to make any payment, transfer, or deposit, or to give instructions to the trustee to make certain payments, transfers, or deposits within five Business Days after the date the servicer is required to do so under the pooling and servicing agreement or any supplement; provided, however, that any failure caused by a non-willful act of the servicer will not constitute a Servicer Default if the servicer promptly remedies that failure within five Business Days after receiving notice of that failure or otherwise becoming aware of that failure;

(b) failure on the part of the servicer duly to observe or perform in any respect any other covenants or agreements of the servicer which has a material adverse effect on the securityholders of any series then outstanding and which continues unremedied for a period of 60 days after written notice of any failure, requiring the same to be remedied, will have been given to the servicer or the transferor by the trustee, or to the servicer, the transferor and the trustee by holders of securities evidencing undivided interests aggregating not less than 50% of the Invested Amount of any series materially adversely affected by the failure and continues to have a material adverse effect on the securityholders of any series then outstanding for that 60-day period, or the delegation by the servicer of its duties under the pooling and servicing agreement, except as specifically permitted;

(c) any representation, warranty or certification made by the servicer in the pooling and servicing agreement, or in any certificate delivered pursuant to the pooling and servicing agreement, proves to have been incorrect when made which has a material adverse effect on the securityholders of any series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of any failure, requiring the same to be remedied, has been given to the servicer by the trustee or the transferor, or to the servicer, the transferor and the trustee by the holders of securities evidencing undivided interests aggregating not less than 50% of the Invested Amount of any series materially adversely affected by the failure and continues to have a material adverse effect on any securityholders for that 60-day period; or

(d) the occurrence of certain events of bankruptcy, insolvency or receivership of the servicer.
      Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of five Business Days, or referred to under clause (b) or (c) above for a period of 60 days, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and any delay or failure was caused by an act of God, war, natural disasters or other similar occurrence.
      “Shared Principal Collections” mean principal collections otherwise allocable to the Invested Amount for any series which will, subject to certain limitations, be paid from the trust to the holder of the Exchangeable Transferor Security or, under certain circumstances and if so specified in the related prospectus supplement, will be paid to the holders of other series of securities issued by the trust, as described herein under “Description of the Securities—Shared Principal Collections” and in the related prospectus supplement.
      “Tax Opinion” means an opinion of counsel to the effect that:

(a) the securities of any series will be characterized as indebtedness or as partnership interests under existing law for federal and applicable state income tax purposes; and

(b) the issuance of any series will not adversely affect the federal or applicable state income tax characterization of any outstanding series or result in the trust being subject to tax at the entity level for federal or applicable state tax purposes.
      “Transfer Date” means the Business Day immediately prior to each Distribution Date or other Business Day specified in the related prospectus supplement.
      “Trigger Event” means a failure of the Retained Percentage to exceed 2%.
      “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

Annex I
Global Clearance, Settlement and Tax Documentation Procedures
       Except in certain limited circumstances, the globally offered securities (the “global securities”), will be available only in book-entry form. Investors in the global securities may hold such global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
      Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).
      Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.
      Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and DTC participants.
      Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
      All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective Depositaries, which in turn will hold positions in accounts as DTC participants.
      Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.
Secondary Market Trading
      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to conventional credit card security issues in same-day funds.
      Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
      Trading between DTC seller and Clearstream Customer or Euroclear Participant. When global securities are to be transferred from the account of a DTC participant to the accounts of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon

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payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.
      Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.
      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.
      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective Depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.
      Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct their respective Depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.
      Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades

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would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.
Certain U.S. Federal Income Tax Documentation Requirements
      A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (a) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (b) the beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate. See “Material U.S. Federal Income Tax Consequences” in the prospectus for additional information.

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PROSPECTUS SUPPLEMENT
METRIS MASTER TRUST
Issuer
Series 2005-2
$297,000,000
Class A Floating Rate
Asset Backed Securities
$54,500,000
Class M Floating Rate
Asset Backed Securities
$69,700,000
Class B Floating Rate
Asset Backed Securities
METRIS RECEIVABLES, INC.
Transferor
DIRECT MERCHANTS
CREDIT CARD BANK, NATIONAL ASSOCIATION
Servicer
UNDERWRITERS OF THE CLASS A, CLASS M AND CLASS B SECURITIES
Joint Bookrunners
Banc of America Securities LLC
Barclays Capital
Deutsche Bank Securities
Co-Manager
HSBC
      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.
      We are not offering these securities in any state where the offer is not permitted.
      We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.
      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these securities and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling these securities will deliver a prospectus supplement and prospectus.